As filed with the Securities and Exchange Commission on September 29, 1998


                                    Registration Nos. 333-40055 and 333-40055-1
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                   FORM S-3
                          JOINT REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933




   MEDITRUST CORPORATION                        MEDITRUST OPERATING COMPANY
(Exact name of registrant as                    (Exact name of registrant as
specified in its charter)                        specified in its charter)


          Delaware                                         Delaware
(State or other jurisdiction of                 (State or other jurisdiction
incorporation or organization)                of incorporation or organization)


           95-3520818                                      95-3419438
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)


   197 First Avenue, Suite 300                   197 First Avenue, Suite 100
Needham Heights, Massachusetts 02194        Needham Heights, Massachusetts 02194
        (781) 433-6000                                  (781) 453-8062
(Address, including zip code, and            (Address, including zip code, and
 telephone number, including area             telephone number, including area
 code, of registrant's principal              code, of registrant's principal
     executive offices)                              executive offices)

---------------------------------           ---------------------------------

       DAVID F. BENSON                               WILLIAM C. BAKER
         President                                   Interim President
   MEDITRUST CORPORATION                        MEDITRUST OPERATING COMPANY
   197 First Avenue, Suite 300                    197 First Avenue, Suite 100
Needham Heights, Massachusetts 02194       Needham Heights, Massachusetts 02194
         (781) 433-6000                               (781) 453-8062
(Name, address, including zip code,        (Name, address, including zip code,
and telephone number, including area       and telephone number, including area
   code, of agent for service)                    code, of agent for service)




                         Copies of communications to:
                             GILBERT G. MENNA, P.C.
                          GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                                Boston, MA 02109
                                (617) 570-1000


Approximate date of commencement of proposed sale to public: From time to time after the Joint Registration Statement becomes effective.

                               ---------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
================================================================================

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED SEPTEMBER 29, 1998



[RED_HERRING]
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. [/RED_HERRING]

PROSPECTUS


               Common Stock, Preferred Stock, Depositary Shares,
        Series Common Stock, Debt Securities and/or Securities Warrants


                                ---------------

     The Meditrust Companies are comprised of two companies, Meditrust Corporation (the "REIT" or the "Corporation") and Meditrust Operating Company (the "Operating Company"), each incorporated under the laws of Delaware (collectively, the "Companies" and, individually, a "Company"). The REIT is a real estate investment trust under the Internal Revenue Code of 1986, as amended. The shares of common stock of the Companies, comprised of common stock of the REIT ("REIT Common Stock") and common stock of the Operating Company ("Operating Common Stock" and, together with the REIT Common Stock, the "Common Stock"), are paired and traded as units consisting of one share of each Company, and are herein sometimes referred to as "Paired Common Stock." Shares of preferred stock of the Companies, comprised of preferred stock of the REIT ("REIT Preferred Stock") and preferred stock of the Operating Company ("Operating Preferred Stock" and, together with the REIT Preferred Stock, the "Preferred Stock"), may or may not be paired, but if paired will trade as units consisting of one share of each Company. Shares of REIT Preferred Stock may or may not be represented by depositary shares ("REIT Depositary Shares") and shares of Operating Preferred Stock may or may not be represented by depositary shares ("Operating Depositary Shares" and, together with the REIT Depositary Shares, the "Depositary Shares"), and REIT Depositary Shares and Operating Depositary Shares may or may not be paired, but if paired will trade as units consisting of one Depositary Share of each Company. Shares of series common stock, comprised of series common stock of the REIT ("REIT Series Common Stock") and series common stock of the Operating Company ("Operating Series Common Stock" and, together with the REIT Series Common Stock, the "Series Common Stock"), may or may not be paired, but if paired will trade as units consisting of one share of each Company. The Companies may offer, from time to time, shares of Paired Common Stock, shares of Preferred Stock (which may or may not be paired) in one or more series, Depositary Shares (which may or may not be paired) representing fractional interests in shares of Preferred Stock (which may or may not be paired), shares of Series Common Stock (which may or may not be paired) in one or more series, debt securities ("Debt Securities") which will not be paired in one or more series, warrants to purchase shares of Paired Common Stock (the "Share Warrants") and warrants to purchase Debt Securities (the "Debt Securities Warrants" and, together with the Share Warrants, the "Securities Warrants"). The Common Stock, Preferred Stock, Depositary Shares, Series Common Stock, Debt Securities and Securities Warrants are collectively referred to herein as the "Securities." The Securities, which include the shares of Paired Common Stock referred to in the following paragraph, will have an aggregate offering price of up to $2,000,000,000 and will be offered in amounts, at prices and on terms to be determined at the time of offering.

     This Prospectus also relates to the offer and sale from time to time of Paired Common Stock by the Companies as more fully described in "The Meditrust Companies--Recent Developments--The Merrill Lynch Transaction" and "Plan of Distribution--The Merrill Lynch Transaction."

     Each of the Companies may offer its Securities separately from the other Company, or the Companies may offer their respective Securities together. When issued, the particular Securities (or, in the case of Depositary Shares, the Preferred Stock represented by such Depositary Shares) will be an equity interest in, or an obligation of, as the case may be, only the respective issuing Company, and will not represent an equity interest in or an obligation of the other Company, even though the Securities of one Company may be paired with Securities of the other Company.

     In the case of shares of Paired Common Stock ("Shares"), the specific number of Shares and public offering price per Share will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"). In the case of Preferred Stock, the public offering price, dividend rights, dividend rates, any conversion rights, any voting rights, any rights and terms of redemption (including any sinking fund provisions), liquidation preferences and any other specific terms of any series and the designation thereof will be set forth in an accompanying Prospectus Supplement. In the case of Depositary Shares, the public offering price and the fraction of a share of Preferred Stock represented by such Depositary Share will be set forth in an accompanying Prospectus Supplement. In the case of Series Common Stock, the public offering price, dividend rights, dividend rates, any conversion rights, any voting rights, any rights and terms of redemption (including any sinking fund provisions), any liquidation preferences and any other specific terms of any series and the designation thereof will be set forth in an accompanying
                                                       (continued on next page)

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

    This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                                 ---------------


               The date of this Prospectus is September 29, 1998.

(continued from previous page)

Prospectus Supplement. In the case of Debt Securities, the specific title, the aggregate principal amount, the public offering price, the maturity, the rate and time of payment of any interest, any redemption or sinking fund provisions, any conversion provisions, any provisions for the subordination of such Debt Securities to other indebtedness, and any other specific terms, of such Debt Securities will be set forth in an accompanying Prospectus Supplement. In the case of Securities Warrants, the duration, public offering price, exercise price and detachability, if applicable, will be set forth in an accompanying Prospectus Supplement. The Prospectus Supplement will also disclose whether the Securities will be listed on a national securities exchange.

     The Securities may be sold: (i) directly by the Companies; (ii) through underwriting syndicates represented by one or more managing underwriters, or by one or more underwriters without a syndicate; and (iii) through agents designated from time to time. The names of any underwriters or agents of the Companies involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable commissions or discounts will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." The net proceeds to the Companies from such sale also will be set forth in the Prospectus Supplement.


     The Shares are traded on the NYSE under the symbol "MT". On September 28, 1998, the last reported sale price of the Shares on the NYSE composite tape was $18.4375.

                             AVAILABLE INFORMATION

     The Companies are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission" or "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024 of the offices of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the principal offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The Companies file information electronically with the Commission, and the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants (including the Companies) that file electronically with the Commission. The address of the Commission's Web site is (http://www.sec.gov). Reports, proxy materials and other information concerning the Companies can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, Room 1102, New York, New York 10005.

     The Companies have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus and any accompanying Prospectus Supplement do not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, copies of which may be obtained upon payment of a fee prescribed by the Commission, or may be examined free of charge at the principal office of the Commission in Washington, D.C.

     Statements made in this Prospectus and any accompanying Prospectus Supplement as to the contents of any contract or other document referred to are not necessarily complete, and reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

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     Certain persons, including any underwriters, participating in the offering made by any Prospectus Supplement may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. Such transactions may include stabilizing, the purchase of Securities to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, see the applicable Prospectus Supplement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are incorporated herein by reference:


The REIT and the Operating Company


   1. Annual Report on Form 10-K, as amended by Annual Report on Form 10-K/A, each for the fiscal year ended December 31, 1997;
   2. Joint Quarterly Report on Form 10-Q for the quarter ended March 31,
      1998;
   3. Joint Current Report on Form 8-K, event date January 3, 1998;
   4. Joint Current Report on Form 8-K, event date January 3, 1998, as amended by the Joint Current Report on Form 8-K/A filed May 21, 1998;
   5. Joint Current Report on Form 8-K, event date January 4, 1998;
   6. Joint Current Report on Form 8-K, event date January 11, 1998;
   7. Joint Current Report on Form 8-K, event date January 11, 1998;
   8. Joint Current Report on Form 8-K, event date February 24, 1998;
   9. Joint Current Report on Form 8-K, event date February 26, 1998, as amended by the Joint Current Report on Form 8-K/A filed April 29, 1998;
  10. Joint Current Report on Form 8-K, event date March 16, 1998;
  11. Joint Current Report on Form 8-K, event date March 31, 1998;
  12. Joint Current Report on Form 8-K, event date May 13, 1998;
  13. Joint Current Report on Form 8-K, event date May 20, 1998;
  14. Joint Current Report on Form 8-K, event date May 29, 1998;
  15. Joint Current Report on Form 8-K, event date June 10, 1998;
  16. Registration Statement on Form 8-A of the REIT filed June 10, 1998;
  17. Joint Current Report on Form 8-K, event date July 17, 1998, as amended by the Joint Current Report on Form 8/K-A filed September 29, 1998;
  18. Joint Current Report on Form 8-K, event date August 3, 1998; and
  19. Joint Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.




     All other documents filed by the Companies with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein, in any Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in a subsequently filed document which also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Companies will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated by reference into this Prospectus other than exhibits to such documents which are not specifically incorporated by reference in such documents. Requests for such copies should be directed, with respect to the REIT, to Michael S. Benjamin, Esq., Senior Vice President, Secretary and General Counsel, Meditrust Corporation, 197 First Avenue, Suite 300, Needham Heights, Massachusetts 02194, telephone (781) 433-6000; and with respect to the Operating Company, to Secretary, Meditrust Operating Company, 197 First Avenue, Suite 100, Needham Heights, Massachusetts 02194, telephone
(781) 453-8062.

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     No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither this Prospectus nor any Prospectus Supplement constitutes an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus or an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction where or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Companies since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to its date.

                                 RISK FACTORS
     In addition to the other information contained or incorporated by reference in this Prospectus, prospective investors should carefully consider the following risk factors.


Tax Risks Related to Real Estate Investment Trusts

     Dependence on Qualification as a REIT; General. The Corporation operates and intends to operate in the future so as to qualify as a real estate investment trust (a "REIT") for federal income tax purposes. However, there is no assurance that the Corporation has satisfied the requirements for REIT qualification in the past or will qualify as a REIT in the future. Qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the "Code"), for which there are only limited judicial or administrative interpretations. The complexity of these provisions is greater in the case of a paired share REIT such as the Corporation. Qualification as a REIT also involves the determination of various factual matters and circumstances not entirely within the Corporation's control. In addition, the Corporation's ability to qualify as a REIT is dependent upon its continued exemption from the anti-pairing rules of Section 269B(a)(3) of the Code, which would ordinarily prevent the Corporation from qualifying as a REIT. Subject to the discussion below of recent legislation, the "grandfathering" rules governing Section 269B generally provide, however, that Section 269B(a)(3) does not apply to a paired share REIT if the REIT and its paired operating company were paired on June 30, 1983. On June 30, 1983, the Corporation (which was then known as Santa Anita Realty Enterprises, Inc. ("Realty")) was paired with the Operating Company (which was then known as Santa Anita Operating Company ("SAOC," and together with Realty, "Santa Anita")). There are, however, no judicial or administrative authorities interpreting this "grandfathering" rule. Moreover, if for any reason the Corporation failed to qualify as a REIT in 1983, the benefit of the "grandfathering" rule would not be available to the Corporation, in which case the Corporation would not qualify as a REIT for any taxable year from and after 1983. Failure of the Corporation to qualify as a REIT would have a material adverse effect on the Companies and their ability to make distributions to their shareholders and to pay amounts due on their indebtedness. See "Federal Income Considerations--REIT Qualification of the Corporation."



     Legislation, as well as regulations, administrative interpretations or court decisions, also could change the tax law with respect to the Corporation's qualification as a REIT and the federal income tax consequence of such qualification. See "--Recent Legislation May Curb Use of Paired Share Structure" below. Such legislation, regulations or administrative interpretations or court decisions could have a material adverse effect on the Companies and their ability to make distributions to shareholders and to pay amounts due on their indebtedness and could prevent the Companies from growing as originally intended at the time of the Santa Anita Mergers (as defined below).


     On November 5, 1997, Meditrust, a Massachusetts business trust and the predecessor to the Corporation (hereinafter called the "Corporation's Predecessor"), merged (the "Realty Merger") with Realty, with Realty as the surviving corporation, whereupon Realty changed its name to Meditrust Corporation. At the same time, Meditrust Acquisition Company ("MAC"), a newly organized Massachusetts business trust and subsidiary of the Corporation's Predecessor, merged (the "SAOC Merger" and, together with the Realty Merger, the "Santa Anita Mergers") with SAOC, with SAOC as the surviving corporation, whereupon SAOC changed its name to Meditrust Operating Company. Qualification of the Corporation as a REIT in the future also generally depends on the REIT qualification of the Corporation for prior periods and the REIT qualification of the Corporation's Predecessor for periods prior to November 5, 1997. Accordingly, failure of the Corporation's Predecessor to qualify as a REIT for periods prior to November 5, 1997 could have a material adverse effect on the Companies and their ability to make distributions to shareholders and pay amounts due on their indebtedness. See "Federal Income Tax Considerations--REIT Qualification of the Corporation."

     Nutter, McClennen & Fish LLP, special tax counsel to the Corporation, has rendered an opinion (the "REIT Opinion") that (i) the Corporation's Predecessor was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code since its taxable year ended December 31, 1989 through its final taxable year, and (ii) the Corporation has been organized and operated in conformity with the requirements for qualification as a REIT under the Code since its taxable year ended December 31, 1992 through its taxable year ended December 31, 1997 and the Corporation's form of organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Counsel is unable, however, to render an opinion regarding the Corporation's qualification as a REIT in its taxable years ended December 31, 1989, 1990 and 1991 because it did not conduct the due diligence necessary to render an opinion for such years. If it is subsequently determined that the Corporation did not qualify as a REIT in those years, the Corporation potentially could incur corporate tax with respect to a year that is still open to adjustment by the Internal Revenue Service. However, the Corporation believes that any such tax would not be material to its shareholders, although there can be no assurance in this regard. See "Federal Income Tax Considerations--REIT Qualification of the Corporation."


     The REIT Opinion is based upon factual representations from the Corporation regarding the Corporation's Predecessor and the Corporation's compliance with requirements for REIT qualification, and is not binding on the Internal Revenue Service. In addition, as described under "The Meditrust Companies--Recent Developments," the Corporation, on July 17, 1998, acquired La Quinta (as defined below) and, on May 29, 1998, acquired Cobblestone (as defined below) and, in rendering the REIT Opinion, Nutter, McClennen & Fish, LLP relied upon representations of the Corporation that it will distribute, with respect to the taxable year in which each merger closes, all earnings and profits (if any) inherited from Cobblestone and La Quinta. If the Internal Revenue Service were to determine that La Quinta's actual earnings and profits (if any) for federal income tax purposes exceeded the amount distributed, or that Cobblestone in fact had current or accumulated earnings and profits for federal income tax purposes, the Corporation would be disqualified as a REIT. Moreover, the Corporation's qualification and taxation as a REIT following the Cobblestone and La Quinta mergers will depend on the Corporation's continuing ability to meet, through actual operating results, the income and asset requirements, distribution levels, diversity of stock ownership and other requirements for qualification as a REIT under the Code; and counsel has not reviewed and will not review the Corporation's compliance with these tests on a continuing basis. See "--Requirement to Distribute Accumulated Earnings and Profits" and "Federal Income Tax Considerations--REIT Qualification of the Corporation--General" below.


     If the Corporation were to fail to qualify as a REIT, it would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions and subject to the discussion above regarding the impact if the Corporation failed to qualify as a REIT in 1983, the Corporation also would be disqualified from re-electing REIT status for the four taxable years following the year during which qualification is lost. Failure to qualify as a REIT would result in additional tax liability to the Corporation for the year or years involved. In addition, the Corporation would no longer be required by the Code to make distributions to its shareholders. To the extent that distributions to shareholders had been made in anticipation of the Corporation's qualifying as a REIT, the Corporation might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax. See "Federal Income Tax Considerations--REIT Qualification of the Corporation."

     The failure to qualify as a REIT would also constitute a default under certain debt obligations of the Corporation, which would generally allow the holders thereof to demand the immediate repayment of such indebtedness, which could have a material adverse effect on the Companies and their ability to make distributions to shareholders and to pay amounts due on their indebtedness.


     Recent Legislation May Curb Use of Paired Share Structure. On July 22, 1998, the President signed into law the Internal Revenue Service Restructuring and Reform Act of 1998 (the "Reform Act"). Included in the Reform Act is a freeze on the grandfathered status of paired share REITs such as the Companies. Under this legislation, the anti-pairing rules provided in the Code apply to real property interests acquired after March 26, 1998 by the Companies, or by a subsidiary or partnership in which a ten percent or greater interest is owned by the Companies, unless (1) the real property interests are acquired pursuant to a written agreement that was binding on March 26, 1998 and at all times thereafter or (2) the acquisition of such real property interests was described in a public announcement or in a filing with the SEC on or before March 26, 1998.

     Under the Reform Act, the properties acquired in connection with the July 17, 1998 merger (the "La Quinta Merger") of the Corporation and La Quinta Inns, Inc. ("La Quinta") and in connection with the May 29, 1998 merger (the "Cobblestone Merger") of the Corporation and Cobblestone Holdings, Inc. ("Cobblestone") (see "The Meditrust Companies--Recent Developments") generally are not subject to these anti-pairing rules. However, any property acquired by the Companies, La Quinta or Cobblestone after March 26, 1998, other than property acquired pursuant to a written agreement that was binding on March 26, 1998 or described in a public announcement or in a filing with the SEC on or before March 26, 1998, is subject to the anti-pairing rules. Moreover, under the Reform Act any otherwise grandfathered property will become subject to the anti-pairing rules if a lease or renewal with respect to such property is determined to exceed an arm's length rate. In addition, the Reform Act also provides that a property held by the Companies that is not subject to the anti-pairing rules will become subject to such rules in the event of an improvement placed in service after December 31, 1999 that changes the use of the property and the cost of which is greater than 200 percent of (A) the undepreciated cost of the property (prior to the improvement) or (B) in the case of property acquired where there is a substituted basis (e.g., the properties acquired from La Quinta and Cobblestone), the fair market value of the property on the date it was acquired by the Companies. There is an exception for improvements placed in service before January 1, 2004 pursuant to a binding contract in effect on December 31, 1999 and at all times thereafter. This restriction on property improvements applies to the properties acquired from La Quinta and Cobblestone, as well as all other properties owned by the Companies, and limits the ability of the Companies to improve or change the use of those properties after December 31, 1999.

     The restrictions on the activities of a grandfathered REIT provided in the Reform Act may in the future make it impractical or undesirable for the Companies to continue to maintain their paired share structure. Restructuring the operations of the Corporation and the Operating Company to comply with the rules provided by the Reform Act could cause the Companies to incur substantial tax liabilities, to recognize an impairment loss on their goodwill assets, or otherwise materially adversely affect the Companies and their ability to make distributions to shareholders and to pay amounts due on their indebtedness.

     In addition, the Company has in the past sought and may in the future seek to pursue acquisitions. The Companies believe that the tax treatment of their paired share structure prior to the Reform Act provided them with certain advantages in making acquisitions. The Reform Act therefore makes it more difficult for the Companies to make acquisitions in the future.


     Adverse Effects of REIT Minimum Distribution Requirements. In order to qualify as a REIT the Corporation is generally required each year to distribute to its shareholders at least 95% of its taxable income (excluding any net capital gain). In addition, if the Corporation were to dispose of assets acquired in certain acquisitions during the ten-year period following the acquisition, the Corporation would be required to distribute at least 95% of the amount of any "built-in gain" attributable to such assets that the Corporation recognizes in the disposition, less the amount of any tax paid with respect to such recognized built-in gain. See "Federal Income Tax Considerations--REIT Qualification of the Corporation--Built-In Gain Tax." The Corporation generally is subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed income from prior years.

     The Corporation intends to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. Differences in timing between the recognition of taxable income and the receipt of cash available for distribution and the seasonality of the businesses it owns or may acquire could require the Corporation to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax.

     Distributions to shareholders by the Companies are determined by their respective Boards of Directors and depend on a number of factors, including, the amount of cash available for distribution, financial condition, results of operations, any decision by either Board of Directors to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT provisions of the Code (in the case of the Corporation) and such other factors as either Board of Directors deems relevant. For federal income tax purposes, distributions paid to shareholders may consist of ordinary income, capital gains (in the case of the Corporation), return of capital, or a combination thereof. The Companies will provide shareholders with annual statements as to the taxability of distributions.


     Requirement to Distribute Accumulated Earnings and Profits. To maintain its qualification as a REIT, the Corporation is required to distribute any current and accumulated earnings and profits inherited from La Quinta in the merger (as determined for federal income tax purposes). On July 17, 1998, the Corporation declared a special dividend distribution of La Quinta's accumulated but undistributed earnings and profits. The Corporation's shareholders of record on August 28, 1998 will be eligible to receive the special dividend distribution of $.88361 per share of REIT Common Stock, which will be paid on September 11, 1998.

     As a condition to the obligation of the Companies to consummate the La Quinta Merger, La Quinta and the Corporation obtained a report prepared by KPMG Peat Marwick LLP of any accumulated and current earnings and profits of La Quinta (as determined for federal income tax purposes) as of the most recent date through which earnings and profits are ascertainable, as well as a reasonable estimate of any earnings and profits from such most recent date through the closing date of the merger.

     As a condition to the obligation of the Companies to consummate the merger with Cobblestone, Cobblestone obtained a report of the independent accountants of Cobblestone to the effect that Cobblestone had no current or accumulated earnings and profits (as determined for federal income tax purposes) as of September 30, 1997, and a certification from Cobblestone's Chief Financial Officer to the effect that, as of the closing date of the merger, Cobblestone had no such current or accumulated earnings and profits.

     If the Internal Revenue Service ("IRS") were to determine that La Quinta's actual current or accumulated earnings and profits exceeded the amount distributed or deemed distributed by the Corporation following the proposed merger (due to miscalculation, insufficient funds or any other reason), or that Cobblestone in fact had current or accumulated earnings and profits, the Corporation would be disqualified as a REIT. Certain technical provisions of the Taxpayer Relief Act of 1997 facilitate the distribution of inherited earnings and profits, but do not change the basic requirement that inherited earnings and profits must be distributed.


Risks Associated with Rapid Growth of the Companies; Execution of Growth
Strategy

     The Companies currently are experiencing a period of rapid growth through acquisitions. The Companies have recently consummated the Santa Anita Mergers, the Cobblestone Merger and the La Quinta Merger, have recently acquired (the "IRI Acquisition") five golf courses (the "IRI Golf Courses") from IRI Golf Group ("IRI"), and ten additional golf courses. See "The Meditrust Companies--Recent Developments." Failure to efficiently manage acquired assets, or the failure of the Companies to successfully integrate Santa Anita's, La Quinta's, IRI's, or Cobblestone's operations with existing operations and the operations of other acquired businesses, could have a material adverse effect on the Companies and their ability to make distributions to shareholders and to pay amounts due on their indebtedness. The success of any completed acquisition will depend in large measure on the Companies' ability to integrate the acquired properties within the Companies' existing portfolio, to integrate the accounting systems, management information systems, personnel and other operations acquired with those of the Companies, and to improve the operating results of the acquired properties and businesses. The process of integrating acquired properties, operations and personnel and in particular, geographically diverse properties and properties which, like the Santa Anita, La Quinta, IRI and Cobblestone and other golf properties, are outside of the Companies' traditional expertise in health care related properties, with the Companies' existing properties may involve unforeseen difficulties and may require a disproportionate amount of the Companies' financial and other resources, including management time, which could adversely impact the Companies.

     As noted above, there can be no assurance that proposed or pending acquisitions will be consummated or that acquired properties or businesses will perform in accordance with expectations. In that regard, see "--Cautionary Statements Concerning Forward-Looking Statements" below. In addition, the Cobblestone and La Quinta acquisitions were financed to a significant extent through the issuance of Shares, and the Companies may finance acquisitions by, among other things, issuing debt and equity securities, including Shares. The issuance of Shares to finance acquisitions could have a dilutive effect on funds from operations per Share. Accordingly, there can be no assurance that acquisitions, including the Cobblestone and La Quinta acquisitions, will not be dilutive to funds from operations per Share or other operating results, that acquired businesses (including La Quinta and Cobblestone) will be able to maintain or improve historical results of operations or contribute to future growth, or the effect of the Cobblestone or La Quinta acquisitions on the Companies.


     The Companies' growth strategy depends, in large part, on their ability to identify, finance, acquire and successfully operate additional real estate interests. No assurance can be given that the Companies will find suitable acquisitions, that the Companies will be able to consummate or obtain financing for these acquisitions in a timely manner or at all, that potential acquisitions will not be acquired by the Companies' competitors or that acquired properties will perform in accordance with expectations. In that regard, enactment of the Tax Proposals could make it more difficult for the Companies to consummate acquisitions in the future. See "--Tax Risks Related to Real Estate Investment Trusts" above.


     La Quinta and the Companies were named in two substantially similar lawsuits filed after the announcement of the execution of the merger agreement with La Quinta. See "The Meditrust Companies--Recent Developments." These lawsuits (which have been consolidated) seek compensatory and injunctive relief on the alleged grounds that the La Quinta directors violated their fiduciary duty, duty of care and duty of loyalty to La Quinta shareholders by entering into the merger agreement with the Corporation without having first invited other bidders. Although the Companies believe the claims are entirely without merit, there can be no assurance that the plaintiffs in these actions will not be successful or that these actions will not have an adverse effect on the Companies. Among other things, if the plaintiffs were to prevail in these actions, they might obtain monetary damages against the Companies. La Quinta and the Companies entered into an agreement in principle with the plaintiffs to settle these lawsuits. The terms of the settlement permitted the La Quinta Merger to proceed substantially as planned; however, there can be no assurance that the proposed settlement will be successfully completed.



The Companies Are Heavily Dependent on Health Care Related Properties and Will Need to Rely on New Members of Management as They Diversify Their Operations

     As of May 22, 1998, approximately 93% of the Companies' real property portfolio was comprised of health care related real property. Recently, through acquisitions such as La Quinta, Cobblestone and the IRI Golf Courses, the Companies have begun to diversify their operations as well as their real property portfolio. The Companies are currently in the business of operating a race track acquired in November 1997 in the Santa Anita Merger, the Corporation purchased the IRI Golf Courses in February 1998, further expanded their golf businesses through the acquisition of Cobblestone on May 29, 1998 and the recent acquisitions of ten additional golf courses and, on July 17, 1998, through the acquisition of La Quinta, entered the hotel business. To the extent that the Companies are successful in diversifying into new areas through acquisitions, it is likely that the Companies will rely heavily upon the expertise of the existing management of the acquired businesses or will need to hire outside management to operate these diversified operations. No assurance can be given that the Companies will be able to hire or retain experienced management to operate the businesses they acquire or propose to acquire, which could have a material adverse effect on the Companies and their ability to make distributions to shareholders and to pay amounts due on their indebtedness.



Health Care Industry Risks
     Operating Risks. One of the Corporation's primary businesses is that of buying, selling, financing and leasing health care related properties. The risks of this business include, among other things: competition for tenants; competition from other health care financing providers, a number of which may have greater marketing, financial and other resources and experience than the Corporation; changes in government regulation of health care; changes in the availability and cost of insurance coverage; increases in operating costs due to inflation and other factors; changes in interest rates; the availability of financing; and adverse effects of general and local economic conditions.

     Concentration of Credit Risks. As of December 31, 1997, long-term care facilities comprised 51% of the Corporation's real estate investments and the Corporation's investments in facilities of its three largest health care operators totaled approximately 39% of the Corporation's total real estate investments. Such a concentration in specific types of facilities, as well as in these operators, could have a material adverse effect on the Companies.

     Government Regulation May Increase. The health care industry is subject to changing political, economic, regulatory and demographic influences that may affect the operations of health care facilities and providers. During the past several years, the health care industry has been subject to an increase in government regulation of, among other things, reimbursement rates and certain capital expenditures. Some elected officials have announced that they intend to examine certain aspects of the United States health care system including proposals which may further increase governmental involvement in health care. For example, the President and Congress have in the past, and may in the future, propose health care reforms which could impose additional regulations on the Corporation and its operators (including the Operating Company) or limit the amounts that operators may charge for services. The Corporation and the operators of its health care facilities are and will continue to be subject to varying degrees of regulation and licensing by health or social service agencies and other regulatory authorities in the various states and localities in which they operate or in which they will operate.

     Reliance on Third-Party Payors; Availability of Reimbursement. The cost of many of the services offered by the current operators of the Corporation's health care facilities are reimbursed or paid for by third-party payors such as Medicare and Medicaid programs for elderly, low income and disabled patients and state Medicaid programs for managed care organizations. No assurance can be given that third-party reimbursement for the Corporation's operators will continue to be available or when reimbursement will be offered or that reimbursement rates will not be reduced. The increase in the number of providers contracting to provide per person fixed cost health care to a patient population has increased pressure on third party payors to lower costs.

     The foregoing factors could adversely affect the ability of the operators of the Corporation's health care facilities to generate revenues and make payments to the Corporation. This, in turn, could materially adversely affect the Companies and their ability to make distributions to shareholders and to pay amounts due on their indebtedness.


Lodging Industry Risks

     The Companies, through their acquisition of La Quinta, have made a significant investment in hotels and related lodging facilities. La Quinta is operated by a subsidiary of the Operating Company and its real estate assets are owned by the Corporation or a subsidiary of the Corporation.


     Competition. The results of operations of La Quinta hotels are subject to general economic conditions, competition, the desirability of particular locations, the relationship between supply of and demand for hotel rooms and other factors. La Quinta hotels generally operate in markets that contain numerous competitors, including wide range of lodging facilities offering full-service, limited-service and all-suite lodging options to the public. The continued success of La Quinta's hotels will be dependent, in large part, upon their ability to compete in such areas as reasonableness of room rates, quality of accommodations, name recognition, service level and convenience of locations. Additionally, an increasing supply of hotel rooms in La Quinta's market segment and recent consolidations in the lodging industry generally resulting in the creation of several large, multi-branded hotel chains with diversified operations may adversely impact La Quinta's financial condition, results of operations and business. No assurance can be given that demographic, geographic or other changes in markets will not adversely affect the convenience or desirability of the locations of La Quinta's hotels. Furthermore, no assurance can be given that, in the markets in which La Quinta's hotels operate, competing hotels will not provide greater competition for guests than currently exists, and that new hotels will not enter such markets.

     Geographic Concentration. La Quinta's hotels are concentrated in the western and southern regions of the United States. As a result, La Quinta is sensitive to economic and competitive conditions in those regions.


     Extensive Employment and Other Governmental Regulations. The hotel business is subject to extensive federal, state and local regulatory requirements, including building and zoning requirements, all of which can prevent, delay, make uneconomical or significantly increase the cost of developing additional lodging facilities. In addition, La Quinta's hotels and the Operating Company are subject to laws governing their relationship with employees, including minimum wage requirements, overtime, working conditions, work permit requirements and discrimination claims. An increase in the minimum wage rate, employee benefit costs or other costs associated with employees could adversely affect the Companies.


     Fluctuations in Operating Results. The lodging industry may be adversely affected by, among other things, changes in economic conditions, changes in local market conditions, oversupply of hotel space, a reduction in demand for hotel space in specific areas, changes in travel patterns, weather conditions, changes in governmental regulations that influence or determine wages, prices or construction costs, changes in interest rates, the availability of financing for operating or capital needs, and changes in real estate tax rates and other operating expenses. Room supply and demand historically have been sensitive to shifts in gross domestic product growth, which has resulted in cyclical changes in average daily room and occupancy rates. Due in part to the strong correlation between the lodging industry's performance and economic conditions, the lodging industry is subject to cyclical changes in revenues. In that regard, there can be no assurance that the recent strength in the lodging industry generally, or in the segment of the industry in which La Quinta operates, will not decline in the future. Furthermore, the lodging industry is seasonal in nature, with revenues typically higher in summer periods than in winter periods.


     Expansion Strategy May Not Be Successfully Continued. The Corporation intends to continue La Quinta's strategy of growth through both the construction of new lodging facilities and the opportunistic acquisition of existing lodging facilities. No assurance can be given that the Corporation will find suitable sites for construction or suitable properties for acquisition or that these sites and properties will not be acquired by competitors. The Corporation will incur certain costs in connection with the construction and acquisition of new properties and may be required to provide significant capital expenditures for conversions and upgrades when acquiring a property operating as other than a La Quinta(TM) brand property. No assurance can be given that any of the properties the Corporation may construct or acquire will be profitable following such construction or acquisition. The construction or acquisition of a property that is not profitable, or the acquisition or construction of a property that results in significant unanticipated conversion costs, or substantial construction cost overruns, could materially adversely affect the Companies and their ability to make distributions to shareholders and to pay amounts due on their indebtedness. The Corporation may in the future require additional financing in order to continue to make acquisitions and to fund construction costs of hotel properties. No assurance can be given that such additional financing will be available to the Corporation on acceptable terms or at all.


     Construction. If the Corporation continues La Quinta's strategy of growing through new construction, the Corporation may from time to time experience shortages of materials or qualified tradespeople or volatile increases in the cost of certain construction materials or labor, resulting in longer than normal construction and remodeling periods, loss of revenue and increased costs. The Corporation will rely heavily on local contractors, who may be inadequately capitalized or understaffed. The inability or failure of one or more local contractors to perform may result in construction or remodeling delays, increased cost and loss of revenue.


     The foregoing factors could adversely affect La Quinta's operations which, in turn, could materially adversely affect the Companies and their ability to make distributions to shareholders and to pay amounts due on their indebtedness.


Golf Course Industry Risks

     As a result of the acquisition of Cobblestone, IRI, and ten additional golf facilities, the Companies have made a significant investment in golf courses and related facilities.


     Real Estate Investment Considerations. Investments in golf courses and related properties are subject to risks typically associated with investments in real estate. Revenue from golf courses may be affected by many factors, including changes in government regulations, general or local economic conditions, the available local supply of golf courses, a decrease in the number of people playing golf or adverse weather conditions. One factor specifically affecting real estate investments in golf facilities is the availability of water. A severe water shortage could adversely affect the revenue received from these investments.


     Geographic Concentration. The golf courses which the Companies acquired in the Cobblestone Merger are generally located in sun-belt states. Nine golf facilities are located in Texas, eight in California, four in Arizona, three in Florida, two in Georgia and one in Virginia. The five golf courses acquired from IRI are all located in Texas. The Companies also recently acquired ten additional golf courses in Virginia, Georgia, Florida, and North Carolina. The geographic proximity of many of these golf courses may mean that adverse economic and/or weather conditions in the same geographic area could adversely affect the operating results of a large portion of the Companies' golf course facilities.


     Competition. The Corporation intends to continue to acquire golf courses. The Companies will compete with several national and regional golf course companies for the purchase, lease and management of golf courses. No assurance can be given that suitable golf course acquisition opportunities will be available or that, because of competition from other purchasers or other reasons, the Corporation will be able to consummate acquisitions on satisfactory terms or at all or to obtain necessary acquisition financing. In addition, the acquisition of golf courses may become more expensive in the future if demand for properties increases.

     Cobblestone competes for the purchase, lease and management of golf courses with several national and regional golf course companies. Several of Cobblestone's national competitors have larger staffs and more golf courses currently owned, leased or under management than does Cobblestone. In addition, several of Cobblestone's national competitors and certain of its smaller, regional competitors have significantly greater capital resources than does Cobblestone.

     Golf courses are also subject to competition for players and members from other golf courses located in the same geographic areas. The number and quality of golf courses in a particular area could have a material adverse effect on the revenue of a golf course. The availability of sufficient acreage often limits the number of competing courses, particularly in metropolitan areas. However, the parts of Arizona and Texas in which many of Cobblestone's existing properties, and all of the IRI Golf Courses, are clustered have significant open land available, and there has been continued construction of both public and private golf facilities in those areas. In addition, revenue will be affected by a number of factors including, the demand for golf and the availability of other forms of recreation.

     Consumer Spending and Trends. The amount spent by consumers on discretionary items, such as those currently offered by, and those expected to be offered by, Cobblestone and IRI, has historically been dependent upon levels of discretionary income which may be adversely affected by general economic conditions. A decrease in the number of golfers and in consumer spending on golf and golf associated activities could have a material adverse effect on the Companies' golf course division's financial condition and results of operations of the Companies' golf course business.


     The foregoing factors could adversely affect the operations of Cobblestone, the IRI Golf Courses and the ten recently acquired golf facilities which, in turn, could materially adversely affect the Companies and their ability to make distributions to shareholders and to pay amounts due on their indebtedness.



Horse Racing Industry Risks

     Regulation of Gaming Operations. The Operating Company's pari-mutuel wagering operations at Santa Anita Park (the "Race Track"), conducted by Los Angeles Turf Club, Incorporated ("LATC"), a subsidiary of The Santa Anita Companies, Inc. (itself a subsidiary of the Operating Company), depend upon the continued governmental acceptance of such operations as forms of legalized gaming. As a form of gaming, pari-mutuel wagering is subject to extensive licensing and regulatory control by the California Horse Racing Board (the "CHRB"). The CHRB has broad powers with respect to the licensing of gaming operations. It may revoke, suspend, condition or limit the gaming operations of the Operating Company. Any such change in regulations may have a material adverse effect on the Companies.

     Dependence on Relationship with Owners and Trainers Associations. LATC's horse racing operations require it to maintain good working relationships with the Thoroughbred Owners of California, or the "Owners Association", and the California Horsemen's Benevolent and Protective Association, or the "Trainers Association." If LATC cannot maintain working relationships with the Owners Association or the Trainers Association or finds itself unable to attract a sufficient number of horses to its live horse race meets, such events could have a material adverse effect on the Companies.

     Competition. Thoroughbred horse racing, and gaming generally, are competitive industries. The Operating Company competes in its markets with other horse racing facilities, off-track betting, state-run lotteries and Native American reservation gaming. Many of these competitors have resources that exceed those of the Companies. The Operating Company also competes locally with other sporting and entertainment businesses. Approval of legislation legalizing casinos and other forms of gaming or expansion of gaming at Native American reservations could increase competition for the Operating Company. The Operating Company also may face increasing competition from businesses accepting wagers by telephone and via the Internet.

     Declines in On-Track Attendance and Wagering Revenue. The Companies believe that many horse racing tracks across the nation, including the Race Track, are experiencing declines in on-track attendance. In addition, the Operating Company has experienced declining revenues from wagering in recent years. It cannot be assured that the Operating Company will not experience further declines in on-track attendance and wagering revenues, which could have a material adverse effect on the Companies. In that regard, the amount of rental revenues received by the Corporation from its lease of the Race Track to LATC is wholly dependent upon the level of racing activities and wagering.

     Seasonality. The Operating Company has historically conducted a live thoroughbred horse racing meet at the Race Track each winter and has sublet the Race Track each fall for a live thoroughbred racing meet conducted by Oak Tree Racing Association. The winter and fall meets generate a substantial amount of the Operating Company's horse racing revenue each year. As a result, the Operating Company's horse racing activities are subject to significant seasonal variations in revenue and net income or loss.


Real Estate Investment Risks

     General Risks. The Corporation's investments (including those of Cobblestone and La Quinta) will be subject to the risks inherent in owning real estate. The underlying value of the Corporation's real estate investments and the Companies' results of operations and ability to make distributions to their shareholders and pay amounts due on their indebtedness will depend on the ability of the lessees, the operators and the Operating Company to operate the Corporation's properties in a manner sufficient to maintain or increase revenues and to generate sufficient revenues in excess of operating expenses to make rent payments under their leases or loan payments in respect of their loans from the Corporation.

   Results of operations of the Corporation's properties may also be adversely affected by, among other things:

   [bullet] changes in national economic conditions, changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics;

   [bullet] changes in interest rates and in the availability, cost and terms of financing;

   [bullet] the impact of present or future environmental legislation and compliance with environmental laws and other regulatory requirements;

   [bullet] the ongoing need for capital improvements, particularly in older structures;

   [bullet] changes in real estate tax rates and assessments and other operating expenses;

   [bullet] adverse changes in governmental rules and fiscal policies;

   [bullet] adverse changes in zoning and other land use laws; and

   [bullet] civil unrest, earthquakes and other natural disasters (which may result in uninsured losses) and other factors which are beyond its control.

     Value and Illiquidity of Real Estate. Real estate investments are relatively illiquid. The Corporation's ability to vary its portfolio in response to changes in economic and other conditions will therefore be limited. If the Corporation wants to sell an investment, no assurance can be given that the Corporation will be able to dispose of it in the time period it desires or that the sales prices of any investment will recoup or exceed the amount of the Corporation's investment.

     Increases in Property Taxes Could Affect Ability to Make Expected Shareholder Distributions. The Corporation's health care facilities and real estate investments, La Quinta's and Cobblestone's properties and the Corporation's racing facilities are all subject to real property taxes. The real property taxes on properties in which the Corporation invests may increase or decrease as property tax rates change and as the value of the properties are assessed or reassessed by taxing authorities. In addition, as a result of acquisitions, certain of the Corporation's properties may be subject to reappraisal or reassessment. Increases in property taxes resulting from such reappraisals or reassessments may have an adverse effect on the Companies and their ability to make distributions to shareholders and to pay amounts due on their indebtedness.

     Environmental Matters. The obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation, may affect the operating costs of the Corporation and the Operating Company. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on or under the property. Environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances and whether or not such substances originated from the property. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the Corporation's ability to borrow by using such real property as collateral.

     Persons who arrange for the transportation, disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of hazardous or toxic substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials or "ACMs", into the environment. In addition, third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released ACMs or other hazardous materials. Environmental laws may also impose restrictions on the use or transfer of property, and these restrictions may require expenditures. In connection with the ownership and operation of any of the Corporation's properties, the Corporation, the Operating Company and the other lessees or operators of these properties may be liable for any such costs. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with environmental laws could materially adversely affect the Companies and their ability to make distributions to shareholders and to pay amounts due on their indebtedness.

     Compliance with the ADA May Affect Expected Distributions to the
Companies' Shareholders. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that the Corporation or the Operating Company is not in compliance with the ADA could result in the imposition of fines and/or an award of damages to private litigants. If the Corporation or the Operating Company were required to make modifications to comply with the ADA, there could be a material adverse effect on the Companies and their ability to make distributions to shareholders and to pay amounts due on their indebtedness.

     Uninsured and Underinsured Losses. Each of the Corporation's leases and mortgage loans typically specifies that comprehensive insurance is to be maintained on each of the applicable properties, including liability, fire and extended coverage. Leases and loan documents for new investments (including those leased to the Operating Company) typically contain similar provisions. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes and floods, that may be uninsurable or not economically insurable. The Corporation will use its discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on the investments of the Corporation and the Operating Company at a reasonable cost and on suitable terms. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the lost investment and also may result in certain losses being totally uninsured. Inflation, changes in building codes, zoning or other land use ordinances, environmental considerations, lender imposed restrictions and other factors also might make it infeasible to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds, if any, received by the Corporation or the Operating Company might not be adequate to restore its economic position with respect to such property.


Real Estate Financing Risks

     Financing and Maturities. The Corporation is subject to the normal risks associated with debt and preferred stock financing, including the risk that the Corporation's cash flow will be insufficient to meet required payments of principal and interest and dividends, the risk that indebtedness on its properties, or unsecured indebtedness, will not be able to be renewed, repaid or refinanced when due or that the terms of any renewal or refinancing will not be as favorable as the terms of such indebtedness. If the Corporation were unable to refinance the indebtedness on acceptable terms, or at all, the Corporation might be forced to dispose of one or more of its properties on disadvantageous terms, which might result in losses to the Corporation, which losses could have a material adverse effect on the Corporation and its ability to make distributions to shareholders and to pay amounts due on its indebtedness. Furthermore, if a property is mortgaged to secure payment of indebtedness and the Corporation is unable to meet mortgage payments, the mortgagee could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases or pursue other remedies, all with a consequent loss of revenues and asset value to the Corporation. Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering the Corporation's ability to meet the REIT distribution requirements of the Code.

     Risk of Rising Interest Rates. The Corporation has incurred and expects in the future to incur indebtedness which bears interest at variable rates. Accordingly, increases in interest rates would increase the Corporation's interest costs (to the extent that the related indebtedness was not protected by interest rate protection arrangements), which could have a material adverse effect on the Corporation and its ability to make distributions to shareholders and to pay amounts due on its indebtedness or cause the Corporation to be in default under certain debt instruments (including its Debt Securities). In addition, an increase in market interest rates may lead holders of the Shares to demand a higher yield on their Shares from distributions by the Companies, which could adversely affect the market price for the Shares and could also adversely affect the market price of any Preferred Stock issued by either of the Companies.


     Additional Debt. The Corporation currently funds acquisition opportunities partially through borrowings (including borrowings under its credit agreement). The organizational documents of the Corporation do not contain any limitation on the amount of indebtedness that the Corporation may incur. Accordingly, the Corporation could become more highly leveraged, resulting in an increase in debt service, which could have a material adverse effect on the Corporation and its ability to make distributions to shareholders and to pay amounts due on its indebtedness and in an increased risk of default on its obligations. In that regard, the Corporation on July 17, 1998 entered into a new unsecured credit agreement (the "New Credit Agreement") which provides the Corporation with up to $2.25 billion in credit facilities, consisting of three separate term loan tranches and a fourth tranche with revolving loan features. At August 15, 1998, an aggregate of $1.54 billion was outstanding under the New Credit Agreement. The terms of the New Credit Agreement may restrict dividend distributions to shareholders of the Companies under certain circumstances.


Employment and Other Governmental Regulation

     The health care, golf, hotel, race track and related businesses of the Companies are subject to varying degrees to extensive federal, state and local regulatory requirements, including building and zoning requirements, all of which can prevent, delay, make uneconomical or significantly increase the cost of developing and maintaining existing and additional facilities or properties in the health care, golf, hotel, race track and related businesses. In addition, La Quinta, Cobblestone and the Companies are subject to laws governing their relationship with employees, including minimum wage requirements, overtime, working conditions, work permit requirements and discrimination claims. An increase in the minimum wage rate, employee benefit costs or other costs associated with employees, could adversely affect the Companies and their ability to make distributions to shareholders and to pay amounts due on their indebtedness.


ERISA Plans May Be Affected by Certain Ownership of REIT Securities

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Code prohibit certain transactions that involve (i) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts (each, a "Plan") and (ii) the assets of a Plan, on the one hand, and a "party in interest" or "disqualified person" with respect to such Plan, on the other hand. A "party in interest" or "disqualified person" with respect to a Plan will be subject to (x) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the Plan and (y) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. Consequently, the fiduciary of a Plan contemplating an investment in Securities offered by any Prospectus Supplement should consider whether the Companies, any other person associated with the issuance of the Securities offered by any Prospectus Supplement, or any affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan. In such a case, the acquisition or holding of Securities offered by any Prospectus Supplement by or on behalf of the Plan could be considered to give rise to a prohibited transaction under ERISA and the Code.

     Regulations of the Department of Labor that define "plan assets" provide that in some situations, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless one or more exceptions specified in the plan asset regulations are satisfied. In such a case, certain transactions that the Companies might enter into in the ordinary course of their business and operations might constitute "prohibited transactions" under ERISA and the Code.


Substantial Leverage Risks

     The Corporation has substantial leverage. In that regard, on July 17, 1998, the Corporation entered into the New Credit Agreement, which provides the Corporation with up to $2.25 billion in credit facilities, replacing the Corporation's existing $365 million revolving credit facilities. The degree of leverage of the Corporation could have important consequences to investors, including the following: (i) the Corporation's ability to obtain additional financing may be impaired, both currently and in the future; (ii) a substantial portion of the Corporation's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Corporation for other purposes; (iii) as described below, certain of the Corporation's borrowings are and will continue to be at variable rates of interest, which will expose the Corporation to the risk of increased interest rates; (iv) the Corporation may be substantially more leveraged than certain of its competitors, which may place the Corporation at a competitive disadvantage; and (v) the Corporation's substantial degree of leverage may limit its flexibility to adjust to changing market conditions, reduce its ability to withstand competitive pressures and make it more vulnerable to a downturn in general economic conditions or its business.

     If the merger with La Quinta had been consummated on June 30, 1998, the Companies would have had, as of June 30, 1998, approximately $3.16 billion of pro forma combined total indebtedness as compared to combined total indebtedness of the Companies, without giving effect to the La Quinta acquisition, of approximately $1.34 billion at that date. Consequently, the indebtedness which was incurred in connection with the La Quinta acquisition (including the Corporation's distribution of accumulated but undistributed earnings and profits inherited from La Quinta (see "--Tax Risks Related to Real Estate Investment Trusts--Requirement to Distribute Accumulated Earnings and Profits")), will result in increased interest expense under the Companies' credit facilities. In addition, because the Companies' borrowings under the New Credit Agreement currently bear interest at variable rates based, in part, on the Corporation's long-term indebtedness credit ratings, any increases in market interest rates or decrease in the Corporation's credit ratingswill also result in increased borrowing costs for the Companies, which may adversely affect the Companies and their ability to make distributions to shareholders and to pay amounts due on their indebtedness.


     The foregoing risks associated with the debt obligations of the Companies may adversely affect the market price of Securities offered by any Prospectus Supplement and may inhibit the ability of the Companies to raise capital in both the public and private markets.


Risks Related to Restrictions on Dividends and Distributions; Risks Relating to Restrictive Debt Covenants and Compliance with Debt Instruments

     The Companies and their subsidiaries are or in the future may become parties to agreements and debt instruments which restrict or prevent the payment of dividends on, or the purchase or redemption of, their Paired Common Stock, Preferred Stock or Series Common Stock, including indirect restrictions (through, for example, covenants requiring the maintenance of specified levels of net worth) and direct restrictions. In particular, the Corporation is currently a party to the New Credit Agreement which permits borrowings in an aggregate amount of up to $2.25 billion. The New Credit Agreement provides that the Corporation shall not, as determined on an aggregate annual basis, pay any cash dividends on any of its capital stock in excess of (i) 100% of its combined consolidated funds from operations for such year for the period ending June 30, 1999, and (ii) 95% from and after July 1, 1999, and the Operating Company shall not, as determined on an aggregate annual basis, pay any cash dividends in excess of the sum of 100% of its net income and non-cash items. Likewise, the Corporation has previously issued (or assumed in the La Quinta Merger) debt securities under several indentures (each, an "Existing Indenture"). As of June 30, 1998, on a pro forma basis, approximately $3.16 billion of borrowings were outstanding under the Existing Indentures. Each Existing Indenture provides that the Corporation may not pay dividends on any of its capital stock (other than dividends payable in capital stock) if at the time of such action an event of default under such Existing Indenture has occurred and is continuing or would exist immediately after giving effect to such action. Events of default under the Existing Indenture include a failure by the Corporation, after the expiration of any applicable grace period, to pay principal or interest when due, failure by the Corporation after expiration of a grace period to comply with any agreements in the Existing Indentures, events of default under any other debt instruments of the Corporation or its subsidiaries if any such event of default results from either the failure to pay such other indebtedness when due or acceleration of such other indebtedness, and the commencement of voluntary or involuntary bankruptcy or similar proceedings with respect to the Corporation. As a result of the foregoing, in the event of a deterioration in the financial condition or results of operations of the Corporation or the Operating Company, the terms of the New Credit Agreement, the Existing Indentures or other instruments or agreements to which the Companies or their subsidiaries are or may in the future become parties could limit or prohibit the payment of dividends on shares of Paired Common Stock, Preferred Stock or Series Common Stock offered by any Prospectus Supplement. Any such limitation or prohibition could have a material adverse effect on the market price of such Paired Common Stock, Preferred Stock, or Series Common Stock. Any failure of the Corporation to pay dividends as required by the Code, whether as a result of restrictive covenants in its debt instruments or otherwise, would result in the loss of its status as a real estate investment trust under the Code, which would have a material adverse effect on the Companies and their ability to make distributions to shareholders and to pay amounts due on their indebtedness.

     Debt instruments (including the New Credit Agreement and the Existing Indentures) to which the Corporation is currently a party and to which the Corporation and/or the Operating Company may in the future become parties contain and may contain a number of significant covenants that, among other things, will restrict in varying degrees the applicable Company from disposing of assets, incurring additional indebtedness, repaying other indebtedness, paying dividends, creating liens on assets, entering into leases, making investments, loans or advances, making acquisitions, engaging in mergers or consolidations, engaging in certain transactions with affiliates and otherwise restrict certain other corporate activities.


     A Company's ability to remain in compliance with certain such covenants will depend upon, among other things, its results of operations and may be affected by events beyond its control, including economic, financial and industry conditions. Accordingly, there can be no assurance that the Companies will remain in compliance with such agreements and covenants. In the event of a default under such instruments or agreements relating to any indebtedness of the applicable Company, the holders of such indebtedness generally will be able to declare all such indebtedness, together with accrued interest thereon, to be due and payable immediately and, in the case of collateralized indebtedness, to proceed against their collateral. In addition, default under one debt instrument could in turn permit lenders under other debt instruments to declare borrowings outstanding thereunder to be due and payable pursuant to cross-default clauses. Accordingly, the occurrence of a default under any debt instrument could have a material adverse effect on the Companies.


Potential Dilutive Effect of Issuance by The Meditrust Companies of Capital Stock With Purchase Price Adjustment Mechanism

     On February 26, 1998, the Companies entered into transactions with Merrill Lynch International ("MLI") through Merrill Lynch, Pierce, Fenner & Smith as agent ("MLPFS" and, together with MLI, the "Merrill Lynch Parties"). Pursuant to the terms of a Purchase Agreement dated as of February 26, 1998 (the "Purchase Agreement"), MLI purchased 8,500,000 shares of Series A Non-Voting Convertible Common Stock, par value $.10 per share (the "Series A Stock"), from each of the Companies. In connection with the issuance of the Series A Stock, the Companies entered into a Purchase Price Adjustment Mechanism Agreement dated as of February 26, 1998 with the Merrill Lynch Parties (the "Price Adjustment Agreement"). Under the Price Adjustment Agreement, the Companies have the right to cause a sale on or before February 26, 1999 of all or a portion of the number of shares of Paired Common Stock equal to the Series A Stock held by MLI. Additionally, when the market price of the Paired Common Stock is below the following prices, MLI has the right to cause the sale of the following portions of the number of shares of Paired Common Stock equal to the shares of Series A Stock purchased under the Purchase Agreement: $25.50--25%; $23.50--50%; $21.50--75% and $19.50--100%. In the Price Adjustment Agreement the parties agreed to adjust the purchase price of the number of shares of Paired Common Stock equal to 8,500,000 shares of Series A Stock purchased by MLI pursuant to the Purchase Agreement by the difference between (i) the market price for the Shares at the time of the settlement of any sale at the election of either the Companies or MLI and (ii) a reference price (the "Reference Price"), which is based on the closing price for a share of Paired Common Stock on February 26, 1998, increased by an interest factor of LIBOR plus 75 basis points, minus an adjustment to reflect distributions on the Paired Common Stock during the transaction period (such difference, the "Price Difference"). If the Price Difference is positive, MLI agrees to deliver shares of Paired Common Stock to the Companies equal in value to the aggregate Price Difference. If the Price Difference is negative, the Companies agree to deliver additional shares of Paired Common Stock equal in value to the aggregate Price Difference to MLI. In the event that the market price for the Paired Common Stock at the time of settlement is lower than the Reference Price, the Companies will have to deliver additional shares of Paired Common Stock to MLI, which would have dilutive effects on the capital stock of the Companies. This dilutive effect increases significantly as the market price of the Paired Common Stock declines further below the Reference Price. Moreover, settelement, whether at maturity or at an earlier date, may force the Companies to issue shares of Paired Common Stock at a depressed price, which may heighten this dilutive effect on the capital stock of the Companies. As of the date of this Prospectus, the Companies have delivered an aggregate of 3,141,030 shares of Paired Common Stock and approximately $2.1 million as collateral to MLI. On August 26, 1998, the closing price of a share of Paired Common Stock was $17.875, which entitles MLI to require settlement of 100% of the transaction. To date, MLI has not required any settlement but may do so at any time. If the Companies settled the transaction in full on August 26, 1998, the Companies would be required to deliver to MLI an aggregate of approximately 3,050,000 additional shares of Paired Common Stock. See "The Meditrust Companies--Recent Developments--The Merrill Lynch Transaction."



Restrictions on Transfer of Capital Stock; Repurchase of Capital Stock

     In order to qualify as a REIT under the Code, the Corporation's capital stock must be held by 100 or more shareholders and more than 50% of its capital stock may not be held by five or fewer individuals. The Companies' respective by-laws contain provisions intended to preserve the status of the Corporation as a REIT for federal income tax purposes. Among other things, the by-laws of each Company provide that, if its Board of Directors shall at any time be of the opinion that direct or indirect ownership of shares of its capital stock has or may become concentrated to an extent that would cause the Corporation to fail to qualify or to be disqualified as a REIT under the Code, or to an extent that would cause any rent to be paid to the Corporation to fail to qualify or to be disqualified as rent from real property for purposes of the Code, the Board of Directors of such Company may call for the purchase from any shareholder of such Company such number of shares sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership of shares of stock of such Company into conformity with the requirements of the Code. The purchase price for the shares called for purchase shall be equal to the fair market value of such shares as reflected in the closing price for such shares on the principal stock exchange on which such shares are listed or, if such shares are not listed, then the last bid quotation for shares of such stock as of the close of business on the date fixed by the Board of Directors for such purchase or, if no quotation for the shares is available, as determined in good faith by the Board of Directors. From and after the date fixed for purchase by the Board of Directors as aforesaid, the holders of any shares so called for purchase shall cease to be entitled to dividends, voting rights and other benefits with respect to such shares, excepting only the right to payment of the purchase price fixed as aforesaid. Such purchase price may be paid in cash or, at the option of the Board of Directors, in the form subordinated indebtedness equal to the purchase price of the shares (less amounts paid in cash, if any), which subordinated indebtedness shall have such other terms as may be determined by the Board of Directors. In addition, the by-laws of each Company provide that such Company may refuse to transfer shares of stock to any person whose acquisition of such shares would, in the opinion of its Board of Directors, result in the Corporation being unable to conform to the requirements of the Code referred to above. The by-laws also provide that any transfer of shares that would prevent the Corporation from continuing to be qualified as a REIT under the Code shall be void and the intended transferee of such shares shall be deemed never to have had an interest therein. If the foregoing provision is determined to be invalid, the by-laws also provide that the transferee of such shares shall be deemed to have acted as agent on behalf of the Corporation or the Operating Company, as applicable, in acquiring such shares and to hold such shares on behalf of the Corporation or the Operating Company, as applicable. See "Federal Income Tax Considerations."


     In addition, each of the Companies' shareholders recently approved certain amendments to its Charter (as hereinafter defined) which added certain additional, and more stringent, restrictions on the ownership and transfer of such Company's capital stock. Such amendments added a new Article Thirteenth to the Charter of each Company. See "Description Of Capital Stock--Ownership Limitations and Restrictions on Transfers."



Year 2000 Issues

     The Companies have begun the process of identifying, evaluating and implementing changes to computer programs necessary to address the year 2000 issue. This issue affects computer systems that have programs that may not properly recognize the year 2000. This could result in system failures or miscalculations. The Companies are currently addressing their internal year 2000 issues, with modifications to existing programs and conversions to new programs. The Companies are also communicating with financial institutions, software vendors and others with which they conduct business to help them identify and resolve the year 2000 issue. The total cost of converting all internal systems has not been completely quantified, but it is not currently expected to be a material cost. However, no estimates can be made as to the potential adverse impact that may result from the financial institutions, software vendors and others with which the Companies conduct business. Costs related to the year 2000 issue are being expensed as incurred.



Cautionary Statements Concerning Forward-Looking Statements

     Any statements included or incorporated by reference in this Prospectus or any Prospectus Supplement, including statements in the documents that are incorporated by reference as set forth on page 2 under "Available Information," that are not strictly historical are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained or incorporated by reference herein or in the accompanying Prospectus Supplement should not be relied upon as predictions of future events. Certain such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans, intentions or anticipated or projected events, results or conditions. Such forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized. Such forward-looking statements include statements with respect to (i) the declaration or payment of distributions by the Companies, (ii) the ownership, management and operation of hotels, golf courses, health care related facilities, race tracks and other properties, including the integration of the acquisitions effected or proposed by the Companies, (iii) potential acquisitions or dispositions of properties, assets or other public or private companies by the Companies, (iv) the policies of the Companies, Cobblestone and La Quinta regarding investments, acquisitions, dispositions, financings, conflicts of interest and other matters, (v) the qualification of the Corporation and the Corporation's Predecessor as a REIT under the Code and the "grandfathering" rules under
Section 269B of the Code, (vi) the health care, real estate, golf and lodging industries and real estate markets in general, (vii) the availability of debt and equity financing, (viii) interest rates, (ix) general economic conditions,
(x) supply and customer demand, (xi) trends affecting the Companies', Cobblestone's and La Quinta's financial condition or results of operations,
(xii) the effect of acquisitions (including the Cobblestone and La Quinta acquisitions) on results of operations (including funds from operations, margins, and cash flow, financial condition (including market capitalization) and financial flexibility, (xiii) the anticipated performance of the Companies and of acquired properties and businesses, including, without limitation, statements regarding anticipated revenues, cash flows, funds from operations, EBITDA, operating or profit margins and sensitivity to economic downturns or anticipated growth or improvements in any of the foregoing, (xiv) conditions or prospects in the lodging and other industries, including anticipated growth or profitability, and the sensitivity of certain segments of those industries to economic downturns, (xv) the ability of the Companies and of acquired properties and businesses to grow (including La Quinta's ability to renovate hotels and open new hotels as planned), and (xvi) the Corporation's funds from operations payout ratio after giving effect to anticipated acquisitions. Shareholders are cautioned that, while forward-looking statements reflect the respective Companies' good faith beliefs, they are not guarantees of future performance and they involve known and unknown risks and uncertainties and there can be no assurance that the events, results or conditions reflected in such forward-looking statements will occur. Actual results may differ materially from those in the forward-looking statements as a result of various factors. The information contained or incorporated by reference in this Prospectus or any Prospectus Supplement hereto, including, without limitation, the information set forth in "Risk Factors," identifies important factors that could cause such differences. The Companies undertake no obligations to publicly release the results of any revisions to these forward-looking statements that may reflect any future events or circumstances.


                            THE MEDITRUST COMPANIES


The REIT

     The REIT is a self-administered real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), which has historically invested primarily in health care related real property in locations throughout the United States. The REIT also invests in other entities outside of the United States which make similar health care related real property investments. As a result of recent acquisitions, the REIT also owns hotels, golf courses and related properties. The REIT invests in high quality facilities that are managed by experienced operators and achieves diversity in its property portfolio by sector of the health care industry, geographic location, operator and form of investment. The REIT's investments have historically taken the form of permanent mortgage loans, sale/leaseback transactions and development projects.


     The REIT was organized to qualify, and intends to continue to operate, as a real estate investment trust in accordance with federal tax laws and regulations. So long as the REIT so complies, with limited exceptions, the REIT will not be taxed under Federal income tax laws on that portion of its taxable income that it distributes to its shareholders. See "Federal Income Tax Considerations".

     The REIT's principal executive offices are located at 197 First Avenue, Suite 300, Needham Heights, Massachusetts 02194, and its telephone number is
(781) 433-6000.


The Operating Company

     The Operating Company is engaged in thoroughbred horse racing and, as a result of the recent Cobblestone and La Quinta acquisitions, the operation of golf course and hotel properties. The thoroughbred horse racing operation is conducted by Los Angeles Turf Club, Incorporated ("LATC") (a wholly-owned subsidiary of The Santa Anita Companies, Inc., itself a wholly-owned subsidiary of the Operating Company), which leases from the REIT an approximately 400 acre parcel of land in Arcadia, California on which Santa Anita Park, a thoroughbred horse racing facility (the "Race Track"), is located. The Operating Company believes that the Race Track is one of the premier thoroughbred horse racing venues in North America. The Operating Company has conducted a winter live thoroughbred horse racing meet at the Race Track each year since 1934 (except for three years during World War II). In addition, the Race Track has been the site of a fall meet conducted by Oak Tree Racing Association, which has leased the Race Track from LATC since 1969. The Race Track was the location of the 1986 and 1993 Breeders' Cup Championships. As a result of the Cobblestone acquisition on May 29, 1998 and other recent acquisitions, the Operating Company manages, through subsidiaries, golf courses and related golf facilities in Arizona, California, Florida, Georgia, North Carolina, Texas and Virginia. As of July 31, 1998, as a result the La Quinta acquisition, the Operating Company, through subsidiaries, leased and managed a total of 280 hotels, principally in the southern and western sections of the United States.


     As described below, shares of Operating Common Stock are paired and trade together with shares of REIT Common Stock as a single unit on the NYSE. The Operating Company's principal executive offices are located at 197 First Avenue, Suite 100, Needham Heights, Massachusetts 02194, and its telephone number is (781) 453-8062.

Santa Anita Mergers

     On November 5, 1997, the Corporation's Predecessor completed its merger with Realty, with Realty as the surviving corporation, whereupon Realty changed its name to Meditrust Corporation. At the same time, MAC, a Massachusetts business trust and newly formed subsidiary of the Corporation's Predecessor, completed its merger with SAOC, with SAOC as the surviving corporation, whereupon SAOC changed its name to Meditrust Operating Company. The mergers were accounted for as reverse acquisitions whereby the Corporation's Predecessor and MAC were treated as the acquirors for accounting purposes. Accordingly, unless otherwise expressly stated or the context otherwise requires, the historical financial information with respect to the Companies included in this Prospectus, the documents incorporated or deemed to be incorporated by reference herein and any accompanying Prospectus Supplement as of any dates and for any periods prior to November 5, 1997 is that of the Corporation's Predecessor and MAC and not of Realty or SAOC.

Recent Developments

     On August 3, 1998, Abraham D. Gosman resigned his positions as Director and Chairman of the Boards of the Companies and Chief Executive Officer and Treasurer of the Operating Company. Thomas M. Taylor was appointed Interim Chairman of the Companies. David F. Benson will serve as Interim Chief
Executive Officer of the Corporation and William C. Baker will serve as Interim President and Interim Treasurer of the Operating Company. In connection with discussions relating to his resignation, the Companies are considering making severance payments to Mr. Gosman, the amounts of which may be significant. These discussions are ongoing.

     During the next two months, the Boards of Directors of the Companies anticipate filling the Chairman and Chief Executive Officer positions, reviewing and approving a modified investment and operating strategy for the Companies, and selecting an appropriate corporate structure through which to conduct the business activities of the Companies in response to the Reform Act.


     On July 17, 1998, the Companies completed the acquisition of La Quinta, in which La Quinta merged with and into the Corporation with the Corporation as the surviving corporation. As a result of the La Quinta Merger, holders of all of the issued and outstanding common stock of La Quinta received in exchange therefor cash and newly-issued shares of Paired Common Stock of the Companies with an aggregate value of approximately $1.65 billion. In addition, the Corporation assumed or retired approximately $961 million (as of June 30, 1998) of La Quinta's existing indebtedness. Shareholders of the Corporation, including La Quinta shareholders who received stock consideration in the La Quinta Merger, are eligible to receive a special dividend distribution of La Quinta's accumulated but undistributed earnings and profits which will be payable by the Corporation in the amount of $.88361 per share of REIT Common Stock on September 11, 1998 to all shareholders of record of REIT Common Stock on August 28, 1998. La Quinta, the operations of which will be conducted by a subsidiary of the Operating Company, is a fully-integrated lodging company that focuses on the ownership, operation and development of its two hotel products: (i) La Quinta Inns, a chain positioned in the mid-price segment without food and beverage facilities, and (ii) La Quinta Inn & Suites, a new concept positioned at the upper end of the mid-price segment without food and beverage facilities. As of June 30, 1998, La Quinta owned and operated 280 hotels, principally in the western and southern regions of the United States, with a total of over 36,000 rooms. La Quinta's real estate is owned by the Corporation or a subsidiary of the Corporation and generally is leased and managed by subsidiaries of the Operating Company.


     On January 8, 1998 the Companies received notice that they were named as defendants in a class action entitled Lynn Robbins v. William J. Razzouk, et al., Civil Action No. 98CI-00192 filed January 7, 1998 in the District Court of Bexar County, Texas and on January 20,1998 the Companies received notice that they were named as defendants in a class action entitled, Adele Brody v.
William J. Razzouk, et al., Civil Action No. 98CI-00456 filed January 12, 1998 in the District Court of Bexar County, Texas. The complaints, which have been consolidated into one action, (i) allege, in part, that La Quinta and its directors violated their fiduciary duty, duty of care and duty loyalty to La Quinta shareholders by entering into a merger agreement with the Companies without having first invited other bidders, and that the Companies aided and abetted La Quinta and its directors in the alleged breaches, and (ii) seek both injunctive relief enjoining the merger with La Quinta and compensatory damages. In April 1998, the complaint was amended to add as defendants Merrill Lynch and certain individuals and entities allegedly controlled by or associated with the Bass family and to allege, among other things, that (a) certain of the defendants breached their fiduciary duties to La Quinta shareholders, (b) the directors of La Quinta and Merrill Lynch, as financial advisor to La Quinta in connection with the La Quinta Merger, have conflicts of interest based on dealings with the Companies, (c) the Companies and Merrill Lynch aided and abetted the alleged breaches of duty by the other defendants and that Merrill Lynch acted negligently in rendering advice to La Quinta's Board of Directors, and (d) certain option payments and/or alleged special treatment of certain defendants in connection with such options violate
Article 2.02 of the Texas Business Corporation Act. The defendants and counsel for the class plaintiffs have negotiated and entered into an agreement in principle to settle the action, dated on or about May 8, 1998 (the "Memorandum of Understanding"). The Memorandum of Understanding sets forth the principal bases for the settlement which include the issuance of a series of press releases prior to the meetings of the shareholders of the Companies and La Quinta to consider the La Quinta merger agreement and the inclusion of a section describing the forward equity transaction with Merrill Lynch International (as described below) in the joint proxy statement/ prospectus prepared for the Companies' and La Quinta's shareholders meetings. The proposed settlement will be contingent upon execution of an appropriate and satisfactory stipulation of settlement and related documents, and Final Court Approval of the settlement (as defined in the Memorandum of Understanding) by the Texas court. La Quinta has agreed to pay counsel for the class plaintiffs attorney's fees in an amount not to exceed $700,000 in the event such settlement is consummated.

     On May 29, 1998, the Companies completed the acquisition of Cobblestone, parent of Cobblestone Golf Group, Inc., in which Cobblestone merged with and into the Corporation with the Corporation as the surviving corporation. As a result of the Cobblestone Merger, holders of all of the issued and outstanding preferred and common stock of Cobblestone received in exchange therefor approximately 8,177,300 newly-issued shares of Paired Common Stock of the Companies with an aggregate market value of approximately $229 million. In addition, under the terms of the Cobblestone merger agreement, approximately $171 million of Cobblestone debt and associated costs were paid off in cash by the Corporation at the time of the Cobblestone Merger with the proceeds from borrowings under the Corporation's credit facilities. Cobblestone was previously a privately-held company which owned and operated golf courses in the United States. As a result of the Cobblestone Merger, the Corporation succeeded to Cobblestone's portfolio of 27 facilities with 31 golf courses in Arizona, California, Florida, Georgia, Texas and Virginia. The portfolio includes ten private country clubs, eight semi-private clubs and nine daily fee courses.

     Prospective investors should carefully review the information under "Risk Factors" in this Prospectus for a description of certain risks relating to the assets and businesses acquired in both the La Quinta Merger and the Cobblestone Merger.

     On July 17, 1998, the Corporation entered into the New Credit Agreement, which provides the Corporation with up to $2.25 billion in credit facilities, replacing the Corporation's existing $365 million revolving credit facilities. The New Credit Agreement provides for borrowings in four separate tranches (each a "Tranche"): Tranche A, a $1,000,000,000 revolving loan, amounts of which if repaid may be reborrowed, Tranche B, a term loan in the amount of $500,000,000, amounts of which repaid may not be reborrowed, Tranche C, a term loan in the amount of $250,000,000, amounts of which if repaid may not be reborrowed, and Tranche D, a term loan in the amount of $500,000,000, amounts of which if repaid may not be reborrowed. At August 15, 1998, $290,000,000 was outstanding under Tranche A, $500,000,000 was outstanding under Tranche B, $250,000,000 was outstanding under Tranche C, and $500,000,000 was outstanding under Tranche D. Borrowings under the New Credit Agreement include LIBOR, Base Rate and Money Market Borrowings. Pricing on the loan commitments, loans and letters of credit under the New Credit Agreement varies according to the pricing level commensurate with the credit quality of the Corporation. Events of default under the New Credit Agreement include, among other things, failure to pay any principal or reimbursement obligation when due, failure to meet any of the covenants of the New Credit Agreement, failure of the representations and warranties to be true in any material respect, and default under other debt instruments of the Companies or their subsidiaries. The New Credit Agreement includes covenants with respect to maintaining certain financial benchmarks, limitations on the types and percentage of investments in certain business lines, limitations on dividends of the Corporation and the Operating Company, and other restrictions. In addition, the Operating Company is a guarantor of all of the obligations of the Corporation under the New Credit Agreement.

     On March 6, 1998, the Corporation entered into an agreement to acquire five golf courses located in Texas from the IRI Golf Group ("IRI"), a privately held owner and manager of golf facilities, for $41 million in cash. The Corporation completed the acquisition of three of the courses on the same date, and the acquisitions of the other two courses closed shortly thereafter. The Corporation has also acquired 10 additional 18-hole golf course facilities in Virginia, Georgia, Florida and North Carolina from several different sellers for an aggregate of approximately $78 million in cash. The golf courses currently owned by the Corporation are being managed by subsidiaries of the Operating Company.

     On June 17, 1998, the Corporation issued 7,000,000 depositary shares (the "Series A Depositary Shares"), each share representing a 1/10 interest in a share of 9% Series A Cumulative Redeemable Preferred Stock of the Corporation (the "Series A Preferred Stock"). Net proceeds from this offering were approximately $169.5 million and were used by the Corporation to repay existing indebtedness.

     On June 18, 1998, the shareholders of each of the Companies approved certain amendments to its certificate of incorporation which added certain additional, more stringent, restrictions on the ownership and transfer of such capital stock which are intended to preserve the Corporation's status as a REIT for federal income tax purposes. See "Description of Capital Stock--Ownership Limitations and Restrictions on Transfer."

     On August 18, 1998, the Corporation invested approximately an additional $30,400,000 in Nursing Home Properties Plc ("NHP Plc"), through an agreement to purchase previously issued warrants to purchase common shares of NHP Plc, and an agreement to purchase newly issued common shares of NHP Plc. The investment increased the Corporation's total equity investment to approximately $57,400,000, at cost. The investment added 12,321,981 shares to the Corporation's prior investment of 14,285,000 shares of NHP Plc, and maintained the Corporation's ownership interest in NHP Plc at 19.99%, of which the Corporation has voting rights with respect to 9.99%. NHP Plc is a property investment group that specializes in the financing, through sale and leaseback transactions, of nursing homes located in the United Kingdom.


The Merrill Lynch Transaction

     On February 26, 1998, the Companies entered into transactions with Merrill Lynch International ("MLI") through Merrill Lynch, Pierce, Fenner & Smith as agent ("MLPFS" and, together with MLI, the "Merrill Lynch Parties"). Pursuant to the terms of a Purchase Agreement dated as of February 26, 1998 (the "Purchase Agreement"), MLI purchased 8,500,000 shares of Series A Non-Voting Convertible Common Stock, par value $.10 per share (the "Series A Stock"), from each of the Companies at a purchase price of $32.625 per share of Series A Stock. See "Description of Capital Stock--Description of Series Common Stock--Series A Non-Voting Convertible Common Stock." Net proceeds from the issuance of these securities were approximately $272 million and were used by the Companies to repay existing indebtedness. The Series A Stock purchased by MLI was non-voting paired Series Common Stock that was convertible into shares of Paired Common Stock on the earlier of (a) the business day following the date on which the shareholders of the Companies approved the La Quinta Merger or (b) the date of any termination of the La Quinta merger agreement. On June 18, 1998, a majority of the shareholders of each of the Companies approved the La Quinta Merger and other matters and, accordingly, all shares of Series A Stock, including any Adjustment Shares (as defined below), held by MLI have been converted into a like number of shares of Paired Common Stock of the Companies prior to the date hereof. The Series A Stock, as converted, represent approximately 5.6% of the outstanding shares of Paired Common Stock as of the date hereof.

     In connection with the issuance of the Series A Stock, the Companies entered into a Purchase Price Adjustment Mechanism Agreement, dated as of February 26, 1998, with the Merrill Lynch Parties (the "Price Adjustment Agreement"). Under the Price Adjustment Agreement, the Companies have the right to cause a sale on or before February 26, 1999 of all or a portion of the number of shares of Paired Common Stock equal to the Series A Stock held by MLI. Additionally, when the market price of the Paired Common Stock is below the following prices, MLI has the right to cause the sale of the following portions of the number of shares of Paired Common Stock equal to the shares of Series A Stock purchased under the Purchase Agreement: $25.50--25%; $23.50--50%; $21.50--75% and $19.50--100%. In the Price Adjustment Agreement the parties agreed to adjust the purchase price of the number of shares of Paired Common Stock equal to 8,500,000 shares of Series A Stock purchased by MLI pursuant to the Purchase Agreement by the difference between (i) the market price for the Shares at the time of the settlement of any sale at the election of either the Companies or MLI and (ii) a reference price (the "Reference Price"), which is based on the closing price for a share of Paired Common Stock on February 26, 1998, increased by an interest factor of LIBOR plus 75 basis points, minus an adjustment to reflect distributions on the shares of Paired Common Stock during the transaction period (such difference, the "Price Difference"). If the Price Difference is positive, MLI is obligated to deliver shares of Paired Common Stock or cash to the Companies equal in value to the aggregate Price Difference. If the Price Difference is negative, the Companies are obligated to deliver additional shares of Paired Common Stock equal in value to the aggregate Price Difference (the "Adjustment Shares") to MLI. In the event that the market price for the shares of Paired Common Stock at the time of settlement is lower than the Reference Price, the Companies will have to deliver additional shares of Paired Common Stock to MLI, which would have dilutive effects on the capital stock of the Companies. This dilutive effect increases significantly as the market price for the shares of Paired Common Stock declines further below the Reference Price. Moreover, settlement, whether at maturity or at an earlier date, may force the Companies to issue shares of Paired Common Stock at a depressed price, which may heighten this dilutive effect on the capital stock of the Companies. As of the date of this Prospectus, the Companies have delivered an aggregate of 3,141,030 shares of Paired Common Stock and approximately $2.1 million as collateral to MLI. On August 26, 1998, the closing price of a share of Paired Common Stock was $17.875, which entitles MLI to require settlement of 100% of the transaction. To date, MLI has not required any settlement but may do so at any time. If the Companies settled the transaction in full on August 26, 1998, the Companies would be required to deliver to MLI an aggregate of approximately 3,050,000 additional shares of Paired Common Stock. See "Risk Factors--Potential Dilutive Effect of Issuance by the Meditrust Companies of Capital Stock With Purchase Price Adjustment Mechanism."


     On July 16, 1998, the Companies and the Merrill Lynch Parties entered into an Amendment Agreement which amended the Purchase Agreement and the Price Adjustment Agreement. Pursuant to the Amendment Agreement, the Companies have the option of delivering cash as well as shares of Paired Common Stock to MLI in the circumstances contemplated by the Price Adjustment Agreement.


     MLPFS from time to time has provided investment banking and financial services to the Companies and certain of their predecessors, for which customary compensation has been received. In addition, MLPFS provided an opinion to La Quinta in connection with the La Quinta Merger, for which customary compensation has been received.


RATIOS OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND PREFERRED
                                STOCK DIVIDENDS

     The ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividends (i) for the Companies on a combined basis, (ii) for the REIT on a consolidated basis and (iii) for the Operating Company on a consolidated basis for each of the periods indicated are as follows:

                                 The Companies


                                                                    Year Ended December 31,                      Six Months
                                                   ---------------------------------------------------------       Ended
                                                      1993        1994        1995        1996        1997      June 30, 1998
                                                   ---------   ---------   ---------   ---------   ---------   ---------------
Ratio of Earnings to Fixed Charges .............       2.02        2.19        2.35        3.27        2.71           2.80
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends .........       2.02        2.19        2.35        3.27        2.71           2.77

                                   The REIT

                                                                    Year Ended December 31,                      Six Months
                                                   ---------------------------------------------------------       Ended
                                                      1993        1994        1995        1996        1997      June 30, 1998
                                                   ---------   ---------   ---------   ---------   ---------   ---------------
Ratio of Earnings to Fixed Charges .............       2.02        2.19        2.35        3.27        2.72           2.86
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends .........       2.02        2.19        2.35        3.27        2.72           2.83

                             The Operating Company

                                                               Year Ended December 31,                 Six Months
                                                   -----------------------------------------------       Ended
                                                    1993     1994     1995     1996        1997       June 30, 1998
                                                   ------   ------   ------   ------   -----------   ---------------
Ratio of Earnings to Fixed Charges .............    --       --       --       --           --(A)          --(B)
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends .........    --       --       --       --           --(A)          --(B)


----------------
(A) Earnings were inadequate to cover fixed charges. The amount of the deficiency was $391,000.


(B) Earnings were inadequate to cover fixed charges. The amount of the deficiency was $2,168,000.

For periods prior to November 5, 1997, the ratios set forth above reflect historical financial information for the Corporation's Predecessor and MAC. See "The Meditrust Companies--Santa Anita Mergers." MAC was organized in 1997.

The ratio of earnings to fixed charges is computed as income from operations before extraordinary items plus fixed charges (excluding capitalized interest) divided by fixed charges. Fixed charges consist of interest costs, including amortization and debt discount and deferred financing fees, whether capitalized or expensed, plus the interest component of rental expense.

                                USE OF PROCEEDS


     Unless otherwise specified in the Prospectus Supplement which accompanies this Prospectus, the net proceeds from the sale of the Securities offered thereby will be used for general corporate purposes of the issuing Company, which may include the repayment of indebtedness, the acquisition, development and improvement of properties, to provide all or a portion of the financing for acquisitions, and to refinance indebtedness incurred in connection with acquisitions.

     The net proceeds to the Corporation from the sale of the 8,500,000 shares of Series A Stock, after deducting discounts and offering expenses, in the transaction referred to under "The Meditrust Companies--Recent Developments--The Merrill Lynch Transaction", was approximately $272 million. The Corporation used the net proceeds to repay outstanding indebtedness in February 1998 under its then existing $365 million revolving credit facilities. The Companies' $365 million revolving credit facilities were due to expire in September 1999 and bore interest at LIBOR plus 87.5 basis points. The Companies had incurred indebtedness under such facilities to provide all or a portion of the financing for acquisitions. Such credit facilities have since been paid in full and have been replaced by the New Credit Agreement. The net proceeds to the Corporation from the sale of the Shares of Paired Common Stock representing the Series A Stock and the number of Adjustment Shares equal to the aggregate Price Difference owed to MLI upon settlement, if any, will be used by the Companies to pay MLI in satisfaction of their obligations under the Price Adjustment Agreement. In the event that the net proceeds to the Corporation from such sale exceeds the Companies' obligations, the amount and use of such proceeds will be described in the Prospectus Supplement relating to the offer and sale of such shares.



                         DESCRIPTION OF CAPITAL STOCK


     The Certificate of Incorporation of the REIT, as amended and restated (the "REIT Charter"), authorizes the REIT to issue up to 331,000,000 shares of capital stock, consisting of (i) 270,000,000 shares of REIT Common Stock, (ii) 6,000,000 shares of REIT Preferred Stock, (iii) 30,000,000 shares of REIT Series Common Stock and (iv) as described below under "--Ownership Limitations and Restrictions on Transfer," 25,000,000 shares of REIT Excess Stock (as defined below) (collectively, the "REIT Capital Stock" or "Corporation Capital Stock"). The REIT Charter grants the REIT Board of Directors the power, without further shareholder authorization, to authorize from time to time the issuance of REIT Preferred Stock and REIT Series Common Stock in one or more series, and to determine the number of shares, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences, if any, of any such series and the designation thereof. As of June 30, 1998, except for the authorized but unissued Junior Participating Preferred Stock (see "--Rights Agreement" below), and the outstanding Series A Non-Voting Convertible Common Stock ("REIT Series A Stock") (see "Description of Series Common Stock--Series A Non-Voting Convertible Common Stock" below) and the outstanding 9% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") (see "Description of Preferred Stock--9% Series A Cumulative Redeemable Preferred Stock") represented by Depositary Shares (the "Series A Depositary Shares") (see "Description of Depositary Shares--Series A Depositary Shares"), no shares of REIT Preferred Stock or REIT Series Common Stock were outstanding. REIT Preferred Stock and REIT Series Common Stock may be subject to the Pairing Agreement described below.

     The Certificate of Incorporation of the Operating Company, as amended and restated (the "Operating Company Charter" and, together with the REIT Charter, the "Charters") authorizes the Operating Company to issue up to 331,000,000 shares of capital stock, consisting of (i) 270,000,000 shares of Operating Common Stock, (ii) 6,000,000 shares of Operating Preferred Stock, (iii) 30,000,000 shares of Operating Series Common Stock and (iv) as described below under "--Ownership Limitations and Restrictions on Transfer," 25,000,000 shares of Operating Excess Stock (as defined below) (collectively, the "Operating Capital Stock", and, together with the REIT Capital Stock or Corporation Capital Stock, the "Capital Stock"). The Operating Company Charter grants the Operating Company Board of Directors the power, without further shareholder authorization, to authorize from time to time the issuance of Operating Preferred Stock and Operating Series Common Stock in one or more series, and to determine the number of shares, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences, if any, of any such series and the designation thereof. As of June 30, 1998, except for the authorized but unissued Junior Participating Preferred Stock (see "--Rights Agreement" below), and the outstanding Series A Non-Voting Convertible Common Stock ("Operating Series A Stock" and, together with the REIT Series A Stock, the "Series A Stock") (see "Description of Series Common Stock--Series A Non-Voting

Convertible Common Stock" below), no shares of Operating Preferred Stock or Operating Series Common Stock were outstanding. Operating Preferred Stock and Operating Series Common Stock may be subject to the Pairing Agreement described below.


     The summary in this Prospectus of certain provisions of the REIT Charter, the REIT Capital Stock, the Operating Company Charter, the Operating Capital Stock, the by-laws of the REIT, the by-laws of the Operating Company, the Pairing Agreement, the Rights Agreement, the Rights, the Junior Preferred Stock and the Series A Stock (as such terms are herein defined) do not purport to be complete and are subject to, and qualified in their entirety by reference to, the terms of such instruments and agreements, copies of which have been filed or incorporated by reference as exhibits to the Registration Statement.


The Pairing

     Pursuant to a pairing agreement by and between the REIT and the Operating Company, dated as of December 20, 1979, as amended (the "Pairing Agreement"),
(i) the shares of REIT Common Stock and shares of Operating Common Stock are transferable and tradeable only in combination as units, each unit consisting of one share of REIT Common Stock and one share of Operating Common Stock. These restrictions on the transfer of shares of REIT Common Stock and Operating Common Stock are also imposed by the Companies' respective by-laws. The pairing is evidenced by "back-to-back" stock certificates; that is, certificates evidencing shares of Operating Common Stock are printed on the reverse side of certificates evidencing shares of REIT Common Stock. The certificates bear a legend referring to the restrictions on transfer imposed by the Companies' by-laws. To permit proper allocation of the consideration received in connection with the sale of Paired Common Stock, the Pairing Agreement provides that the REIT and the Operating Company shall, as decided from time to time but not less than once a year, jointly make arrangements to determine the relative value of the stock of each Company. Shares of the Preferred Stock and/or Series Common Stock which are convertible into shares of REIT Common Stock or Operating Common Stock are also subject to the Pairing Agreement.


Ownership Limitations and Restrictions on Transfers


     Under the Code, the REIT may not own, directly or indirectly, after application of the attribution rules of the Code, 10% or more of the outstanding shares of Operating Capital Stock, if the REIT is to qualify as a REIT. Moreover, under the Code the REIT Capital Stock must be held by 100 or more shareholders and more than 50% of the REIT Capital Stock may not be held by five or fewer individuals. The Companies' respective by-laws provide that if the Board of Directors shall at any time and in good faith be of the opinion that direct or indirect ownership of shares of capital stock of such Company has or may become concentrated to an extent which would cause the REIT to fail to qualify or be disqualified as a REIT under the Code, or to an extent which would cause any rent to be paid to the REIT to fail to qualify or to be disqualified as rent from real property for purposes of the Code, the Board of Directors of such Company may call for the purchase from any shareholder of such Company such number of shares sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership of shares of stock of such Company into conformity with the requirements of the Code. The purchase price for the shares called for purchase shall be equal to the fair market value of such shares as reflected in the closing price for such shares on the principal stock exchange on which such shares are listed or, if such shares are not listed, then the last bid quotation for shares of such stock as of the close of business on the date fixed by the Board of Directors for such purchase or, if no quotation for the shares is available, as determined in good faith by the Board of Directors. From and after the date fixed for purchase by the Board of Directors as aforesaid, the holders of any shares so called for purchase shall cease to be entitled to dividends, voting rights and other benefits with respect to such shares, excepting only the right to payment of the purchase price fixed as aforesaid. Such purchase price may be paid in cash or, at the option of the Board of Directors, in the form of subordinated indebtedness. In addition, the by-laws of each Company provide that such Company may refuse to transfer shares of stock to any person whose acquisition of such shares would, in the opinion of its Board of Directors, result in the Corporation being unable to conform to the requirements of the Code referred to above. The by-laws also provide that any transfer of shares that would prevent the Corporation from continuing to be qualified as a REIT under the Code shall be void and the intended transferee of such shares shall be deemed never to have had an interest therein. If the foregoing provision is determined to be invalid, the by-laws also provide that the transferee of such shares shall be deemed to have acted as agent on behalf of the REIT or the Operating Company, as applicable, in acquiring such shares and to hold such shares on behalf of the REIT or the Operating Company, as applicable. See "Federal Income Tax Considerations."

     In addition, each of the Charters contains certain additional, more stringent, restrictions on the ownership and transfer of the Companies' capital stock. As a result of recent amendments to the Charters, each of the Companies is authorized to issue up to 25 million shares of a new class of its capital stock known as "Excess Stock."

     The recent amendments to the Charters (i) added a new Article Thirteenth ("Article Thirteenth") which contains the restrictions on ownership and transfer described below and (ii) amended certain other provisions of the Charters in order to authorize the issuance of 25 million shares of Excess Stock. The following summary of certain provisions of Article Thirteenth does not purport to be complete and is subject to, and qualified in its entirety by reference to, such Article Thirteenth. In addition, capitalized terms used below and not defined in this Prospectus have the respective meanings assigned to them in such Article Thirteenth.

     Article Thirteenth of each Charter provides, in substance, as follows: no person or entity (other than a Look-Through Entity) may Beneficially Own or Constructively Own in excess of 9.25%, and no Look-Through Entity may Beneficially Own or Constructively Own in excess of 9.8%, of the outstanding shares of any class or series of Equity Stock (which is defined to include both common stock and preferred stock) of the Company (the "Ownership Limitation"), unless the Ownership Limitation is waived by the Board of Directors of the Company in accordance with Article Thirteenth. In addition, any transfer of Equity Stock of the Company that would (i) violate the Ownership Limitation, or
(ii) result in the Company being "closely held" within the meaning of Section 856(h)of the Code, or (iii) cause the Company to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Company or any of its direct or indirect subsidiaries, within the meaning of Section 856(d)(2)(B) of the Code, or (iv) result in the shares of capital stock of the Company being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons, will be void ab initio and the intended transferee will acquire no right or interest in such shares of Equity Stock. The limitations described in clauses (ii), (iii) and (iv) of the preceding sentence are hereinafter called the "Other Limitations."

     The Ownership Limitation and the Other Limitations can be violated as a result of either a transfer of Equity Stock or a Non-Transfer Event (defined, in general, as any event, other than a purported transfer, which would violate the Ownership Limitation or Other Limitations). If there is a purported transfer of Equity Stock or a Non-Transfer Event that would result in a violation of the Ownership Limitation or the Other Limitations, then, unless such violation is waived by the Board of Directors of the Company in accordance with Article Thirteenth, (i) the purported transferee shall be deemed to be a Prohibited Owner (defined, in general, as any person or entity which is prevented from becoming the record owner of Equity Stock by the provisions of Article Thirteenth described in this paragraph) and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person or entity holding record title to the relevant Equity Securities shall cease to own any right or interest) in such number of shares of such Equity Stock the ownership of which would violate the Ownership Limitation or the Other Limitations, (ii) such number of shares of such Equity Stock in excess of the Ownership Limitation or which results in the violation of the Other Limitations shall be automatically converted into an equal number of shares of Excess Stock and transferred to a trust (the "Trust") created and administered for the exclusive benefit of a beneficiary (the "Beneficiary") named by the Company, and (iii) the Prohibited Owner shall submit such number of shares of Equity Stock to the Company for registration in the name of the trustee (the "Trustee") of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the transfer or Non-Transfer Event, as the case may be. The shares of Excess Stock held by the Trust shall remain outstanding shares of capital stock of the Company, and shall be held by the Trustee for the exclusive benefit of the Beneficiary.

     Each share of Excess Stock shall be entitled to the same dividends and distributions as the shares of the class or series of Equity Stock from which such Excess Stock was converted. However, the Trustee shall be entitled to receive all such dividends and distributions and shall hold them in trust for the benefit of the Beneficiary, and the Prohibited Owner shall not be entitled to any such dividends and distributions and shall, in addition, be required to repay to the Trust the amount of any dividends or distributions received by the Prohibited Owner that are attributable to any shares of Equity Stock that have been converted into Excess Stock if the record date for such dividend or distribution was on or after the date such shares were converted into Excess Stock. In the event of any voluntary or involuntary liquidation, winding up or distribution of assets of the Company, each holder of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series from which it was converted, that portion of the assets of the Company that is available for distribution to the holders of such class or series of Equity Stock. The Trust will distribute to the Prohibited Owner the amounts received upon such liquidation, winding up or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of the price per share such Prohibited Owner paid for such shares of Equity Stock in the transfer which resulted in the conversion of such shares into Excess Stock or, in the case of a Non-Transfer Event or transfer in which the Prohibited Owner did not give value (such as a gift or devise) and which Non-Transfer Event or transfer, as the case may be, resulted in the conversion of the shares into Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or transfer, and any remaining amount shall be distributed to the Beneficiary. As a result, the amount received by a Prohibited Owner per share of Excess Stock upon any such liquidation, winding up or distribution of assets may be greater or less than the amount it would have received had it disposed of a share of the corresponding Equity Stock.

     The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Each share of Excess Stock shall entitle the Trustee, as record holder thereof, to the same number of votes that the Trustee would have had if such share of Excess Stock were a share of the corresponding class or series of Equity Stock. The holders of shares of Excess Stock converted from the same class or series of Equity Stock shall vote together with the holders of such Equity Stock as a single class. Any vote taken by a Prohibited Owner prior to the discovery by the Company that such Prohibited Owner's shares of Equity Stock had been converted into shares of Excess Stock shall be rescinded and shall be void ab initio as to such Excess Stock.

     Shares of Excess Stock will be deemed to have been offered for sale to the Company or its designee at a price per share equal to the lesser of (i) the price per share in the transaction that created such shares of Excess Stock (or, in the case of a devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Company or its designee accepts such offer. The Company shall have the right to accept such offer for a period of 90 days following the later of (a) the date of the Non-Transfer Event or purported transfer resulting in such Excess Stock and (b) the date on which the Company determines in good faith that a transfer or Non-Transfer Event resulting in shares of Excess Stock previously has occurred.

     If the Company fails to exercise its option to purchase the Excess Stock as described in the immediately preceding paragraph, the Trustee shall as soon as practicable designate one or more persons or entities as Permitted Transferees, provided that the Permitted Transferees so designated purchase for "valuable consideration" (whether in a public or private sale) the shares of Excess Stock in question. Upon transfer of shares of Excess Stock by the Trustee to a Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted.

     In the event the Company accepts the offer to purchase shares of Excess Stock or such Excess Stock is transferred to a Permitted Transferee as aforesaid, the Prohibited Owner of such Excess Stock shall be entitled to receive from the Trustee, following the sale or other disposition of such shares of Excess Stock, the lesser of (i)(a) in the case of a purported transfer in which the Prohibited Owner gave value for shares of Equity Stock and which transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and (b) in the case of a Non-Transfer Event or transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or transfer and (ii) the price per share received by the Trustee from the sale or other disposition of such Excess Stock to the Company or a Permitted Transferee, and any excess amounts received by the Trustee shall be distributed to the Beneficiary. As a result, any amounts received by a Prohibited Owner in respect of Excess Stock as aforesaid may be more or less than the amounts such Prohibited Owner would have received had it disposed of the Equity Stock which was converted into such Excess Stock.

     Every Beneficial Owner and Constructive Owner of more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding shares of any class or series of Equity Stock of the Company shall, within 30 days after January 1 of each year, provide the Company with a written statement or affidavit stating the name and address of such owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. In addition, each person or entity who is a Beneficial Owner or Constructive Owner of shares of Equity Stock and each person or entity (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Company a written statement or affidavit containing such information as the Company may request to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limitations.

     The foregoing restrictions on ownership and transfer pursuant to Article Thirteenth shall apply until the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to qualify, or to continue to qualify, as a REIT. In addition, the Board of Directors of the Corporation, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and subject to certain further terms and conditions, may exempt a person or entity from the Ownership Limitation.

     As used in each Charter, the following terms have the meanings set forth below:

     "Beneficial Ownership" shall mean, with respect to any person or entity, ownership of shares of Equity Stock equal to the sum of (i) the shares of Equity Stock directly or indirectly owned by such person or entity, (ii) the number of shares of Equity Stock treated as owned directly or indirectly by such person or entity through the application of the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Equity Stock which such person or entity is deemed to beneficially own pursuant to Rule 13d-3 under the Securities Exchange Act of 1934; provided, however, that, for the purposes of calculating the foregoing, no share shall be counted more than once. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

     "Constructive Ownership" shall mean ownership of shares of Equity Stock by a person or entity who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

     "Look-Through Entity" shall mean a person or entity that is either (i) a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code as modified by Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.



Rights Agreement

     The REIT has distributed to each holder of REIT Common Stock, and has authorized, with respect to each additional share of REIT Common Stock that shall become outstanding between the date of such distribution and the earliest of the Distribution Date, the Expiration Date (as such terms are hereinafter defined) or the date, if any, on which Rights (as hereinafter defined) may be redeemed, the distribution of one right (a "Right") for each share of REIT Common Stock. Each Right entitles the registered holder to purchase from the REIT, initially, one one-hundredth of a share of Junior Participating Preferred Stock ("REIT Junior Preferred Stock") at a price of $100 (the "Purchase Price"), subject to adjustment. The terms of the Rights are set forth in a Rights Agreement among the REIT, the Operating Company and Boston EquiServe, as Rights Agent, dated as of June 15, 1989 (the "Rights Agreement").

     REIT Junior Preferred Stock purchasable upon exercise of the Rights will be entitled to dividends of 100 times the dividends per share declared on REIT Common Stock and, in the event of liquidation, will be entitled to a minimum preferential liquidating distribution of $100 per share and an aggregate liquidating distribution per share of 100 times the distribution made with respect to each share of REIT Common Stock. Each share of REIT Junior Preferred Stock is entitled to 100 votes on all matters submitted to a vote of shareholders. REIT Junior Preferred Stock will vote together with REIT Common Stock and, in the event of any merger, consolidation or other transaction in which REIT Common Stock is exchanged, each share of REIT Junior Preferred Stock will be entitled to receive 100 times the amount received per share of REIT Common Stock.

     Because of the voting, dividend and liquidation rights of the REIT Junior Preferred Stock, the value when issued of the one one-hundredth interest in a share of REIT Junior Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of REIT Common Stock.

     Until the earlier to occur of (i) 10 business days following a public announcement that an Acquiring Person (as defined) has acquired beneficial ownership of 10% or more of the REIT's general voting power other than pursuant to a Qualified Offer (as defined below), the date of such public announcement being called the "Stock Acquisition Date," or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the REIT's general voting power (the date of the earliest to occur of the foregoing being called the "Distribution Date"), the Rights will be evidenced by the certificates representing REIT Common Stock and will be transferred with and only with REIT Common Stock. The surrender for transfer of any certificate for REIT Common Stock will also constitute the transfer of the Rights associated with the REIT Common Stock represented by such certificate. As soon as practicable, following the Distribution Date, separate certificates evidencing the Rights

("Right Certificates") will be mailed to holders of record of REIT Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on August 31, 1999 (the "Expiration Date"), unless the Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the REIT, as described below.

     The Purchase Price payable, the number of shares or other securities or property issuable upon exercise of the Rights, and the number of outstanding Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, REIT Common Stock or REIT Junior Preferred Stock, (ii) upon the grant to holders of REIT Common Stock or REIT Junior Preferred Stock of certain rights or warrants to subscribe for REIT Common Stock or REIT Junior Preferred Stock at a price, or securities convertible into REIT Common Stock or REIT Junior Preferred Stock with a conversion price, less than the then current per share market price, or (iii) upon the distribution to holders of REIT Common Stock or REIT Junior Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in REIT Common Stock) or of subscription rights or warrants (other than those referred to above).


     A "Qualified Offer" is a tender offer or exchange offer for all outstanding REIT Common Stock which is determined by a majority of the independent directors to be adequate and otherwise in the best interests of the REIT and its shareholders.


     If any person becomes an Acquiring Person other than by a purchase pursuant to a Qualified Offer, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will not be entitled to the benefit of an Exercise Adjustment (as defined below)), will thereafter have the right to receive upon exercise that number of shares of REIT Common Stock or REIT Common Stock equivalents having a market value of two times the exercise price of the Right (an "Exercise Adjustment"). Such an Exercise Adjustment will also be made in the event that (i) an Acquiring Person merges with or otherwise consolidates or combines with the REIT in a transaction in which the REIT is the surviving corporation, (ii) an Acquiring Person engages in one or more self-dealing transactions specified in the Rights Agreement, or (iii) during such time as there is an Acquiring Person, an event specified in the Rights Agreement occurs which results in the Acquiring Person's ownership interest in the REIT being increased by more than 1%.

     In the event that, at any time after an Acquiring Person has become such, the REIT is acquired in a merger or other business combination transaction (other than a merger which follows a Qualified Offer at the same or a higher price) or 50% or more of its consolidated assets or earning power are sold, each holder of a Right (other than an Acquiring Person) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

     At any time after an Acquiring Person has become such, the Board of Directors of the REIT may exchange the Rights (other than Rights owned by such person or group), in whole or in part, at an exchange ratio of one share of REIT Common Stock per Right (subject to adjustment).

     With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of REIT Common Stock or REIT Junior Preferred Stock, as the case may be, on the last trading day prior to the date of exercise.

     Up to and including the tenth business day after a Stock Acquisition Date, the REIT Board of Directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Rights Redemption Price"). The redemption of the Rights may be made effective at such time on such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Rights Redemption Price.

     The terms of the Rights may be amended by the REIT Board of Directors without the consent of the holders of the Rights at any time prior to the Distribution Date. Thereafter the Rights may be amended to make changes which do not adversely affect the interests of the holders of the Rights, or which shorten or lengthen time periods, subject to certain limitations set forth in the Rights Agreement.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a REIT shareholder, including, without limitation, the right to vote or to receive dividends.

     The Operating Company has authorized the issuance of a series of Junior Participating Preferred Stock ("Operating Junior Preferred Stock" and, together with the REIT Junior Preferred Stock, the "Junior Preferred Stock") with terms substantially similar to the REIT Junior Preferred Stock. The Rights Agreement provides that, during such time as the Pairing Agreement shall remain in effect, the Operating Company will issue, on a share for share basis, Operating Common Stock or Operating Junior Preferred Stock, as the case may be, to each person receiving REIT Common Stock or REIT Junior Preferred Stock, respectively, upon exercise of or in exchange for one or more Rights.

     The terms of the Rights Agreement and the Junior Preferred Stock could make it more difficult for a third party to gain control of the Companies, and could have the effect of delaying or preventing a merger, tender offer or other attempt to take over the Companies.

Certain Anti-Takeover Provisions
     Under the Delaware General Corporation Law (the "DGCL"), transactions such as mergers, consolidations, sales of substantially all of the assets or dissolution of a corporation generally must be approved by the holders of at least a majority of all outstanding shares entitled to vote, unless the certificate of incorporation requires approval by a greater number of shares.

     However, the ability of the Companies to merge with or be acquired by another corporation is limited by the DGCL. Under the DGCL, with certain exceptions, a publicly-held corporation may not engage, in a "business combination" with an "interested stockholder" for a period of three years following the time of the transaction in which the person became an interested stockholder unless (i) prior to such date either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (A) persons who are both directors and officers and (B) certain employee stock plans, or (iii) on or after such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3 percent of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes certain mergers, consolidations, asset sales, transfers and transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is, in general, a person who, together with affiliates and associates, owns (or within three years, did own) 15 percent or more of the corporation's voting stock. The DGCL permits the corporation, by vote of the holders of at least a majority of the shares entitled to vote, to adopt an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by the provision restricting business combinations with interested shareholders. Neither the REIT nor the Operating Company has adopted such an amendment.

     Both the REIT Charter and the Operating Company Charter restrict certain "business combinations" (as defined therein) with interested shareholders (the "Business Combination Provisions"). An interested shareholder for the purposes of the Business Combination Provisions includes any person or entity who is, together with its affiliates and associates, the beneficial owner of more than 10% of the voting stock of the applicable Company. The Business Combination Provisions provide that business combinations with interested shareholders of a Company may not be consummated without:

     (a) the affirmative vote of the holders of at least 80% of the combined voting power of all issued and outstanding shares entitled to vote in the election of directors of such Company ("Voting Stock");

     (b) if less than 90% of the combined voting power of the Voting Stock approve the business combination, the affirmative vote of at least a majority of the combined voting power of Voting Stock held by persons who are not interested shareholders.

     The Business Combination Provisions do not apply to business combinations approved by a majority of the directors unaffiliated with the interested shareholder and elected prior to such an interested shareholder becoming an interested shareholder or if certain price and procedural requirements are met. A "business combination" includes:

     (a)  a merger or consolidation with an interested shareholder;

     (b) the sale or disposition of assets to an interested shareholder having an aggregate fair market value of $5,000,000 or more;

     (c) the issuance of securities to an interested shareholder having a fair market value of $5,000,000 or more;

     (d) the adoption of a plan of liquidation or dissolution proposed by or on behalf of an interested shareholder; and

     (e) any merger, consolidation, reclassification or recapitalization which increases the proportionate shareholdings of an interested shareholder.


     The higher percentage of shareholder approval required for a business combination with interested shareholders, together with the provisions of the DGCL described above and the Rights Agreement, could make it more difficult for a third party to gain control of the Companies, and could have the effect of delaying or preventing a merger, tender offer or other attempt to take over the Companies.

     Certain provisions of the DCGL, the REIT Charter and by-laws and the Operating Company Charter and by-laws could have a potential for similar anti-takeover effects. Those provisions include the following:

   [bullet] the REIT Charter and the Operating Company Chart and the by-laws of each of the Companies provide for a classified board of directors, with each class standing for re-election once every three years;

   [bullet] Delaware law permits removal of directors of the REIT and the Operating Company, other than upon expiration of their term, only for cause;

   [bullet] except as may be provided in a certificate of designations creating a class or series of Preferred Stock or Series Common Stock, the by-laws of each of the Companies do not permit shareholders to call a special meeting of shareholders;

   [bullet] the by-laws of each of the Companies contain restrictions on the number of shares that may be owned by any stockholder and permit the Companies to enforce those restrictions by purchasing shares from shareholders or by refusing to transfer shares, (see "--Ownership Limitations and Restrictions on Transfers" above);

   [bullet] the REIT Charter and the Operating Company Charter permit the issuance, without stockholder approval, of one or more series of Preferred Stock or Series Common Stock with rights and preferences to be determined by the Board of Directors;

   [bullet] the by-laws of each of the Companies eliminate the right of stockholders to take action by written consent;

   [bullet] the by-laws of each of the Companies require that vacancies in the Board of Directors and newly created directorships be filled by the remaining directors (except as may otherwise be provided with respect to any series of Preferred Stock); and

   [bullet] the by-laws of each of the Companies require advance notice of stockholder proposals and director nominations.

                      DESCRIPTION OF PAIRED COMMON STOCK

General

     The Paired Common Stock is currently listed on the NYSE under the symbol "MT". As of the close of business on August 15, 1998, there were 153,296,205 shares of REIT Common Stock outstanding and 151,990,828 shares of Operating Common Stock outstanding.


Terms

     Subject to provisions of law and the preferences of any series of Preferred Stock or Series Common Stock outstanding, holders of Paired Common Stock are entitled to receive dividends at such times and in such amounts as may be declared from time to time by the respective Boards of Directors out of funds legally available therefor. To maintain eligibility as a REIT, the Corporation must in general distribute at least 95% of its "real estate investment trust taxable income" before deduction of dividends paid (less any net long-term capital gain and subject to certain other adjustments) to its shareholders.

     Holders of Paired Common Stock are entitled to one vote for each share held on every matter submitted to a vote of shareholders of the respective Companies. Except as otherwise provided by law, by the terms of the REIT's and Operating Company's Series A Stock or authorized but unissued Junior Preferred Stock, or by the terms of any other series of Preferred Stock or Series Common Stock, the holders of the Paired Common Stock of each Company have sole voting power.


Transfer Agent

     The transfer agent and registrar for the Paired Common Stock is State Street Bank and Trust Company, Boston, Massachusetts, acting through its servicing agent, Boston EquiServe.


                        DESCRIPTION OF PREFERRED STOCK

     The Board of Directors of each of the Companies may authorize the issuance of shares of Preferred Stock of such Company in one or more series. The summary of certain provisions of the Preferred Stock set forth below and the summary of certain terms of a particular series of Preferred Stock set forth in the applicable Prospectus Supplement do not purport to be complete and are subject to and qualified in their entirety by reference to all of the provisions of the REIT Charter and the Operating Company Charter, as applicable, and the by-laws of the REIT and the Operating Company, as applicable, which have been filed or incorporated by reference as exhibits to the Registration Statement, and the form of certificate of designations (the "Certificate of Designations") relating to such series of Preferred Stock which will be filed as an exhibit to or incorporated by reference in the Registration Statement, all of which are incorporated herein by reference and copies of which may be obtained as described under "Available Information."


     The following description of Preferred Stock sets forth certain general terms and provisions of the series of Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any particular series of Preferred Stock, including Preferred Stock to be represented by Depositary Shares, will be described in the applicable Prospectus Supplement. To the extent that any particular terms of any Preferred Stock described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.



General

     Each of the Companies is authorized to issue 6,000,000 shares of Preferred Stock, $.10 par value per share, in one or more series. No shares of Preferred Stock were outstanding as of the date of this Prospectus except for the 700,000 shares of Series A Preferred Stock issued on June 17, 1998. See "--9% Series A Cumulative Redeemable Preferred Stock." However, in connection with the Rights Agreement, each of the Companies has authorized the issuance of 200,000 shares of its respective Junior Preferred Stock. No shares of Junior Preferred Stock were outstanding on the date of this Prospectus and such shares will be issued only in connection with the exercise of Rights. See "Description of Capital Stock--Rights Agreement."


     Each of the Companies may offer shares of its Preferred Stock separately from the other Company, or the Companies may offer shares of their respective Preferred Stocks together, and the Preferred Stock of one Company may or may not be paired with the Preferred Stock of the other Company. However, when issued, the Preferred Stock of any series will represent an equity interest only in the Company which issued such Preferred Stock and will not represent an equity interest in, and will not otherwise be an obligation of, the other Company, even though the Preferred Stock of one Company may be paired with the Preferred Stock of the other Company. As used under this caption "Description of Preferred Stock," the term "Issuing Company" means, with respect to any series of Preferred Stock offered by a Prospectus Supplement, the Company which is issuing such Preferred Stock.


Terms

     Subject to the limitations prescribed by Delaware law and the REIT Charter and the Operating Company Charter, as applicable, the Board of Directors of each of the Companies is authorized to fix the number of shares constituting each series of Preferred Stock and the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preference of any wholly unissued series of Preferred Stock and the designation thereof. The Preferred Stock will, when issued, be fully paid and nonassessable by the Issuing Company and will have no preemptive rights.

     Reference is made to the Prospectus Supplement relating to the series of Preferred Stock offered thereby for specific terms thereof, including:

    (1) the title of such series of Preferred Stock;

    (2) the number of shares of such series of Preferred Stock offered, the liquidation preference per share and the public offering price of such Preferred Stock;

    (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

    (4) the date from which dividends on such Preferred Stock shall accrue, if applicable, and whether dividends on such Preferred Stock shall be cumulative or non-cumulative;

    (5) the procedures for any auction and remarketing, if any, for such Preferred Stock;

    (6) the provision for a sinking fund, if any, for such Preferred Stock;

    (7) the provision for redemption, if applicable, of such Preferred Stock;

    (8) any listing of such Preferred Stock on any securities exchange;

    (9) the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Paired Common Stock of the Companies, including the conversion price or manner of calculation thereof;

   (10) whether interests in such Preferred Stock will be represented by Depositary Shares;

   (11) the preferences of such Preferred Stock as to dividends and rights upon liquidation, dissolution or winding up of the Issuing Company;

   (12) in addition to the limitations described above under "Description of Capital Stock--Ownership Limitations and Restrictions on Transfers", any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Corporation as a REIT; and

   (13) any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.


Rank

     Unless otherwise specified in the applicable Prospectus Supplement, each series of Preferred Stock of an Issuing Company will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of such Issuing Company, (i) senior to the Common Stock of such Issuing Company and senior to all other capital stock of such Issuing Company other than capital stock referred to in clauses (ii) and (iii) of this sentence; (ii) on a parity with all capital stock of such Issuing Company the terms of which specifically provide that such capital stock ranks on a parity with the Preferred Stock of such series with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of such Issuing Company; and (iii) junior to all capital stock of such Issuing Company the terms of which specifically provide that such capital stock ranks senior to the Preferred Stock of such series with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of such Issuing Company. In that regard, the Board of Directors of an Issuing Company may from time to time, without shareholder approval, authorize the issuance of one or more series of Preferred Stock or Series Common Stock ranking on a parity with the Preferred Stock of any other series. See "Description of Capital Stock" above and "--Voting Rights" below.

Dividend and Redemption Restrictions

     As described above, but subject to the limitations described below under "--Voting Rights", the Issuing Company may from time to time issue capital stock which ranks senior to the Preferred Stock offered by any Prospectus Supplement as to dividends or rights upon liquidation, dissolution or winding up of the Issuing Company. In addition, the Issuing Company and its subsidiaries are or may in the future become parties to agreements and instruments which restrict or prevent the payment of dividends on, or the purchase or redemption of, the Issuing Company's Paired Common Stock, Preferred Stock or Series Common Stock, including indirect restrictions (through, for example, covenants requiring the maintenance of specified levels of net worth) and direct restrictions. See "Risk Factors--Risks Related to Restrictions on Dividends and Distributions; Risks Relating to Restrictive Debt Covenants and Compliance with Debt Instruments."

     In the event of a deterioration in the financial condition or results of operations of the Corporation or the Operating Company, the terms of the Revolving Loan Agreements, the Existing Indentures or other instruments or agreements to which the Companies or their subsidiaries are or may in the future become parties could limit or prohibit the payment of dividends on shares of Paired Common Stock, Preferred Stock or Series Common Stock offered by any Prospectus Supplement. Any failure of the Corporation to pay dividends as required by the Code, whether as a result of restrictive covenants in its debt instruments or otherwise, would result in the loss of its status as a REIT under the Code. See "Risk Factors--Risks Related to Restrictions on Dividends and Distributions; Risks Relating to Restrictive Debt Covenants and Compliance with Debt Instruments."

Dividends

     Subject to the preferential rights of the holders of any capital stock of the Issuing Company ranking prior to any series of Preferred Stock as to dividends, the holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Issuing Company, out of funds of the Issuing Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of the Issuing Company at the close of business on such record dates as shall be fixed by the Board of Directors of the Issuing Company.

     Dividends on any series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Issuing Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are noncumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Issuing Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     If any shares of Preferred Stock of any series of an Issuing Company are outstanding, no full dividends will be declared or paid or set apart for payment on any capital stock of the Issuing Company of any other class or series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such series for all past dividend periods (including, without limitation, any dividend period terminating on the date upon which the dividends on such other capital stock are declared or paid or set apart for payment, as the case may
be) or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Stock of any series and the shares of any other class or series of capital stock of the Issuing Company ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon the Preferred Stock of such series and any other class or series of capital stock of the Issuing Company ranking on a parity as to dividends with the Preferred Stock of such series shall be declared pro rata so that the amount of dividends declared per share of Preferred Stock of such series and such other class or series of capital stock of the Issuing Company shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other class or series of capital stock of the Issuing Company bear to each other. Holders of shares of any series of Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, in excess of full cumulative (if applicable) dividends on such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods (including, without limitation, any dividend period terminating on the applicable Subject Date (as defined below)), or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Issuing Company or other capital stock of the Issuing Company ranking junior to the Preferred Stock of such series as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of the Issuing Company) shall be declared or paid or set apart for payment or other distribution declared or made upon the Common Stock of the Issuing Company or any other capital stock of the Issuing Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Issuing Company, nor shall any shares of Common Stock of the Issuing Company or any other capital stock of the Issuing Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Issuing Company be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares of junior or parity stock) by the Issuing Company (except by conversion into or exchange for other capital stock of the Issuing Company ranking junior to the Preferred Stock of such series as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of the Issuing Company, except for the purchase of capital stock of the Issuing Company pursuant to the provisions of its by-laws allowing it to purchase shares of its capital stock to preserve the status of the Corporation as a REIT for federal income tax purposes, and except for, if proposed Article Thirteenth is added to the Charter of the Issuing Company, the purchase or conversion of Excess Stock of such Issuing Company in accordance with the provisions of such Article Thirteenth). As used in this paragraph, the term "Subject Date" means, with respect to any series of Preferred Stock of an Issuing Company, any date on which any dividends shall be declared or paid or set apart for payment or other distribution declared or made upon the Common Stock of such Issuing Company or any other capital stock of such Issuing Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of such Issuing Company or on which any shares of Common Stock of such Issuing Company or any other capital stock of such Issuing Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of such Issuing Company shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares of junior or parity stock) by the Issuing Company.


Redemption

     If so provided in the applicable Prospectus Supplement, the Preferred Stock offered thereby may be subject to mandatory redemption or redemption at the option of the Issuing Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Issuing Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of capital stock of the Issuing Company, the terms of such Preferred Stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into the applicable capital stock of the Issuing Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods (including, without limitation, any dividend period terminating on the date of the redemption of shares of such series of Preferred Stock referred to below), and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on all shares of Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of such series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent (a) the purchase or acquisition of Preferred Stock of such series pursuant to the provisions of the by-laws of the Issuing Company allowing it to purchase shares of its capital stock to preserve the status of the Corporation as a REIT for federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series or (b) if proposed Article Thirteenth is added to the Charter of such Issuing Company, the purchase or conversion of Excess Stock of such Issuing Company in accordance with the provisions of such Article Thirteenth. In addition, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods (including, without limitation, any dividend period terminating on the date of the direct or indirect purchase or other acquisition of shares of such series of Preferred Stock by the Issuing Company referred to below) and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Issuing Company shall not purchase or otherwise acquire, directly or indirectly, any shares of Preferred Stock of such series (except by conversion into or exchange for capital stock of such Issuing Company ranking junior to the Preferred Stock of such series as to the payment of dividends and with respect to the distribution of assets upon liquidation, dissolution and winding up of such Issuing Company); provided, however, that the foregoing shall not prevent (a) the purchase or acquisition of Preferred Stock of such series pursuant to the provisions of the by-laws of the Issuing Company allowing it to purchase shares of its capital stock to preserve the status of the Corporation as a REIT for federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series or (b) if proposed Article Thirteenth is added to the Charter of such Issuing Company, the purchase or conversion of Excess Stock of such Issuing Company in accordance with the provisions of such Article Thirteenth.

     If fewer than all of the outstanding shares of Preferred Stock of any series are to be redeemed at the option of the Issuing Company, the number of shares to be redeemed will be determined by the Issuing Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares or, if fractional shares are outstanding, with such additional adjustments as the Issuing Company may elect in order to effect the redemption of fractional shares) or by lot or any other equitable manner determined by the Issuing Company (a) that will not give the Issuing Company the right to purchase shares of Preferred Stock of such series pursuant to the provisions in its by-laws allowing it to purchase shares of its capital stock to preserve the status of the Corporation as a REIT for federal income tax purposes and (b) if proposed Article Thirteenth is added to the Charter of such Issuing Company, that will not result in the conversion of any Preferred Stock of such series into Excess Stock of such Issuing Company.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed at the address shown on the share transfer books of the Issuing Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places (which shall include a place in the Borough of Manhattan, the City of New York) where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder. If notice of redemption of any Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Issuing Company in trust for the benefit of the holders of the shares of Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on shares of such Preferred Stock so called for redemption, such shares of Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares will terminate, except the right to receive the redemption price together with, if applicable, accrued and unpaid dividends thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such series of Preferred Stock does not have cumulative dividends).


Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Issuing Company, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of capital stock of the Issuing Company ranking junior to the Preferred Stock of any series with respect to the distribution of assets upon liquidation, dissolution or winding up of the Issuing Company, but subject to the preferential rights of holders of any capital stock of the Issuing Company ranking prior to the Preferred Stock of such series with respect to such distribution of assets, the holders of the shares of such series of Preferred Stock then outstanding shall be entitled to receive out of assets of the Issuing Company legally available for distribution to its stockholders liquidating distributions in the amount of the liquidation preference per share (as set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock of such series will have no right or claim to any of the remaining assets of the Issuing Company. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the assets of the Issuing Company legally available therefor are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Preferred Stock of such series and the corresponding amounts payable on all outstanding shares of any other classes or series of capital stock of the Issuing Company ranking on a parity with the Preferred Stock of such series with respect to the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Preferred Stock of such series and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions (including, if applicable, accrued and unpaid dividends) to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of Preferred Stock of any series, the remaining assets of the Issuing Company shall be distributed among the holders of any other classes or series of capital stock of the Issuing Company ranking junior to the Preferred Stock of such series upon liquidation, dissolution or winding up, according to their respective rights and preferences. For the foregoing purposes, neither the consolidation or merger of the Issuing Company with or into any other corporation, trust or other entity, nor the sale, lease or conveyance of all or substantially all of the property or business of the Issuing Company, shall be deemed to constitute a liquidation, dissolution or winding up of the Issuing Company.


Voting Rights

     Holders of the Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

     If the terms of the Certificate of Designations, as described in the Prospectus Supplement relating thereto, creating a particular series of Preferred Stock so provide, then whenever dividends on any shares of Preferred Stock of such series shall be in arrears for six or more quarterly periods (whether or not consecutive), the number of directors then constituting the board of directors of the Corporation shall be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and with which the Preferred Stock of such series is entitled to vote as a class with respect to the election of such two directors) and the holders of shares of Preferred Stock of such series (voting separately as a class with all other classes or series of capital stock of the Issuing Company upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Preferred Stock of such series in the election of such two directors) will be entitled to vote for the election of such two directors of the Issuing Company at a special meeting called by an officer of the Issuing Company at the request of the holders of record of at least 10% of the outstanding shares of such series of Preferred Stock or by the holders of any other class or series of capital stock of the Issuing Company upon which like voting rights have been conferred and are exercisable and which is entitled to vote as a class with such series of Preferred Stock in the election of such two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which case the vote for such two directors shall be held at the earlier of the next such annual or special meeting of stockholders), and at each subsequent annual meeting until (i) if such series of Preferred Stock has a cumulative dividend, all dividends accumulated on such shares of Preferred Stock for all past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment or (ii) if such series of Preferred Stock does not have a cumulative dividend, four consecutive quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, whereupon the right of the holders of the Preferred Stock of such series to elect such two directors shall cease and (unless there are one or more other classes or series of capital stock of the Issuing Company upon which like voting rights have been conferred and are exercisable) the term of office of such directors shall automatically terminate and the authorized number of directors of the Issuing Company shall thereupon return to the number of authorized directors otherwise in effect.

     Unless provided otherwise for any series of Preferred Stock in the applicable Prospectus Supplement, so long as any shares of Preferred Stock of any series remain outstanding, the Issuing Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of such series of Preferred Stock outstanding at the time, given in person or by proxy (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such series of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of such Issuing Company into such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any such shares; or (ii) amend, alter or repeal the provisions of the Issuing Company's certificate of incorporation (including the Certificate of Designation for such series of Preferred Stock), whether by merger or consolidation (an "Event") or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Stock of such series remains outstanding or is converted into like securities of the surviving entity, in each case with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event the Issuing Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of the Preferred Stock of such series or the holders thereof; and provided, further, that the Amendments to the Charter of the Issuing Company to add Article Thirteenth and to authorize the issuance of 25 million shares of Excess Stock as described under "Description of Capital Stock--Ownership Limitations and Restrictions on Transfer" shall not be deemed, with respect to the Series A Preferred Stock, to be an amendment, alteration or repeal which materially and adversely affects such rights, preferences, privileges or voting powers; and provided further that any amendment to the Charter of the Issuing Company to authorize any increase in the amount of the authorized Excess Stock, Preferred Stock or Series Common Stock or the creation or issuance of any other series of Preferred Stock or any shares or series of Excess Stock or Series Common Stock, or any increase in the amount of authorized or outstanding shares of such series of Preferred Stock or any other series of Preferred Stock or any shares or series of Excess Stock or Series Common Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.


Conversion Rights

     The terms and conditions, if any, upon which any series of Preferred Stock is convertible into shares of Common Stock of the Issuing Company will be set forth in the applicable Prospectus Supplement relating thereto. Such terms may include the conversion price or rate (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock of such series or the Issuing Company, the events requiring an adjustment of the conversion price or rate and provisions affecting conversion in the event of the redemption of such series of Preferred Stock.


Restrictions on Ownership and Transfer


     The by-laws of each Issuing Company contain provisions and restrictions intended to preserve the status of the Corporation as a REIT for federal income tax purposes, including provisions permitting such Issuing Company to purchase its capital stock from stockholders or to refuse to transfer its capital stock. The Preferred Stock offered by any Prospectus Supplement will be subject to all of such provisions and restrictions. In addition, each of the Charters contains additional, more stringent, restrictions on the ownership and transfer of the Companies' capital stock. As a result of recent amendments to the Charters, each of the Companies is authorized to issue up to 25 million shares of a new class of its capital stock known as "Excess Stock." See "Description of Capital Stock--Ownership Limitations and Restrictions on Transfers."



Registrar and Transfer Agent

     The Registrar and Transfer Agent for the Preferred Stock of any series will be set forth in the applicable Prospectus Supplement.


9% Series A Cumulative Redeemable Preferred Stock

     The Corporation has authorized the issuance of a series of Preferred Stock, consisting of 805,000 shares, designated as the 9% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"), of which 700,000 shares were outstanding as of July 31, 1998. The 700,000 shares of Series A Preferred Stock issued by the Corporation on June 17, 1998 are represented by a total of 7,000,000 Series A Depositary Shares, each of which represents a one-tenth interest in a share of Series A Preferred Stock. See "--Description of Depositary Shares--Series A Depositary Shares."

     The following brief summary description of certain terms of the Series A Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the REIT Charter, the by-laws of the Corporation, the certificate of designation relating to the Series A Preferred Stock, the form of Deposit Agreement and the form of Depositary Receipt, all of which have been filed as exhibits to or incorporated by reference in the Registration Statement.

     The holders of Series A Preferred Stock are generally entitled to receive, when, as and if declared by the Board of Directors of the Corporation, cumulative cash dividends at the rate of 9% of the $250 per share liquidation preference per annum (equivalent to an annual rate of $2.25 per Series A Depositary Share), payable quarterly in arrears.

     Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, then, before any distribution or payment shall be made to the holders of any Corporation Common Stock or any class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to such distribution or payment, but subject to the preferential rights of the holders of any capital stock of the Corporation ranking prior to the Series A Preferred Stock with respect to such distribution or payment, the holders of Series A Preferred Stock are entitled to receive liquidating distributions in cash or property in the amount of a liquidation preference of $250 per share (equivalent to $25 per Series A Depositary Share), plus an amount equal to all accrued and unpaid dividends to the date of payment.

     The Series A Preferred Stock is generally not redeemable prior to June 17, 2003. On and after such date, the Corporation may, at its option, redeem the Series A Preferred Stock, in whole or from time to time in part, for a cash redemption price equal to $250 per share (equivalent to $25 per Series A Depositary Share), plus (except in certain instances) an amount equal to all accrued and unpaid dividends to the date fixed for redemption.

     Holders of Series A Preferred Stock do not have any voting rights, except as described in "Description of Preferred Stock--Voting Rights" and as set forth in the Certificate of Designations filed with the Secretary of State of Delaware setting forth the specific terms of the Series A Preferred Stock.

     The Series A Preferred Stock is not listed on the NYSE.

                       DESCRIPTION OF DEPOSITARY SHARES

General

     Each of the Companies may issue Depositary Shares, each of which will represent a fractional interest in a share of a particular series of Preferred Stock of such Company, as specified in the applicable Prospectus Supplement. Shares of Preferred Stock of each series represented by Depositary Shares will be deposited under a separate deposit agreement (each, a "Deposit Agreement") among the Issuing Company (as defined below), the depositary named in such Deposit Agreement (the "Preferred Stock Depositary"), and the holders from time to time of the depositary receipts (the "Depositary Receipts") issued under such Deposit Agreement. Subject to the terms of the applicable Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest in a share of a particular series of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt, to all the rights and preferences of the Preferred Stock represented by such Depositary Shares (including dividend, voting, conversion (if any), redemption (if any) and liquidation rights).

     Each of the Companies may offer its Depositary Shares separately from the other Company, or the Companies may offer their respective Depositary Shares together, and the Depositary Shares of one Company may or may not be paired with the Depositary Shares of the other Company. However, when issued, the Preferred Stock of any series represented by Depositary Shares will represent an equity interest only in the Company which issued such Preferred Stock and will not represent an equity interest in, and will not otherwise be an obligation of, the other Company, even though the Depositary Shares of one Company may be paired with the Depositary Shares of the other Company. As used under this caption "Description of Depositary Shares," the term "Issuing Company" means, with respect to any Depositary Shares offered by a Prospectus Supplement, the Company which is issuing the Preferred Stock represented by such Depositary Shares.

     The summary of certain provisions of a particular issue of Depositary Shares and the related Depositary Receipts and Deposit Agreement set forth herein and in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the form of such Deposit Agreement, together with the form of related Depositary Receipt, which will be filed or incorporated by reference as an exhibit to the Registration Statement and will be available as described under "Available Information." The description of the Depositary Shares, the Depositary Receipts and the Deposit Agreement herein sets forth certain general terms and provisions thereof to which any Prospectus Supplement may relate. Certain other terms of any issue of Depositary Shares and the related Depositary Receipts and the Deposit Agreement may be described in the applicable Prospectus Supplement. To the extent that any particular terms of the Depositary Shares or the related Depositary Receipts or Deposit Agreement described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement. In particular, the applicable Prospectus Supplement may describe certain different terms which may be applicable in connection with the proposed Amendments described under "Description of Capital Stock--Ownership Limitations and Restrictions on Transfer."

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by the Issuing Company to the applicable Preferred Stock Depositary, the Issuing Company will cause the Preferred Stock Depositary to issue the Depositary Receipts on behalf of the Issuing Company.

     Depositary Receipts may be surrendered for transfer or exchange for new Depositary Receipts of different authorized denominations at any office of the applicable Preferred Stock Depositary maintained for such purpose, subject to the terms of the related Deposit Agreement. Unless otherwise specified in the applicable Prospectus Supplement, Depositary Receipts will be issued in denominations evidencing any whole number of Depositary Shares. No service charge will be made for any transfer or exchange of Depositary Receipts, but the Issuing Company or the Preferred Stock Depositary may require payment of any transfer tax or similar governmental charge payable in connection therewith.


Dividends and Other Distributions

     The Preferred Stock Depositary will be required to distribute all cash dividends or other cash distributions received in respect of the applicable Preferred Stock to the record holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Stock in proportion, insofar as possible, to the respective numbers of such Depositary Receipts owned by such holders on the relevant record date, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary. The Preferred Stock Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Preferred Stock Depositary for distribution to record holders of Depositary Receipts evidencing Depositary Shares representing the applicable Preferred Stock, and no interest will accrue on any such amount not so distributed.

     In the event of a distribution other than in cash, the Preferred Stock Depositary will be required to distribute the property received by it to the record holders of Depositary Receipts evidencing Depositary Shares representing the applicable Preferred Stock entitled thereto in proportion, insofar as possible, to the respective numbers of such Depositary Receipts owned by such holders on the relevant record date, subject to certain obligations of holders to file proofs, certificates, and other information and to pay certain charges and expenses to the Preferred Stock Depositary, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Issuing Company, sell such property and distribute the net proceeds from such sale to such holders.

     The amount distributed in any of the foregoing cases will be reduced by an amount required to be withheld by the Issuing Company or the Preferred Stock Depositary on account of taxes.

     Notwithstanding the foregoing, in the event that proposed Article Thirteenth is added to the Charter of an Issuing Company and, thereafter, any Excess Stock is issued upon conversion of deposited Preferred Stock of such Issuing Company, then the Depositary Shares which previously represented such shares of Preferred Stock shall be deemed to represent such shares of Excess Stock and (i) the Depositary Shares representing such Excess Stock shall not represent a fractional interest in or be entitled to share in or receive any monies, securities or other property payable, distributable or offered in respect of the deposited Preferred Stock and (ii) the Depositary Shares representing such deposited Preferred Stock shall not represent a fractional interest in or be entitled to share in or receive any monies, securities or other properties payable, distributable or offered in respect of such Excess Stock. In addition, dividends and other distributions in respect of the Depository Shares representing such Excess Stock will be paid to the persons and in the manner specified in Article Thirteenth and the applicable Deposit Agreement, which may be different than in the case of dividends and distributions in respect of Depositary Shares representing deposited Preferred Stock. In particular, dividends payable in respect of Depositary Shares representing Excess Stock are, pursuant to Article Thirteenth, payable to a trustee appointed by the applicable Issuing Company and not to investors.


Withdrawal of Preferred Stock

     Upon surrender of Depositary Receipts at the designated office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption), the holders of such Depositary Receipts will be entitled to delivery at such office, to or upon such holders' order, of the number of whole or fractional shares of the related Preferred Stock and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related Preferred Stock on the basis of the fractional interest in a share of Preferred Stock represented by each Depositary Share as specified in the applicable Prospectus Supplement. Shares of Preferred Stock so withdrawn, however, may not be redeposited, subject to certain limited exceptions. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. The Corporation and the Operating Company do not expect that there will be any public market for shares of Preferred Stock that are withdrawn as described in this paragraph.


     Pursuant to Article Thirteenth of an Issuing Company's Charter, if any deposited Preferred Stock of such Issuing Company is converted into Excess Stock, then the provisions described in the immediately preceding paragraph shall also generally apply to the withdrawal of such Excess Stock.

Redemption of Depositary Shares

     If a series of Preferred Stock represented by Depositary Shares is subject to redemption at the option of the Issuing Company, then, whenever the Issuing Company redeems shares of such Preferred Stock held by the applicable Preferred Stock Depositary, the Preferred Stock Depositary will be required to redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed, provided the Issuing Company has paid in full to the Preferred Stock Depositary the redemption price of the Preferred Stock to be redeemed plus, unless otherwise provided in the applicable Prospectus Supplement, an amount equal to any accrued and unpaid dividends to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to one share of the Preferred Stock being redeemed multiplied by the fraction of a share of such Preferred Stock represented by one such Depositary Share. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by lot or by any other equitable method determined by the Issuing Company (a) that will not give the Issuing Company the right to purchase Depositary Receipts, Depositary Shares or shares of Preferred Stock represented by such Depositary Shares pursuant to the provisions of its by-laws allowing the purchase of its capital stock to preserve the status of the Corporation as a REIT for federal income tax purposes and (b) if proposed Article Thirteenth is added to the Charter of such Issuing Company, that will not result in the conversion of such Preferred Stock into Excess Stock of the Issuing Company. If the Depositary Shares evidenced by a Depositary Receipt are to be redeemed in part only, a new Depositary Receipt will be issued for the Depositary Shares not so redeemed.

     From and after the date fixed for redemption all dividends in respect of the shares of Preferred Stock called for redemption will cease to accrue; the Depositary Shares called for redemption will no longer be deemed to be outstanding; and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender of the Depositary Receipts to the Preferred Stock Depositary.

     If proposed Article Thirteenth is added to the Charter of an Issuing Company and, thereafter, any deposited Preferred Stock of such Issuing Company is converted into Excess Stock and any such Excess Stock is to be redeemed in connection with the redemption of deposited Preferred Stock, then the foregoing provisions for redemption of such Preferred Stock shall also generally apply to such Excess Stock.


Voting of the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of the applicable Preferred Stock are entitled to vote, the Preferred Stock Depositary will be required to mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares that represent such Preferred Stock. Each record holder of Depositary Receipts evidencing such Depositary Shares on the record date (which will be the same date as the record date for the related Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the shares of Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will be required to vote the shares of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Issuing Company will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will be required to abstain from voting the shares of Preferred Stock represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares. The Preferred Stock Depositary will not be responsible for any failure to carry out any instruction to vote or for the manner or effect of any such vote made, as long as any such action or inaction is in good faith and does not result from negligence or willful misconduct of the Preferred Stock Depositary. If proposed Article Thirteenth is added to the Charter of an Issuing Company, any Excess Stock issued upon conversion of deposited Preferred Stock of such Issuing Company will generally have the same voting rights as such Preferred Stock and such Excess Stock and Preferred Stock will vote together as a class. However, Article Thirteenth provides such voting rights in respect of Excess Stock may be exercised only by a trustee appointed by the applicable Issuing Company.

Liquidation Preference

     In the event of the liquidation, dissolution, or winding up of the Issuing Company, whether voluntary or involuntary, the holder of each Depositary Receipt evidencing Depositary Shares representing deposited Preferred Stock will be entitled to an amount per Depositary Receipt equal to the liquidation preference accorded one share of the related Preferred Stock plus accrued and unpaid dividends thereon, if any, multiplied by the fraction of a share of Preferred Stock represented by one such Depositary Share. The amounts payable in respect of Depositary Shares representing Excess Stock under such circumstances will be described in the applicable Prospectus Supplement.


Conversion of Preferred Stock

     The Depositary Shares, as such, are not convertible at the option of the holders of the related Depositary Receipts into Common Stock or any other securities or property of the Issuing Company. Nevertheless, if the Preferred Stock represented by Depositary Shares is convertible at the option of the holders thereof into Common Stock or other securities of the Issuing Company as specified in the applicable Prospectus Supplement, the related Depositary Receipts may be surrendered by their holders to the applicable Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct the Issuing Company to cause conversion of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into whole shares of Common Stock or other applicable securities of the Issuing Company, and the Issuing Company has agreed that upon receipt of such instructions and any amounts payable in respect of such conversion, it will cause the conversion utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion. The conversion rate or price, as the case may be, per Depositary Share will be equal to the conversion rate or price per share of the related Preferred Stock appropriately adjusted by the fraction of a share of such Preferred Stock represented by one Depositary Share. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a new Depositary Receipt will be issued for any Depositary Shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion would result in a fractional share of Common Stock being issued, an amount will be paid in cash by the Issuing Company equal to the value of the fractional interest based upon the closing price (as defined) of the Common Stock.


Amendment and Termination of a Deposit Agreement

     The Depositary Receipts evidencing Depositary Shares and any provision of a Deposit Agreement may at any time be amended by agreement between the Issuing Company and the applicable Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Stock will not be effective unless such amendment has been approved by the holders of Depositary Receipts evidencing at least two-thirds of the Depositary Shares then outstanding. No amendment may impair the right, subject to certain exceptions in the Deposit Agreement, of any holder of Depositary Receipts evidencing Depositary Shares representing deposited Preferred Stock to surrender any Depositary Receipt with instructions to deliver to the holder the related Preferred Stock and all money and other property, if any, represented by such Depositary Receipt, except in order to comply with law. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective will be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the applicable Deposit Agreement as amended thereby.

     A Deposit Agreement may be terminated by the Issuing Company upon not less than 30 days' prior written notice to the applicable Preferred Stock Depositary if (i) such termination is necessary to preserve the Corporation's status as a REIT for federal income tax purposes or (ii) the holders of Depositary Receipts evidencing at least a majority of the outstanding Depositary Shares consent to such termination. Upon such termination, the Preferred Stock Depositary will be required to deliver or make available to each holder of the related Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, the number of whole or fractional shares of Preferred Stock or, if applicable, Excess Stock that are represented by the Depositary Shares evidenced by such Depositary Receipts, together with any cash or other property held by such Preferred Stock Depositary with respect to such Depositary Receipts. The Issuing Company will agree that, if a Deposit Agreement is terminated to preserve the Corporation's status as a REIT, then the Issuing Company will use its best efforts to list the related Preferred Stock on a national securities exchange. In addition, a Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares issued under such Deposit Agreement have been redeemed, (ii) there has been a final distribution in respect of the related Preferred Stock and, if applicable, Excess Stock in connection with any liquidation, dissolution or winding up of the Issuing Company, and such distribution has been distributed to the holders of Depositary Receipts entitled thereto or (iii) in the case of Preferred Stock which is convertible at the option of the holders thereof, each share of the related Preferred Stock has been converted into stock or other securities of the Issuing Company not so represented by Depositary Shares.


Charges of Preferred Stock Depositary

     The Issuing Company will pay all transfer and other taxes and governmental charges arising solely from the existence of a Deposit Agreement. In addition, the Issuing Company will pay the fees and expenses of the Preferred Stock Depositary in connection with the performance of its duties under a Deposit Agreement; however, holders of Depositary Receipts will pay the charges and expenses of the Preferred Stock Depositary for any duties requested by such holders to be performed that are not required under the applicable Deposit Agreement.


Resignation and Removal of Preferred Stock Depositary

     A Preferred Stock Depositary will be permitted to resign at any time by delivering to the Issuing Company notice of its election to do so, and the Issuing Company will be permitted at any time to remove a Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of and acceptance thereof by a successor Preferred Stock Depositary. A successor Preferred Stock Depositary will be required to be appointed within 60 days after delivery of the notice of resignation or removal and will be required to be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.


Miscellaneous

     The Preferred Stock Depositary will be required to forward to holders of Depositary Receipts certain reports and communications from the Issuing Company that are received by the Preferred Stock Depositary with respect to the related Preferred Stock.

     Neither the Preferred Stock Depositary nor the Issuing Company will be liable if it is prevented from or delayed in, by law or by circumstances beyond its control, performing its obligations under the related Deposit Agreement. The obligations of the Issuing Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performing their duties in good faith and without negligence or willful misconduct, and the Issuing Company and the Preferred Stock Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares, the related shares of Preferred Stock or, if applicable, Excess Stock unless satisfactory indemnity is furnished. The Issuing Company and the Preferred Stock Depositary may rely on written advice of counsel or accountants, information provided by persons presenting shares of Preferred Stock for deposit, holders of Depositary Receipts, or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

     In the event the Preferred Stock Depositary receives conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Issuing Company, on the other hand, the Preferred Stock Depositary will be entitled to act on such claims, requests or instructions received from the Issuing Company.


Restrictions on Ownership and Transfer


     The by-laws of each Issuing Company contain provisions and restrictions intended to preserve the status of the Corporation as a REIT for federal income tax purposes, including provisions permitting such Issuing Company to purchase its capital stock from stockholders or to refuse to transfer its capital stock. In addition, each of the Charters contains additional, more stringent, restrictions on the ownership and transfer of the Companies' capital stock. As a result of recent amendments to the Charters, each of the Companies is authorized to issue up to 25 million shares of a new class of its capital stock known as "Excess Stock." The Preferred Stock represented by the Depositary Shares offered by any Prospectus Supplement, and the Depositary Receipts evidencing such Depositary Shares, will be subject to all of such provisions and restrictions. In particular, the applicable Deposit Agreement will contain provisions to the effect that, among other things, the Depositary Receipts issued thereunder and the related Depositary Shares will be subject to the provisions in the Issuing Company's by-laws and, Article Thirteenth intended to preserve the status of the Corporation as a REIT for federal income tax purposes and (i) for purposes of applying those provisions, each holder of any Depositary Receipts will be deemed to be the owner of the number of shares (including fractional shares) of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts and (ii) except as otherwise expressly stated in the applicable Deposit Agreement, such provisions of the Issuing Company's by-laws and, Article Thirteenth shall apply to such holder and such Depositary Receipts and Depositary Shares as if (A) such holder owned the shares (including fractional shares) of Preferred Stock represented by such Depositary Shares directly, (B) such Depositary Receipts evidenced such shares (including fractional shares) of Preferred Stock and (C) each such Depository Share was a fractional share of Preferred Stock, mutatis mutandis. Accordingly, the Issuing Company will be entitled, among other things, to purchase, and to refuse to transfer, Depositary Shares evidenced by Depositary Receipts on the same terms and conditions as are applicable to the underlying Preferred Stock. In addition, the applicable Prospectus Supplement may describe certain further restrictions on ownership and transfer which may be applicable as a result of the addition of Article Thirteenth to the Charter of such Issuing Company. See "Description of Capital Stock--Ownership Limitations and Restrictions on Transfers."





Series A Depositary Shares

     The Series A Preferred Stock of the Corporation is represented by the Series A Depositary Shares, each of which represents a one-tenth interest in a share of Series A Preferred Stock. See "--Description of Preferred Stock--9% Series A Cumulative Redeemable Preferred Stock."

     On June 17, 1998, the shares of Series A Preferred Stock were deposited with State Street Bank and Trust Company, as Depositary (as used herein, the "Series A Depositary") under a Deposit Agreement (as used herein, the "Series A Deposit Agreement") among the Corporation, the Series A Depositary and the holders from time to time of the depositary receipts (as used herein, the "Series A Depositary Receipts") issued by the Series A Depositary thereunder. The Series A Depositary Receipts evidence the Series A Depositary Shares. Subject to the terms of the Series A Depositary Agreement and except as otherwise described under "--Restrictions on Ownership and Transfer," each holder of a Series A Depositary Share is entitled to all rights and preferences of a one-tenth interest in a share of Series A Preferred Stock (including dividend, voting, redemption and liquidation rights and preferences).

     The Series A Depositary Shares are listed on the NYSE.

     The foregoing brief summary description of certain terms of the Series A Depositary Shares does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the REIT Charter, the by-laws of the Corporation, the certificate of designation relating to the Series A Preferred Stock, the form of Deposit Agreement and the form of Depositary Receipt, all of which have been filed as exhibits to or incorporated by reference in the Registration Statement.

                      DESCRIPTION OF SERIES COMMON STOCK

     The Board of Directors of each of the Companies may authorize the issuance of shares of Series Common Stock in one or more series. The summary of certain provisions of the Series Common Stock set forth below and the summary of certain terms of a particular series of Series Common Stock set forth in the applicable Prospectus Supplement do not purport to be complete and are subject to and qualified in their entirety by reference to all of the provisions of the REIT Charter and the Operating Company Charter, as applicable, and the by-laws of the REIT and the Operating Company, as applicable, which have been filed or incorporated by reference as exhibits to the Registration Statement, and the form of certificate of designations (the "Certificate of Designations") relating to such series of Series Common Stock which will be filed as an exhibit to or incorporated by reference in the Registration Statement, all of which are incorporated herein by reference and copies of which may be obtained as described under "Available Information."

     The following description of Series Common Stock sets forth certain general terms and provisions of the series of Series Common Stock to which any Prospectus Supplement may relate. Certain other terms of any particular series of Series Common Stock will be described in the applicable Prospectus Supplement. To the extent that any particular terms of any Series Common Stock described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.


General

     Each of the Companies is authorized to issue 30,000,000 shares of its Series Common Stock, $.10 par value per share, in one or more series. As of the date of this Prospectus 9,793,111 shares of Series A Stock of the REIT and 9,793,111 shares of Series A Stock of the Operating Company have been issued, all of which have been converted into shares of Paired Common Stock. See "--Series A Non-Voting Convertible Common Stock" below.


     Each of the Companies may offer shares of its Series Common Stock separately from the other Company, or the Companies may offer shares of their respective Series Common Stock together, and the Series Common Stock of one Company may or may not be paired with the Series Common Stock of the other Company. However, when issued, the Series Common Stock of any series will represent an equity interest only in the Company which issued such Series Common Stock and will not represent an equity interest in, and will not otherwise be an obligation of, the other Company, even though the Series Common Stock of one Company may be paired with the Series Common Stock of the other Company. As used under this caption "Description of Series Common Stock," the term "Issuing Company" means, with respect to any series of Series Common Stock offered by a Prospectus Supplement, the Company which is issuing such Series Common Stock.


Terms

     Subject to the limitations prescribed by Delaware law and the REIT Charter and the Operating Company Charter, as applicable, the Board of Directors of each of the Companies is authorized to fix the number of shares constituting each series of Series Common Stock and the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preference of any wholly unissued series of Series Common Stock and the designation thereof. The Series Common Stock will, when issued, be fully paid and nonassessable by the Issuing Company and will have no preemptive rights.

     Reference is made to the Prospectus Supplement relating to the series of Series Common Stock offered thereby for specific terms, including:

    (1) the title of such Series Common Stock;

    (2) the number of shares of such series of Series Common Stock offered, the liquidation preference per share and the public offering price of such Series Common Stock;

    (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Series Common Stock;

    (4) the date from which dividends on such Series Common Stock shall accrue, if applicable, and whether dividends on such Series Common Stock shall be cumulative or non-cumulative;

    (5) the procedures for any auction and remarketing, if any, for such Series Common Stock;

    (6) the provision for a sinking fund, if any, for such Series Common
        Stock;

    (7) the provision for redemption, if applicable, of such Series Common
        Stock;

    (8) any listing of such Series Common Stock on any securities exchange;

    (9) the terms and conditions, if applicable, upon which such Series Common Stock will be convertible into Paired Common Stock of the Companies, including the conversion price or manner of calculation thereof;

   (10) the preferences of such Series Common Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Issuing Company;

   (11) in addition to the limitations described below under "--Restrictions on Ownership and Transfer," any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Corporation as a REIT; and

   (12) any other specific terms, preferences, rights, limitations or restrictions of such Series Common Stock.


Rank

     The ranking of the Series Common Stock of any series will be described in the applicable Prospectus Supplement. In that regard, the Board of Directors of an Issuing Company may from time to time, without shareholder approval, authorize the issuance of a series of Series Common Stock ranking on a parity with or senior to the Common Stock of such Issuing Company and on a parity with any series of Preferred Stock of such Issuing Company. See "Description of Capital Stock."


Restrictions on Ownership and Transfer


     The by-laws of each Issuing Company contain provisions and restrictions intended to preserve the status of the Corporation as a REIT for federal income tax purposes, including provisions permitting such Issuing Company to purchase its capital stock from stockholders or to refuse to transfer its capital stock. The Series Common Stock offered by any Prospectus Supplement will be subject to all of such provisions and restrictions. In addition, each of the Charters contains additional, more stringent, restrictions on the ownership and transfer of the Companies' capital stock. As a result of recent amendments to the Charters, each of the Companies is authorized to issue up to 25 million shares of a new class of its capital stock known as "Excess Stock." See "Description of Capital Stock--Ownership Limitations and Restrictions on Transfer."



Registrar and Transfer Agent

     The registrar and transfer agent for the Series Common Stock of any series will be set forth in the applicable Prospectus Supplement.


Series A Non-Voting Convertible Common Stock

     The REIT and the Operating Company have each established a series of their respective Series Common Stock comprised of 10,000,000 shares and designated as the "Series A Non-Voting Convertible Common Stock" (the "Series A Stock"). The holders of Series A Stock of each Company had the same rights and privileges as the holders of the Common Stock of such Company, including dividend and liquidation rights, except that they had no right to vote except as required by law. All shares of Series A Stock have converted into Paired Common Stock. See "The Meditrust Companies--Recent Developments."

                        DESCRIPTION OF DEBT SECURITIES

     Each of the Companies may issue Debt Securities from time to time in one or more series. The Debt Securities of one Company will not be paired with the Debt Securities of the other Company, and the Debt Securities of any series will be the exclusive obligation of the Company which issued such Debt Securities and not the joint obligations of the Companies. As used herein, the term "Obligor" means, with respect to any series of Debt Securities offered by a Prospectus Supplement, the Company which issued such Debt Securities.

     The Prospectus Supplement will describe certain terms of any series of Debt Securities offered hereby, including (i) the title of such Debt Securities; (ii) any limit on the aggregate principal amount of such Debt Securities and their purchase price; (iii) the date or dates on which such Debt Securities will mature; (iv) the rate or rates per annum (or manner in which interest is to be determined) at which such Debt Securities will bear interest, if any, and the date from which such interest, if any, will accrue; (v) the dates on which such interest, if any, on such Debt Securities will be payable and the regular record dates for such interest payment dates; (vi) any mandatory or optional sinking fund or analogous provisions; (vii) provisions, if any, for the defeasance of such Debt Securities; (viii) the date, if any, after which and the price or prices at which such Debt Securities may, pursuant to any optional or mandatory redemption or repayment provisions, be redeemed and the other terms and provisions of any such optional or mandatory redemption or repayment provisions; (ix) whether such Debt Securities are to be issued in whole or in part in registered form represented by one or more global securities and, if so, the identity of the depository for such global security or securities; (x) any provisions relating to security for payments due under such Debt Securities; (xi) any provisions relating to the conversion or exchange of such Debt Securities into or for Shares or Debt Securities of another series; (xii) the terms, if any, pursuant to which such Debt Securities may be made subordinate in right of payment to all Senior Indebtedness of the Obligor, and the definition of any such Senior Indebtedness; (xiii) the denominations in which such Debt Securities are authorized to be issued; (xiv) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (xv) any special United States Federal income tax consequences and (xvi) any other terms of such Debt Securities, including any additional events of default or covenants provided for with respect to such Debt Securities, and any additions to, deletions from or other changes in the related Indenture (as defined below) with respect to such Debt Securities, in each case whether or not consistent with the other terms of such Indenture.

     The Debt Securities may be issued in one or more series under an Indenture (an "Indenture") to be executed by the applicable Obligor and a trustee (the "Trustee"). The terms of the Debt Securities may include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

     The following is a summary of certain provisions of the Indenture and the Debt Securities and does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the form of Indenture and Debt Securities, including the definitions therein of certain terms, which have been or will be filed or incorporated by reference to exhibits to the Registration Statement and copies of which may be obtained as described under "Available Information." Wherever particular provisions or sections of the Indenture, the Debt Securities or terms defined therein are referred to herein, such provisions or definitions are incorporated herein by reference.

     The following description sets forth certain general terms of any series of Debt Securities and the related Indenture to which a Prospectus Supplement may relate. Certain other specific terms of any particular series of Debt Securities and the related Indenture will be described in the applicable Prospectus Supplement. To the extent that any particular terms of the Debt Securities or the related Indenture described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

     General. The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued from time to time in one or more series.

     Conversion Rights. The terms, if any, on which Debt Securities of any series may be converted into Shares or Debt Securities of another series will be set forth in the Prospectus Supplement relating thereto. To protect the Corporation's status as a REIT, the Indenture will provide that the holders of Debt Securities of any series ("Holders") may not convert any Debt Security, and such Debt Security shall not be convertible by any Holder, if as a result of such conversion any person obtains any ownership interest, directly or indirectly, in REIT Capital Stock which is not in conformity with the requirements of the Code pertaining to a REIT.

     In the case of Debt Securities which are convertible into Shares, the conversion price will be subject to adjustment under certain conditions, including (i) the payment of dividends (and other distributions) in Shares on any class or series of capital stock of the Companies; (ii) subdivisions, combinations and reclassifications of Shares; (iii) the issuance to all or substantially all holders of Shares of rights or warrants entitling them to subscribe for or purchase Shares at a price per Share (or having a conversion price per Share) less than the then current market price; and (iv) distributions to all or substantially all holders of Shares of capital stock of any other class or series, or evidences of indebtedness or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions not prohibited under the terms of the Indenture) of the Companies, subject to the limitation that all adjustments by reason of any of the foregoing shall not be made until they result in a cumulative change in the conversion price of at least 1%. In the event the Companies shall effect any capital reorganization or reclassification of their respective Shares or shall consolidate or merge with or into any trust or corporation (other than a consolidation or merger in which the Companies are the surviving entities) or shall sell or transfer substantially all their assets to any other trust or corporation, the Holders shall, if entitled to convert such Debt Securities into Shares at any time after such transaction, be entitled to receive upon conversion thereof, in lieu of the Shares into which the Debt Securities of such series would have been convertible prior to such transaction, the same kind and amount of stock and other securities, cash or property as shall have been issuable or distributable in connection with such transaction with respect to each Share.

     The Companies may, at their option, make adjustments to the conversion price of Debt Securities according to the provisions of the Debt Securities of any series or, in addition to those set forth above, reductions in the conversion price of Debt Securities of any series, as the Boards of Directors of the Companies deem advisable to avoid or diminish any income tax to holders of Shares resulting from any dividend or distribution of Shares (or rights to acquire Shares) or from any event treated as such for income tax purposes or for any other reason. The Boards of Directors will also have the power to resolve any ambiguity or correct any error in the provisions relating to the adjustment of the conversion price of the Debt Securities of such series and its actions in so doing shall be final and conclusive.

     Fractional Shares will not be issued upon conversion, but, in lieu thereof, the Companies will pay a cash adjustment based upon market price.

     The Holders of Debt Securities of any series at the close of business on an interest payment record date shall be entitled to receive the interest payable on such Debt Securities on the corresponding interest payment date notwithstanding the conversion thereof. However, Debt Securities surrendered for conversion during the period from the close of business on any record date for the payment of interest to the opening of business on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest payable on such interest payment date. Holders of Debt Securities of any series who convert Debt Securities of such series on an interest payment date will receive the interest payable by the Companies on such date and need not include payment in the amount of such interest upon surrender of such Debt Securities for conversion. Except as aforesaid, no payment or adjustment is to be made on conversion for interest accrued on the Debt Securities of any series or for dividends on Shares.

     Optional Redemption. The Debt Securities of any series that are convertible into Shares will be subject to redemption, in whole or from time to time in part, at any time for certain reasons intended to protect the Corporation's status as a REIT at the option of the relevant Obligor on at least 30 days' prior notice by mail at a redemption price equal to 100% of the principal amount, plus interest accrued to the date of redemption. Except as otherwise set forth in the accompanying Prospectus Supplement, the relevant Obligor may exercise its redemption powers solely with respect to the Debt Securities of the Holder or Holders which pose a threat to the Corporation's REIT status and only to the extent deemed necessary by the Corporation's Board of Directors to preserve such status.

     Dividends, Distributions and Acquisitions of Shares. The Indenture provides that the Obligor thereunder will not (i) declare or pay any dividend or make any distribution on its Shares or to holders of its Shares (other than dividends or distributions payable in its Shares or other than as the Corporation determines is necessary to maintain its status as a REIT) or (ii) purchase, redeem or otherwise acquire or retire for value any of its Shares or permit any subsidiary to do so, if at the time of such action an Event of Default (as defined in the Indenture) has occurred and is continuing or would exist immediately after giving effect to such action.

     Additional Covenants. Any additional covenants of the relevant Obligor with respect to a series of its Debt Securities will be set forth in the Prospectus Supplement relative thereto.

     Modification of the Indenture. Under the Indenture, with certain exceptions, the rights and obligations of the Obligor thereunder with respect to any series of its Debt Securities and the rights of Holders of such series may be modified by such Obligor and the Trustee with the consent of the Holders of at least a majority in principal amount of the outstanding Debt Securities of such series. However, without the consent of each Holder of any Debt Securities affected, an amendment, waiver or supplement may not (i) reduce the principal of, or the premium, if any, or rate of interest on, any Debt Securities; (ii) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Debt Securities; (iii) waive a default in the payment of the principal of, or interest on, or premium payable on, any Debt Securities; (iv) change the currency for payment of the principal of, or premium or interest on, any Debt Securities; (v) impair the right to institute suit for the enforcement of any such payment when due; (vi) adversely affect any right of the Holder of any Debt Securities to require such Obligor to repay such Debt Securities at such Holder's option or to convert any Debt Securities; (vii) reduce the amount of outstanding Debt Securities necessary to consent to an amendment, supplement or waiver provided for in the Indenture; or (viii) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or waivers of past defaults, except as otherwise specified.

     Modifications and amendments of the Indenture will be permitted to be made by the applicable Obligor and the Trustee without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another entity to the Obligor as obligor under the Indenture;
(ii) to add to the covenants of the Obligor for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Obligor in the Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to amend or supplement any provisions of the Indenture, provided that any such amendment or supplement shall not be applicable to any outstanding Debt Securities of any series created prior to the effective time of such amendment or supplement which are entitled to the benefit of such provision; (v) to establish the form or terms of Debt Securities of any series; (vi) to provide for the acceptance of appointment by a successor Trustee or to facilitate the administration of the trusts under the Indenture by more than one Trustee; and
(vii) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series in any material respect.

     Events of Default, Notice and Waiver. Except as otherwise set forth in the accompanying Prospectus Supplement, the following is a summary of certain provisions of the Indenture relating to events of default, notice and waiver.

     The following are "Events of Default" under the Indenture with respect to any series of Debt Securities: (i) default in the payment of any interest on the Debt Securities of such series when due and payable, which continues for 30 days; (ii) default in the payment of any principal of (or premium, if any) on the Debt Securities of such series when due, at maturity, upon redemption or otherwise, which continues for five Business Days; (iii) failure to perform any other covenant contained in the Indenture (other than a covenant which has been included in the Indenture solely for the benefit of one or more other series of Debt Securities) or the Debt Securities of such series which continues for 60 days after written notice to the Obligor under such Indenture from the Trustee or the holders of a majority in principal amount of the Debt Securities of such series then outstanding specifying the default, demanding that it be remedied and stating that the notice is a "Notice of Default"; (iv) default under any bond, debenture or other Indebtedness (as defined in the Indenture) of such Obligor or any subsidiary if (a) either (x) such event of default results from the failure to pay any such Indebtedness at maturity or (y) as a result of such event of default, the maturity of such Indebtedness has been accelerated prior to its expressed maturity and such acceleration shall not be rescinded or annulled or the accelerated amount paid or such Indebtedness discharged within ten days after notice to the Obligor under such Indenture from the Trustee or the holders of a majority in principal amount of the Debt Securities of such series then outstanding specifying the default, demanding that it be remedied and stating that the notice is a "Notice of Default" and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon, or the maturity of which has been so accelerated, aggregates $10,000,000 or more; (v) certain events of bankruptcy, insolvency or reorganization relating to such Obligor; and (vi) any other Event of Default provided with respect to the Debt Securities of that series.

     If an Event of Default occurs and is continuing with respect to the Debt Securities of any series, either the Trustee or the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may declare such Debt Securities due and payable immediately. Upon certain conditions, any such declaration of acceleration and its consequences may be rescinded and annulled by the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series.

     The Indenture provides that the Trustee will, within 90 days after the occurrence of any Default (as defined in the Indenture) or Event of Default with respect to the Debt Securities of any series, give to the Holders of the Debt Securities of such series notice of all uncured Defaults and Events of Default known to it, but the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of such Holders, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any of the Debt Securities of such series.

     The Indenture provides that the Holders of a majority in aggregate principal amount of the Debt Securities of any series then outstanding may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series. The right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent including notice and indemnity to the Trustee, but the Holder has an absolute right to receipt of principal of (and premium, if any) and interest on such Holder's Debt Securities on or after the respective due dates expressed in the Debt Securities, and to institute suit for the enforcement of any such payments.

     The Holders of a majority in principal amount of the outstanding Debt Securities of any series then outstanding may on behalf of the Holders of all Debt Securities of such series waive certain past defaults, except a default in payment of the principal of (or premium, if any) or interest on any Debt Securities of such series or in respect of certain provisions of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Debt Securities of such series affected thereby.

     The Companies will be required to furnish to the Trustee annually a statement of certain officers of the Companies stating whether or not they know of any Default or Event of Default and, if they have knowledge of a Default or Event of Default, a description of the efforts to remedy the same.

     Consolidation, Merger, Sale or Conveyance. The Indenture provides that the relevant Obligor may merge or consolidate with, or sell or convey all or substantially all of its assets to, any other corporation, provided that (i) either such Obligor shall be the continuing corporation, or the successor corporation (if other than such Obligor) shall be a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia (although such Obligor may, in turn, be owned by a foreign corporation) and such corporation shall expressly assume by supplemental indenture all of the obligations of such Obligor under the Debt Securities of each series and the Indenture, (ii) immediately after giving effect to such transactions no Default or Event of Default shall have occurred and be continuing, and (iii) such Obligor shall have delivered to the Trustee an Officers' Certificate and opinion of counsel, stating that the transaction and supplemental indenture comply with the Indenture. The Indenture does not contain any provision requiring the relevant Obligor to repurchase the Debt Securities of any series at the option of the Holders thereof in the event of a leveraged buyout, recapitalization or similar restructuring of the Obligor, even though the Obligor's creditworthiness and the market value of the Debt Securities may decline significantly as a result of such transaction. The Indenture does not protect Holders of the Debt Securities of any series against any decline in credit quality, whether resulting from any such transaction or from any other cause.

     Global Securities. The Debt Securities of a series may be issued in whole or in part in global form (the "Global Securities"). The Global Securities will be deposited with a depository (the "Depository"), or with a nominee for a Depository, identified in the Prospectus Supplement. In such case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor for such Depository or a nominee of such successor.

     The Companies anticipate that the following provisions will apply to all depository arrangements unless otherwise provided in the applicable Prospectus Supplement.

     Upon the issuance of a Global Security, the Depository for such Global Security will credit, on its book entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("participants"). The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository for such Global Security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). So long as the Depository for a Global Security, or its nominee, is the registered owner of such Global Security, such Depository or such nominee as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the Indenture; provided, however, that for purposes of obtaining any consents or directions required to be given by the Holders of the Debt Securities, the relevant Obligor, the Trustee and its agents will treat a person as the Holder of such principal amount of Debt Securities as specified in a written statement of the Depository.

     Principal, premium, if any, and interest payments, if any, on Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to such Depository or its nominee, as the case may be, as the registered owner of such Global Security. None of the Companies, the Trustee or any paying agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Companies expect that the Depository for any Debt Securities represented by a Global Security, upon receipt of any payment of principal, premium, if any, or interest will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository. The Companies also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants.

     If the Depository for any Debt Securities represented by a Global Security is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by the relevant Obligor within 90 days, such Obligor will issue Debt Securities of such series in definitive form to the beneficial owners of interests in such Global Security in exchange for such Global Security. In addition, the relevant Obligor may at any time and in its sole discretion determine not to have any of its Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Global Security or Securities representing such Debt Securities.

     The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in Debt Securities represented by Global Securities.

     Governing Law. The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

                      DESCRIPTION OF SECURITIES WARRANTS

     The Companies may issue Securities Warrants for the purchase of Debt Securities or Shares. Securities Warrants may be issued independently or together with Debt Securities or Shares offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities or Shares. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Securities Warrant Agreement") to be entered into between one or both of the Companies and a bank or trust company, as Securities Warrant agent, all as set forth in the Prospectus Supplement relating to the particular issue of offered Securities Warrants. As used herein with respect to any Securities Warrant Agreement, the term "Issuer" means (i) if both Companies are parties to such Securities Warrant Agreement, the Companies collectively or (ii) if only one Company is a party to such Securities Warrant Agreement, such Company. The Securities Warrant agent will act solely as an agent of the Issuer in connection with the Securities Warrant certificates relating to the Securities Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrant certificate or beneficial owners of Securities Warrants. The following summaries of certain provisions of the Securities Warrant Agreement and Securities Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the form of Securities Warrant Agreement and the form of Securities Warrant certificates relating to each series of Securities Warrants which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Security Warrants, and copies of which may be obtained as described under "Available Information."


     The description set forth herein sets forth certain general terms and provisions of any series of Securities Warrants and the related Securities Warrant Agreement to which any Prospectus Supplement may relate. Certain other specific terms of any series of Securities Warrants and the related Securities Warrant Agreement will be described in the applicable Prospectus Supplement. To the extent that any particular terms of the Securities Warrants or Securities Warrant Agreement described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

     If Debt Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following where applicable: (i) the offering price, (ii) the denominations and terms of the series of Debt Securities purchasable upon exercise of such Securities Warrants, (iii) the designation and terms of any series of Debt Securities with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with each such Debt Security, (iv) the date, if any, on and after which such Securities Warrants and the related Securities will be transferable separately, (v) the principal amount of the series of Debt Securities purchasable upon exercise of each such Securities Warrants and the price at which such principal amount of Debt Securities of such series may be purchased upon such exercise, (vi) the date on which the right to exercise such Securities Warrants shall commence and the date (the "Expiration Date") on which such right shall expire, (vii) whether the Securities Warrants will be issued in registered or bearer form, (viii) any special United States Federal income tax consequences, (ix) the terms, if any, on which the Issuer may accelerate the Expiration Date and (x) any other terms of such Securities Warrants.

     In the case of Share Warrants, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following where applicable: (i) the offering price, (ii) the aggregate number of Shares purchasable upon exercise of such Securities Warrants and the exercise price,
(iii) the designation and terms of the Securities with which such Securities Warrants are being offered, if any, and the number of such Securities Warrants being offered with each such Security, (iv) the date, if any, on and after which such Securities Warrants and the related Securities will be transferable separately, (v) the date on which the right to exercise such Securities Warrants shall commence and the Expiration Date, (vi) any special United States Federal income tax consequences, (vii) whether the Securities Warrants will be issued in registered or bearer form, (viii) the terms, if any, on which the Issuer may accelerate the Expiration Date, and (ix) any other terms of such Securities Warrants.

     Securities Warrant certificates may be exchanged for new Securities Warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Securities Warrant agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Debt Securities Warrants, holders of such Securities Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on such Debt Securities or to enforce covenants in the applicable Indenture. Prior to the exercise of any Share Warrants, holders of such Securities Warrants will not have any rights of holders of such Shares, including the right to receive payments of dividends, if any, on such Shares, or to exercise any applicable right to vote.

     Certain Risk Considerations. Any Securities Warrants will involve a certain degree of risk, including risks arising from the fluctuations in the price of the underlying securities and, if applicable, general risks applicable to the stock market (or markets) on which the underlying securities are traded.


     Prospective purchasers of the Securities Warrants should recognize that the Securities Warrants may expire worthless and, thus, purchasers should be prepared to sustain a total loss of the purchase price of their Securities Warrants. This risk reflects the nature of a Securities Warrant as an asset which, other factors held constant, tends to decline in value over time and which may, depending on the price of the underlying securities, become worthless when it expires. The trading price of a Securities Warrant at any time is expected to increase as the price, or, if applicable, dividend rate on the underlying securities increases. Conversely, the trading price of a Securities Warrant is expected to decrease as the time remaining to expiration of the Securities Warrant decreases and as the price or, if applicable, dividend rate on the underlying securities, decreases. Assuming all other factors are held constant, the more a Securities Warrant is "out of the money" (i.e., the more the exercise price exceeds the price of the underlying securities and the shorter its remaining term to expiration), the greater the risk that a purchaser of the Securities Warrant will lose all or part of his or her investment. If the price of the underlying securities does not rise before the Securities Warrant expires to an extent sufficient to cover a purchaser's cost of the Securities Warrant, the purchaser will lose all or part of his or her investment in such Securities Warrant upon expiration.

     In addition, prospective purchasers of the Securities Warrants should be experienced with respect to options and option transactions and understand the risks associated with options and should reach an investment decision only after careful consideration, with their financial advisers, of the suitability of the Securities Warrants in light of their particular financial circumstances and the information discussed herein and, if applicable, the Prospectus Supplement. Before purchasing, exercising or selling any Securities Warrants, prospective purchasers and holders of Securities Warrants should carefully consider, among other things, (i) the trading price of the Securities Warrants,
(ii) the price of the underlying securities at such time, (iii) the time remaining to expiration and (iv) any related transaction costs. Some of the factors referred to above are in turn influenced by various political, economic and other factors that can affect the trading prices of the underlying securities and should be carefully considered prior to making any investment decisions.

     Purchasers of the Securities Warrants should further consider that the initial offering price of the Securities Warrants may be in excess of the price that a purchaser of options might pay for a comparable option in a private, less liquid transaction. In addition it is not possible to predict the price at which the Securities Warrants will trade in the secondary market or whether any such market will be liquid. The Companies may, but are not obligated to, file an application to list any Securities Warrants issued on a United States national securities exchange. To the extent that any Securities Warrants are exercised, the number of Securities Warrants outstanding will decrease, which may result in a lessening of the liquidity of the Securities Warrants. Finally, the Securities Warrants will constitute direct, unconditional and unsecured obligations of the Issuer and as such will be subject to any changes in the perceived creditworthiness of the Issuer.

     In addition, purchasers of Securities Warrants should further consider that the Securities Warrants may be subject to purchase by the issuer in order to maintain the Corporation's status as a REIT. See "Description of Capital Stock--Ownership Limitations and Restrictions on Transfers."

     Exercise of Securities Warrants. Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of Shares, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Issuer), unexercised Securities Warrants will become void.

     Securities Warrants may be exercised by delivering to the Securities Warrant agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities or Shares, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the Securities Warrant certificate. Securities Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five Business Days of the Securities Warrant certificate evidencing such Securities Warrants. Upon receipt of such payment and the Securities Warrant certificate properly completed and duly executed at the corporate trust office of the Securities Warrant agent or any other office indicated in the applicable Prospectus Supplement, the Issuer will, as soon as practicable, issue and deliver the Debt Securities or Shares, as the case may be, purchasable upon such exercise. If fewer than all of the Securities Warrants represented by such Securities Warrant certificate are exercised, a new Securities Warrant certificate will be issued for the remaining amount of Securities Warrants.

     Amendments and Supplements to Securities Warrant Agreement. The Securities Warrant Agreements may be amended or supplemented without the consent of the holders of the Securities Warrants issued thereunder, to effect changes that are not inconsistent with the provisions of the Securities Warrants and that do not adversely affect the interest of the holders of the Securities Warrants.

     Share Warrant Adjustments. Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of and the number of Shares covered by a Share Warrant are subject to adjustment in certain events, including (i) payment of a dividend on the Shares payable in Shares, Share splits and combinations or reclassification of Shares, (ii) issuance to all holders of Shares of rights or warrants to subscribe for or purchase Shares at less than their current market price (as defined in the Securities Warrant Agreement for such series of Share Warrants) and (iii) certain distributions of evidences of indebtedness or assets (including securities but excluding cash, dividends or distributions paid out of consolidated earnings or retained earnings or dividends payable in Shares or of subscription rights and warrants excluding those referred to above).

     No adjustments in the exercise price of and the number of Shares covered by a Share Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from consolidated earnings or retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect. Except as stated above, the exercise price of and the number of Shares covered by a Share Warrant will not be adjusted for the issuance of Shares or any securities convertible into or exchangeable for Shares or carrying the right or option to purchase or otherwise acquire the foregoing in exchange for cash, other property or services.

     In the event of any (i) consolidation or merger of the Companies with or into any entities (other than a consolidation or a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding Shares), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Companies or (iii) reclassification, capital reorganization or change of the Shares (other than solely a change in par value), then any holder of a Share Warrant will be entitled, on or after the occurrence of any such event, to receive on exercise of such Share Warrant the kind and amount of Shares or other securities, cash or other property (or any combination thereof) that the holder would have received had such holder exercised such holder's Share Warrant immediately prior to the occurrence of such event. If the consideration to be received upon exercise of the Share Warrant following any such event consists of common stock (or its equivalent) of the surviving entity, then from and after the occurrence of such event, the exercise price of such Share Warrant will be subject to the same anti-dilution and other adjustments described in the second preceding paragraph, applied as if such common stock were Shares.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following is a brief and general summary of the material federal income tax considerations of an investment in the Corporation's and the Operating Company's Securities to the extent those considerations relate to the federal income taxation of the Corporation, the Operating Company and its U.S. Stockholders (as defined below in "--Federal Income Taxation of Paired Capital Stock--Taxation of Taxable U.S. Stockholders"). To the extent such considerations relate to the specific tax treatment of Securities other than the paired REIT Capital Stock and paired Operating Capital Stock (referred to herein as "Paired Capital Stock"), they will be addressed in the applicable Prospectus Supplement. For the particular provisions that govern the federal income tax treatment of the Corporation and its stockholders, reference is made to Sections 856 through 860 of the Code and the regulations thereunder. The following summary is qualified in its entirety by such reference.

     The statements in this discussion are based on current provisions of the Code, Treasury Regulations, the legislative history of the Code, existing administrative rulings and practices of the Internal Revenue Service (the "IRS"), and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transaction entered into or contemplated prior to the effective date of such changes.

     EACH INVESTOR IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF AN INVESTMENT IN THE COMPANIES' SECURITIES.


REIT Qualification of the Corporation

     General

     On November 5, 1997, the Corporation (formerly known as Santa Anita Realty Enterprises, Inc. ("Realty")) merged with Meditrust, a Massachusetts business trust ("Meditrust"), with the Corporation as the surviving corporation, and the Operating Company (formerly known as Santa Anita Operating Company ("SAOC")), merged with Meditrust Acquisition Company, a Massachusetts business trust ("MAC"), with the Operating Company as the surviving corporation (collectively, the "Santa Anita Mergers"). Upon completion of the Santa Anita Mergers, Realty changed its corporate name to "Meditrust Corporation," and SAOC changed its corporate name to "Meditrust Operating Company."

     The Corporation has elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Code, commencing with its taxable year ended December 31, 1980. Meditrust had elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Code, commencing with its initial taxable year ended December 31, 1985, and through its last taxable year ending November 5, 1997. The Corporation believes that commencing with its taxable year ended December 31, 1980, it was organized and has been operated in such a manner as to qualify for taxation as a REIT under the Code. In addition, the Corporation believes that, commencing with its taxable year ended December 31, 1985 through its final taxable year ended November 5, 1997, Meditrust was organized and operated in such a manner as to qualify for taxation as a REIT under the Code. The Corporation intends to continue to operate in such a manner, however, no assurance can be given that either the Corporation or Meditrust qualified as a REIT under the Code for prior years or that the Corporation will operate in a manner so as to qualify or remain qualified as a REIT.

     At the time of the Santa Anita Mergers, counsel to Realty and SAOC rendered an opinion that, based on representations of management, for the calendar year 1996, Realty met all the requirements of the Code for qualification as a REIT and that the consummation of the Santa Anita Mergers would not adversely affect the qualification of Realty as a REIT or its ability to retain its status as grandfathered from the application of Section 269B(a)(3) of the Code. At the time of the Santa Anita Mergers, based on the representations of management, Nutter, McClennen & Fish, LLP, counsel to Meditrust and MAC, also rendered an opinion that immediately prior to the Santa Anita Mergers, Meditrust qualified as a REIT and that the consummation of the Santa Anita Mergers would not adversely affect the qualification of Realty as a REIT. See "--Paired Shares" below.

     In the opinion of Nutter, McClennen & Fish, LLP, special tax counsel to the Corporation, (the "REIT Opinion"), (i) the Corporation's Predecessor was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code since its taxable year ended December 31, 1989 through its final taxable year, and (ii) the Corporation has been organized and operated in conformity with the requirements for qualification as a REIT under the Code since its taxable year ended December 31, 1992 through its taxable year ended December 31, 1997, and the Corporation's form of organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. The REIT Opinion is filed as an exhibit to the Registration Statement. The REIT Opinion is based upon factual representations from the Corporation regarding the Corporation's Predecessor and the Corporation's compliance with the requirements for REIT qualification, and it will not be binding on the IRS.

     Counsel is unable, however, to render an opinion regarding the Corporation's qualification as a REIT in its taxable years ended December 31, 1989, 1990 and 1991 because it did not conduct the due diligence necessary to render an opinion for such years. However, a revocation or termination of the Corporation's qualification as a REIT in its taxable years ended December 31, 1989, 1990 or 1991 could potentially have prevented the Corporation from qualifying as a REIT through its taxable years ended December 31, 1994, 1995 and 1996, respectively (even if otherwise organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code), but would not have precluded its qualification as a REIT for later years. This is true because a revocation or termination of the Corporation's qualification as a REIT could preclude the Corporation from re-electing REIT status for four taxable years following the year during which qualification is lost. However, the Corporation believes that any revocation or termination of the Corporation's qualification as a REIT in its taxable years ended December 31, 1989, 1990 or 1991 or other failure to qualify as a REIT in such years would not have a material adverse tax effect on the Corporation or its shareholders if such event caused the Corporation to fail to qualify as a REIT in its taxable years ended December 31, 1994, 1995 or 1996. The Corporation believes that any failure of the Corporation to have qualified as a REIT in its taxable year ended December 31, 1994 and 1996 would not have an adverse tax effect on the Corporation or its shareholders because the Corporation sustained a net loss for those years, as indicated on its federal income tax return, and thus would not have incurred any federal income tax even if it had been precluded from qualifying as a REIT for such years. With respect to the Corporation's taxable year ended December 31, 1995, any failure to have qualified as a REIT for such year would not have a material adverse tax effect on the Corporation or its shareholders because the Corporation's tax liability would have been nominal on a per share basis. Any adjustment to tax for years prior to 1994 generally would be precluded by the statute of limitations.


     The Corporation's qualification and taxation as a REIT following the Cobblestone Merger and the La Quinta Merger will depend on the Corporation's continuing ability to meet, through actual operating results, the income and asset requirements, distribution levels, diversity of stock ownership and other requirements for qualification as a REIT under the Code. Counsel has not reviewed and will not review the Corporation's compliance with these tests on a continuing basis. Moreover, qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations and the determination of various factual matters and circumstances not entirely within the Corporation's control. The complexity of these provisions is greater in the case of a REIT that owns real estate and leases it to a corporation with which its stock is paired. Accordingly, no assurance can be given that the Corporation will satisfy such tests on a continuing basis or that the IRS will not challenge the status of the Corporation as a REIT prior to or after the offering made by any Prospectus Supplement. See "Risk Factors--Tax Risks Related to Real Estate Investment Trusts."


     In rendering the REIT Opinion, Nutter, McClennen & Fish, LLP has relied upon the representations of the Corporation that it will distribute, with respect to the taxable year in which each merger closes, all earnings and profits inherited from Cobblestone (if any) and La Quinta. If the IRS were to determine that La Quinta's actual earnings and profits (if any) for federal income tax purposes exceeded the amount distributed, or that Cobblestone in fact had current or accumulated earnings and profits for federal income tax purposes, the Corporation would be disqualified as a REIT. See "--Distribution of Earnings and Profits" below.

     If the Corporation (including in certain instances, Meditrust or Realty, as predecessors to the Corporation) failed to qualify as a REIT in any taxable year, the Corporation would be subject to federal income taxation as if it were a domestic "C" corporation, and the Corporation's stockholders would be taxed in the same manner as the stockholders of ordinary corporations. In this event, the Corporation could be subject to potentially significant tax liabilities, and the amount of cash available for distribution to stockholders and to pay debt service would be reduced and possibly eliminated.

     To qualify for tax treatment as a REIT under the Code, the Corporation must meet the following requirements, among others:

     (1) At least 95% of the Corporation's gross income each taxable year must be derived from:


     (a) rents from real property;


     (b) gain from the sale or disposition of real property that is not held primarily for sale to customers in the ordinary course of business;


     (c) interest on obligations secured by mortgages on real property (with certain minor exceptions);


     (d) dividends or other distributions from, or gains from the sale of, shares of qualified REITs that are not held primarily for sale to customers in the ordinary course of business;


     (e) abatements and refunds of real property taxes;


     (f) income and gain derived from foreclosure property;


     (g) most types of commitment fees related to either real property or mortgage loans;


     (h) gains from sales or dispositions of real estate assets that are not "prohibited transactions" under the Code;


     (i) dividends;


     (j) interest on obligations other than those secured by mortgages on properties; and


     (k) gains from sales or dispositions of securities not held primarily for sale to customers in the ordinary course of business.


     In addition, at least 75% of the Corporation's gross income each taxable year must be derived from items (a) through (h) above and from income attributable to stock or debt instruments acquired with the proceeds from the sale of stock or certain debt obligations ("new capital") of the Corporation received during a one-year period beginning on the day such proceeds were received ("qualified temporary investment income").


     For purposes of these requirements, the term "rents from real property" is defined in the Code to include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated. The term "rents from real property" also includes rent attributable to incidental personal property that is leased under, or in connection with, a lease of real property, provided that the rent attributable to such personal property for the taxable year does not exceed 15% of the total rent for the taxable year attributable to both the real and personal property leased under such lease. The term "rents from real property" is also defined to exclude: (i) any amount received or accrued with respect to real property, if the determination of such amount depends in whole or in part on the income or profits derived by any person from the property (except that any amount so received or accrued shall not be excluded from "rents from real property" solely by reason of being determined on the basis of a fixed percentage of receipts or sales); (ii) any amount received or accrued, directly or indirectly, from any person or corporation if ownership of a 10% or greater interest in the stock, assets or net profits of such person or corporation is attributed to the Corporation; (iii) any amount received or accrued from property that the Corporation manages or operates or for which the Corporation furnishes services to the tenants, which would constitute unrelated trade or business income if received by certain tax-exempt entities, either itself or through another person who is not an "independent contractor" (as defined in the Code) from whom the Corporation does not derive or receive income; and (iv) any amount received or accrued from property with respect to which the Corporation furnishes (whether or not through an independent contractor) services not customarily rendered to tenants, other than a de minimis amount (defined in the Code as 1% of all amounts received or accrued with respect to the property), in properties of a similar class in the geographic market in which the property is located. The amount received for any service for this purpose shall be deemed to be not less than 150% of the direct cost to the Corporation in furnishing or rendering the service. The Corporation believes that any services furnished to tenants are not, and will not be, of a type that would cause any rents to fail to qualify as rents from real property, or, if so, that the amount of income derived from those activities will not jeopardize the Corporation's REIT status.


     If the Corporation should fail to satisfy the foregoing income tests but otherwise satisfies the requirements for taxation as a REIT and if such failure is held to be due to reasonable cause and not willful neglect and if certain other requirements are met, then the Corporation would continue to qualify as a REIT but would be subject to a 100% tax on the excessive unqualified income reduced by an approximation of the expenses incurred in earning that income.

     (2) At the close of each quarter of its taxable year, the Corporation must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Corporation's total assets must be represented by real estate assets (including (i) assets held by the Corporation's qualified REIT subsidiaries and the Corporation's allocable share of real estate assets held by partnerships in which the Corporation owns an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or a long-term (at least five years) public debt offering of the Corporation), cash, cash items and government securities. Second, not more than 25% of the Corporation's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Corporation may not exceed 5% of the value of the Corporation's total assets and the Corporation may not own more than 10% of any one issuer's outstanding voting securities. The Corporation's share of income earned or assets held by a partnership in which the Corporation is a partner will be characterized by the Corporation in the same manner as they are characterized by the partnership for purposes of the assets and income requirements described in this paragraph (2) and in paragraph (1) above.

     (3) The shares of the Corporation must be "transferable" and beneficial ownership of them must be held by 100 or more persons during at least 335 days of each taxable year (or a proportionate part of a short taxable year). More than 50% by value of the outstanding stock may not be owned, directly or indirectly, actually or constructively, by or for five or fewer "individuals" at any time during the last half of any taxable year. For the purpose of such determination, shares owned directly or indirectly by or for a corporation, partnership, estate or trust are considered as being owned proportionately by its shareholders, partners or beneficiaries; an individual is considered as owning shares directly or indirectly owned by or for members of his family; and the holder of an option to acquire shares is considered as owning such shares. In addition, because of the lessor-lessee relationship between the Corporation and LATC, no person may own, actually or constructively, 10% or more of the outstanding voting power or total number of shares of stock of the two Companies. The bylaws of Operating Company and the Corporation preclude any transfer of shares which would cause the ownership of shares not to be in conformity with the above requirements. Each year the Corporation must demand written statements from the record holders of designated percentages of its shares disclosing the actual owners of the shares and must maintain, within the Internal Revenue District in which it is required to file its federal income tax return, permanent records showing the information it has thus received as to the actual ownership of such shares and a list of those persons failing or refusing to comply with such demand. Failure to comply with the foregoing would not result in the loss of REIT status; however, it would result in a penalty of $25,000 ($50,000 for intentional violations) for any year in which the REIT does not comply with the ownership regulations.

     (4) The Corporation must distribute to its shareholders dividends in an amount at least equal to the sum of 95% of its "real estate investment trust taxable income" before the deduction for dividends paid (i.e., taxable income less any net capital gain and less any net income from foreclosure property or from property held primarily for sale to customers, and subject to certain other adjustments provided in the Code); plus (i) 95% of the excess of the net income from foreclosure property over the tax imposed on such income by the Code; less (ii) a portion of certain noncash items of the Corporation that are required to be included in income, such as the amounts includable in gross income under Section 467 of the Code (relating to certain payments for use of property or services). The distribution requirement is reduced by the amount by which the sum of such noncash items exceeds 5% of real estate investment trust taxable income. Such undistributed amount remains subject to tax at the tax rate then otherwise applicable to corporate taxpayers. Each year, the Corporation has, or will be deemed to have, distributed at least 95% of its real estate investment trust taxable income as adjusted.

     For this purpose, certain dividends paid by the Corporation after the close of the taxable year may be considered as having been paid during the taxable year. However, if the Corporation does not actually distribute each year at least the sum of: (i) 85% of its real estate investment trust taxable income; (ii) 95% of its capital gain net income; and (iii) any undistributed taxable income from prior periods, then the amount by which such sums exceed the actual distributions during the taxable year will be subject to a 4% excise tax.

     If a determination (by a court or by the IRS requires an adjustment to the Corporation's taxable income that results in a failure to meet the percentage distribution requirements (e.g., a determination that increases the amount of the Corporation's real estate investment trust taxable income), the Corporation may, by following the "deficiency dividend" procedure of the Code, cure the failure to meet the annual percentage distribution requirement by distributing a dividend within 90 days after the determination, even though this deficiency dividend is not distributed to the shareholders in the same taxable year as that in which income was earned. The Corporation will, however, be liable for interest based on the amount of the deficiency dividend.

     (5) The directors of the Corporation must have authority over the management of the Corporation, the conduct of its affairs and, with certain limitations, the management and disposition of the Corporation's property.


     (6) The Corporation must have the calendar year as its annual accounting period.


     (7) The Corporation must satisfy certain procedural requirements.


     Distribution of Earnings and Profits

     To maintain its qualification as a REIT, the Corporation is required to distribute any current and accumulated earnings and profits inherited from La Quinta in the merger (as determined for federal income tax purposes). On July 17, 1998, the Corporation declared a special dividend distribution of La Quinta's accumulated but undistributed earnings and profits. The Corporation's shareholders of record on August 28, 1998 will be eligible to receive the special dividend distribution of $.88361 per share of REIT Common Stock, which will be paid on September 11, 1998. The distribution will be taken into account by the Corporation's taxable U.S. shareholders as ordinary income to the extent it is made out of the Corporation's current or accumulated earnings and profits as determined for federal income tax purposes, and will not be eligible for the dividends received deduction generally available for corporations.


     As a condition to the obligation of the Companies to consummate the La Quinta Merger, La Quinta and the Corporation obtained a report prepared by KPMG Peat Marwick LLP of the accumulated and current earnings and profits of La Quinta (as determined for federal income tax purposes) as of the most recent date through which the earnings and profits are ascertainable as well as a reasonable estimate of any earnings and profits from such most recent date through the closing date of the La Quinta Merger.



     As a condition to the obligation of the Companies to consummate the Cobblestone Merger, Cobblestone obtained a report of the independent accountants of Cobblestone to the effect that Cobblestone had no current or accumulated earnings and profits (as determined for federal income tax purposes) as of September 30, 1997, and a certification from Cobblestone's Chief Financial Officer to the effect that, as of the closing date of the Cobblestone Merger, Cobblestone had no such current or accumulated earnings and profits.



     If the IRS were to determine that La Quinta's actual current and accumulated earnings and profits exceeded the amount distributed by the Corporation following the proposed La Quinta Merger (due to miscalculation, insufficient funds or any other reason), or that Cobblestone, in fact, had current or accumulated earnings and profits, the Corporation would be disqualified as a REIT. Certain technical provisions of the Relief Act (defined below) facilitate the distribution of inherited earnings and profits, but do not change the basic requirement that inherited earnings and profits must be distributed.



     Paired Shares

     On October 16, 1979, the IRS issued a Private Letter Ruling (the "Ruling") to Realty in which the IRS held that the pairing of the Realty shares and SAOC shares would not preclude Realty from qualifying as a REIT. Subsequent to the issuance of the Ruling, (i) the IRS announced that it would no longer issue rulings to the effect that a REIT whose shares are paired with those of a non-REIT will qualify as a REIT if the activities of the paired entities are integrated, and (ii) Congress, in 1984, enacted Section 269B of the Code.
Section 269B(a)(3) of the Code provides that if the shares of a REIT and a non-REIT are paired, then the REIT and the non-REIT shall be treated as one entity for purposes of determining whether either company qualifies as a REIT. If Section 269B(a)(3) of the Code applied to the Corporation and the Operating Company, then the Corporation would not be eligible to be taxed as a REIT.
Section 269B(a)(3) does not apply, however, if the shares of the REIT and the non-REIT were paired on June 30, 1983 and the REIT was taxable as a REIT on June 30, 1983. Subject to the discussion below of the Reform Act, the Corporation believes that, as a result of this "grandfathering" rule, Section 269B(a)(3) of the Code does not apply to the Corporation and the Operating Company. By its terms, this "grandfathering" rule continues to apply to the Corporation after the Santa Anita Mergers. At the time of the Santa Anita Mergers, Nutter, McClennen & Fish, LLP rendered an opinion that the Santa Anita Mergers did not result in Section 269B of the Code becoming applicable to the Corporation. There are, however, no judicial or administrative authorities interpreting this "grandfathering" rule in the context of a merger or otherwise, and this opinion, as well as the opinions described above regarding Realty's and the Corporation's qualification as a REIT and related matters, are based solely on the literal language of the statute. There can be no assurance that the IRS will not seek to deny the Corporation REIT status despite its grandfathered status.

     On July 22, 1998, the President signed into law the Internal Revenue Service Restructuring and Reform Act of 1998 (the "Reform Act"). Included in the Reform Act is a freeze on the grandfathered status of paired share REITs such as the Companies. Under this legislation, the anti-pairing rules provided in the Code apply to real property interests acquired after March 26, 1998 by the Companies, or by a subsidiary or partnership in which a ten percent or greater interest is owned by the Companies, unless (1) the real property interests are acquired pursuant to a written agreement that was binding on March 26, 1998 and at all times thereafter or (2) the acquisition of such real property interests was described in a public announcement or in a filing with the SEC on or before March 26, 1998.

     Under the Reform Act, the properties acquired in the July 17, 1998 merger of the Corporation with La Quinta and acquired through the May 29, 1998 merger of the Corporation and Cobblestone generally are not subject to these anti-pairing rules. However, any property acquired by the Companies, La Quinta or Cobblestone after March 26, 1998, other than property acquired pursuant to a written agreement that was binding on March 26, 1998 or described in a public announcement or in a filing with the SEC on or before March 26, 1998, is subject to the anti-pairing rules. Moreover, under the Reform Act any otherwise grandfathered property will become subject to the anti-pairing rules if a lease or renewal with respect to such property is determined to exceed an arm's length rate. In addition, the Reform Act also provides that a property held by the Companies that is not subject to the anti-pairing rules will become subject to such rules in the event of an improvement placed in service after December 31, 1999 that changes the use of the property and the cost of which is greater than 200 percent of (A) the undepreciated cost of the property (prior to the improvement) or (B) in the case of property acquired where there is a substituted basis (e.g., the properties to be acquired from La Quinta and acquired from Cobblestone), the fair market value of the property on the date it was acquired by the Companies. There is an exception for improvements placed in service before January 1, 2004 pursuant to a binding contract in effect on December 31, 1999 and at all times thereafter. This restriction on property improvements applies to the properties acquired from La Quinta and Cobblestone, as well as all other properties owned by the Companies, and limits the ability of the Companies to improve or change the use of those properties after December 31, 1999.

     The restrictions on the activities of a grandfathered REIT provided in the Reform Act may in the future make it impractical or undesirable for the Companies to continue to maintain their paired share structure. Restructuring the operations of the Corporation and the Operating Company to comply with the rules provided by the Reform Act could cause the Companies to incur substantial tax liabilities, to recognize an impairment loss on their goodwill assets, or otherwise materially adversely affect the Companies and their ability to make distributions to shareholders and to pay amounts due on their indebtedness.

     In addition, the Company has in the past sought and may in the future seek to pursue acquisitions. The Companies believe that the tax treatment of their paired share structure prior to the Reform Act provided them with certain advantages in making acquisitions. The Reform Act therefore makes it more difficult for the Companies to make acquisitions in the future.



     Effects of Compliance with REIT Requirements

     Operating income derived from health care related facilities, hotels, golf courses or a racetrack does not constitute qualifying income under the REIT requirements. Accordingly, all of the Corporation's facilities have been leased to lessees, and the Corporation intends to continue to lease such facilities for as long as the Corporation owns such facilities. Similarly, the Corporation has leased the Race Track to a subsidiary of the Operating Company, and the Corporation intends to continue to lease the Race Track for so long as the Corporation owns the Race Track. In addition, the hotels acquired in the La Quinta Merger, as well as the golf courses acquired from Cobblestone, IRI and others, also will be leased to subsidiaries of the Operating Company. Rent derived from such leases will be qualifying income under the REIT requirements, provided several requirements are satisfied. Among other requirements, a lease may not have the effect of giving the Corporation a share of the net income of the lessee, and the amount of personal property leased under the lease must not exceed the 15% rent described above. The Corporation also may not provide services, other than customary services, except for a de minimis amount, to the lessee or their subtenants. In addition, the leases must also qualify as "true" leases for federal income tax purposes (as opposed to service contracts, joint ventures or other types of arrangements). There are, however, no controlling Treasury Regulations, published rulings, or judicial decisions that discuss whether leases similar to the Corporation's leases constitute "true" leases. Therefore, there can be no complete assurance that the IRS will not successfully assert a contrary position.


     Payments under a lease will not constitute qualifying income for purposes of the REIT requirements if the Corporation owns, directly or indirectly, 10% or more of the ownership interests in the relevant lessee. Constructive ownership rules apply, such that, for instance, the Corporation is deemed to own the assets of stockholders who own 10% or more in value of the stock of the Corporation. The by-laws of each of the Companies are therefore designed to prevent a stockholder of the Corporation from owning REIT stock or Operating Company stock that would cause the Corporation to own, actually or constructively, 10% or more of the ownership interests in a lessee (including the Operating Company). See "Description of Capital Stock -- Ownership Limitations and Restrictions on Transfer." However, because the relevant constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of Paired Shares, and because the by-law provisions referred to above may not be effective, no assurance can be given that such transfers or other events will not cause the Corporation to own constructively 10% or more of one or more lessees at some future date.


   Taxation of the Corporation

     As a REIT, the Corporation is subject to Federal corporate income tax on its taxable income, which is computed taking into account a deduction for dividends paid and certain other special rules. Thus, if the Corporation does not distribute all its net capital gains or distributes more than 95% but less than 100% of its other REIT income, the Corporation will be subject to Federal corporate income tax (including any applicable alternative minimum tax) on the undistributed portion of such income (in the case of capital gains taxes paid by the Corporation, each shareholder of the Corporation shall be entitled to a tax credit based on the amount of such taxes). Such undistributed income also may be subject to the 4% excise tax mentioned earlier. The Corporation expects to distribute all its income on a current basis so it will not incur any Federal income or excise tax (although it may incur some amount of state and local tax in jurisdiction whose tax laws do not conform to the Federal income tax treatment of REITs).

     In addition to the considerations discussed above, the REIT requirements will impose a number of other restrictions on the operations of the Corporation. For example, net income from sales of property sold to customers in the ordinary course of business (other than inventory acquired by reason of certain foreclosures) is subject to a 100% tax unless eligible for a certain safe harbor. Minimum distribution requirements also generally require the Corporation to distribute each year at least 95% of its taxable income for the year (excluding any net capital gain). In addition, certain asset tests limit the Corporation's ability to acquire non-real estate assets.


     Federal Income Taxation of Operating Company; Non-Controlled Subsidiaries As a "C" corporation under the Code, the Operating Company will be subject to U.S. federal income tax on its taxable income at corporate rates. Any income, net of taxes, will be available for retention in the Operating Company's business or for distribution to shareholders as dividends. However, there is no tax provision that requires the Operating Company to distribute any of its after-tax earnings and the Operating Company does not expect to pay cash dividends in the foreseeable future. As non-REIT subsidiaries, the corporate subsidiaries of the Corporation that are not controlled by it will also be subject to federal income tax in the same manner as the Operating Company.


   State and Local Taxation

     The Companies and their stockholders may be subject to state and local taxes in various jurisdictions, including those in which it or they transact business, own property, or reside. The state and local tax treatment of such entities or persons may not conform to the federal income tax consequences discussed above. Consequently, the Companies and their stockholders should consult their own tax advisers regarding the effect of state and local tax laws on the ownership of Paired Common Stock.


Federal Income Taxation of Paired Capital Stock

   Separate Taxation

     Notwithstanding that Paired Capital Stock may only be transferred as a unit, holders of Paired Capital Stock will be treated for U.S. federal income tax purposes as holding equal numbers of shares of Corporation Capital Stock and of Operating Capital Stock. The tax treatment of distributions to stockholders and of any gain or loss upon sale or other disposition of the Paired Capital Stock (as well as the amount of gain or loss) must therefore be determined separately with respect to each share of Corporation Capital Stock and each share of Operating Capital Stock contained within each share of Paired Capital Stock. The tax basis and holding period for each share of Corporation Capital Stock and each share of Operating Capital Stock also must be determined separately. Upon a taxable sale of a share of Paired Capital Stock, the amount realized should be allocated between the Corporation Capital Stock and the Operating Capital Stock based on their then relative values.

 Taxation of Taxable U.S. Stockholders

     As used herein, the term "U.S. Stockholder" means a holder of Paired Capital Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust and (v) is not an entity that has a special status under the Code (such as a tax-exempt organization or a dealer in securities).


     As long as the Corporation qualifies as a REIT, distributions made to the Corporation's taxable U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. Stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. For purposes of determining whether distributions on Corporation Capital Stock are out of earnings and profits, earnings and profits will be allocated first to any outstanding REIT Preferred Stock and then allocated to any outstanding REIT Common Stock. Distributions that are designated as capital gain dividends will be taxed as capital gains (to the extent they do not exceed the Corporation's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held his Corporation Capital Stock. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Corporation Capital Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's Corporation Capital Stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Corporation Capital Stock has been held for 12 months or less) assuming shares are a capital asset in the hands of the stockholder. In addition, any distribution declared by the Corporation in October, November or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Corporation and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by the Corporation during January of the following calendar year.

     Distributions on Operating Capital Stock from the Operating Company up to the amount of the Operating Company's current or accumulated earnings and profits (allocable first to any Operating Preferred Stock and then to any Operating Common Stock) will be taken into account by U.S. Stockholders as ordinary income and generally will be eligible for the dividends-received deduction for corporations (subject to certain limitations). Distributions in excess of the Operating Company's current and accumulated earnings and profits will not be taxable to a holder to the extent that they do not exceed the adjusted basis of the holder's Operating Capital Stock, but rather will reduce the adjusted basis of such Operating Capital Stock. To the extent that such distributions exceed the adjusted basis of a holder's Operating Capital Stock they will be included in income as long-term capital gain (or short-term capital gain if the Operating Capital Stock has been held for 12 months or less) assuming the shares are a capital asset in the hands of the stockholder.


     For taxable years beginning after December 31, 1997, the Corporation may elect to retain and pay income tax on net long-term capital gains recognized during the taxable year. If the Corporation so elects for a taxable year, its stockholders would include in income as capital gain their proportionate share of such of its long-term capital gains as the Corporation may designate. A stockholder would be deemed to have paid its share of the tax paid by the Corporation, which would be credited or refunded to the stockholder. The stockholders' basis in its shares of Corporation Capital Stock would be increased by the amount of undistributed capital gains (less the capital gains tax paid by the Corporation) included in the stockholder's capital gains. If the Corporation so elects for a taxable year beginning before January 1, 1998, no such credit or increase in basis is available to the Corporation's stockholders even though the stockholders would still include in income as capital gain their proportionate share of long-term capital gain designated by the Corporation.

     Taxable distributions from the Corporation or the Operating Company and gain or loss from the disposition of shares of Corporation Capital Stock and Operating Capital Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any passive activity losses (such as losses from certain types of limited partnerships in which the stockholder is a limited partner) against such income. In addition, taxable distributions from the Corporation or the Operating Company generally will be treated as investment income for purposes of the investment interest deduction limitations. Capital gain dividends, capital gains (other than short-term capital gains) from the disposition of Paired Capital Stock and actual or deemed distributions from either company treated as such, including capital gains (other than short-term capital gains) recognized on account of distributions in excess of a stockholder's basis or any deemed capital gain distributions to a Corporation stockholder on account of retained capital gains of the Corporation, will be treated as investment income for purposes of the investment interest deduction limitations only if and to the extent the stockholder so elects, in which case such capital gains will be taxed at ordinary income rates to the extent of the election. The Corporation and the Operating Company will notify stockholders after the close of their taxable years as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and (in the case of the Corporation) capital gain. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Corporation or of the Operating Company.



     The Taxpayer Relief Act of 1997 (the "Relief Act") and the Reform Act have altered the taxation of capital gain income. Under the Relief Act, as modified by the Reform Act, individuals, trusts and estates that hold certain investments for more than 12 months may be taxed at a maximum long-term capital gain rate of 20% on the sale or exchange of those investments. The Relief Act also provides a maximum rate of 25% for "unrecaptured section 1250 gain" for individuals, trusts and estates, special rules for "qualified 5-year gain," as well as other changes to prior law. The Relief Act allows the IRS to prescribe regulations on how the Relief Act's new capital gain rates will apply to sales of capital assets by (or interests in) "pass-thru entities," which include REITs such as the Corporation. To date regulations have not yet been prescribed. However, the IRS has issued a notice discussing the rates which will be prescribed under the Regulations.


     The notice provides that a REIT may designate (subject to certain limits) whether a capital gain dividend is taxable to U.S. Stockholders (other than corporations) as a 20 percent rate gain distribution (for capital gains recognized by the REIT with respect to capital assets held for more than 12 months or a Section 1250 gain distribution taxed at a 25 percent rate (for a portion of the gain, recognized by the REIT with respect to dispositions of certain real property held for more than 12 months, equal to the amount of all prior depreciation deductions not otherwise required to be taxed as ordinary depreciation recapture income). This designation will apply to distributed and undistributed capital gain dividends. Investors are urged to consult their own tax advisors with respect to the new rules contained in the Relief Act as modified by the Reform Act. No change was made to the capital gains rate or holding period for corporations under the Relief Act or Reform Act.



   Taxation of Stockholders on the Disposition of Paired Capital Stock

     In general, and assuming the taxpayer has the same holding period for the Corporation Capital Stock and the Operating Capital Stock, any gain or loss realized upon a taxable disposition of Paired Capital Stock by a stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Paired Capital Stock has been held for more than 12 months and otherwise as short-term capital gain or loss. In addition, any loss upon a sale or exchange of Corporation Capital Stock by a stockholder who has held such stock for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Corporation or undistributed capital gains required to be treated by such stockholder as long-term capital gain. However, the IRS has indicated in a recent notice that it is examining the proper tax treatment of a long-term capital loss upon a sale or exchange of corporation capital stock by a stockholder who has held the stock for less than six months. All or a portion of any loss realized upon a taxable disposition of Paired Capital Stock may be disallowed if other Paired Capital Stock is purchased within 30 days before or after the disposition.



   Information Reporting Requirements and Backup Withholding

     The Corporation and the Operating Company will each report to their U.S. Stockholders and the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide the Corporation and the Operating Company with his, her or its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Corporation and the Operating Company may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to the Corporation and the Operating Company.

     The Treasury Department recently issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


   Taxation of Tax-Exempt Stockholders

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. They are, however, subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, amounts distributed by the Corporation to Exempt Organizations generally should not constitute UBTI, nor should dividends paid by the Operating Company generally constitute UBTI. However, if an Exempt Organization finances its acquisition of Paired Capital Stock with debt, a portion of its income from the Corporation and the Operating Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from the Corporation and the Operating Company as UBTI.

     Investors are urged to consult their own tax advisors with respect to the appropriateness of an investment in the Securities offered hereby and with respect to the tax consequences arising under federal law and the laws of any state, municipality or other taxing jurisdiction, including tax consequences resulting from such investor's own tax characteristics. In particular, foreign investors should consult their own tax advisors concerning the tax consequences of an investment in the Corporation and Operating Company including the possibility of U.S. income tax withholding on distributions.

                             PLAN OF DISTRIBUTION


     The Companies, together or individually, may sell Securities in any of three ways: (i) through underwriting syndicates represented by one or more managing underwriters, or through one or more underwriters without a syndicate;
(ii) through agents designated from time to time; and (iii) directly to investors. Direct sales to investors may also be accomplished through subscription rights distributed to the Companies' shareholders on a pro rata basis, which may or may not be transferrable. In connection with any distribution of subscription rights to shareholders, if all of the underlying Securities are not subscribed for, the Company may sell the unsubscribed Securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed Securities to third parties. The names of any underwriters or agents of the Companies involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable commissions or discounts will be set forth in the Prospectus Supplement. The net proceeds to the Companies from such sale will also be set forth in the Prospectus Supplement.


     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Prospectus Supplement will describe the method of distribution of the Securities.

     In connection with the sale of Securities, underwriters or agents acting on the Companies' behalf may receive compensation from the Companies or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters under the Securities Act and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation will be described in the Prospectus Supplement.


     Agents and underwriters may be entitled under agreements entered into with the Companies to indemnification by the Companies against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with or perform services for the Companies in the ordinary course of business.


The Merrill Lynch Transaction

     This Prospectus also relates to the offer and sale from time to time of shares of Paired Common Stock by the Companies. Such shares represent the 8,500,000 shares of Paired Common Stock equal to the shares of Series A Stock purchased by MLI pursuant to the Purchase Agreement (the "Initial Shares") and Adjustment Shares described under "The Meditrust Companies--Recent Developments--The Merrill Lynch Transaction." Such Initial Shares and Adjustment Shares, if any, which may be offered and sold from time to time by the Companies will constitute Securities under this Prospectus.

     The Price Adjustment Agreement provides that MLI will sell, as directed by the Companies and on or before February 26, 1999, a specified number of shares of Paired Common Stock in a method specified in such Price Adjustment Agreement. In addition, MLI has the right to cause the sale of all or a portion of the Initial Shares in the event the market price of the Paired Common Stock declines below certain levels. Such sales may be effected from time to time through brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis on the NYSE, in the over-the-counter market, on any national securities exchange on which the shares of Paired Common Stock are listed or traded, in privately negotiated transactions through sales involving a distribution reinvestment plan of the Companies, through subscription rights distributed to the Companies' shareholders on a pro rata basis or otherwise, at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of any Initial Shares or Adjustment Shares, a Prospectus Supplement or Supplements will specify the number of shares of Paired Common Stock to be sold, the purchase price, the public offering price, the method of distribution, any underwriting discount and any applicable fee or commission or other compensation paid by the Companies to any brokers, dealers or underwriters, the names of each underwriter, agent or broker, if any, participating in such offering, any applicable purchase price, fee, commission or discount arrangement between or among them.

     The Merrill Lynch Parties will be underwriters under the Securities Act with respect to such sales.

                                 LEGAL MATTERS

     The validity of the Securities offered hereby will be passed upon for the Companies by Nutter, McClennen & Fish, LLP. In addition, Nutter, McClennen & Fish, LLP will pass upon certain Federal income tax matters relating to the Companies. The name of any legal counsel for any underwriter or agent will be set forth in the applicable Prospectus Supplement.


                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     Michael J. Bohnen, a partner in the law firm Nutter, McClennen & Fish, LLP, previously served as Secretary of the Operating Company. Paul R. Eklund, also a partner in the law firm Nutter, McClennen & Fish, LLP, previously served as Assistant Secretary of the Corporation. Nutter, McClennen & Fish, LLP, serves as counsel to the Companies, and has rendered a legal opinion with respect to the validity of the Securities being offered pursuant to this Prospectus and as to certain Federal income tax matters.



                                    EXPERTS


     The combined consolidated financial statements of the REIT and the Operating Company and the consolidated financial statements of the REIT as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, and the consolidated financial statements of the Operating Company as of December 31, 1997 and for the initial period ended December 31, 1997, incorporated herein by reference to the Companies' Joint Current Report on Form 8-K, event date February 26, 1998, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


     The combined balance sheets of La Quinta Inns, Inc. as of December 31, 1997 and 1996, and the related combined statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, incorporated herein by reference to the Companies' Joint Current Report on Form 8-K, event date March 31, 1998, have been audited by KPMG Peat Marwick LLP, independent auditors as set forth in their report thereon included therein and incorporated herein by reference and have been so incorporated herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Cobblestone Holdings, Inc. for each of the three years in the period ended September 30, 1997, incorporated herein by reference from Meditrust Corporation and Meditrust Operating Company's Joint Current Report on Form 8-K, dated May 13, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

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                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14. Other Expenses of Issuance and Distribution.


Item 15. Indemnification of Directors and Officers.

     As permitted by Section 102 of the General Corporation Law of Delaware (the "GCL"), both the REIT Charter and the Operating Company Charter eliminate personal liability of its respective directors to such company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to such company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability under
Section 174 of the GCL relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit.

     As permitted by Section 145 of the GCL, both the REIT's By-laws and the Operating Company's By-laws provide for indemnification of directors and officers (and permit the respective Boards of Directors to provide for indemnification of employees and agents) of such Registrant against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and other amounts paid in settlement) actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which any such person was or is a party or is threatened to be made a party, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of such Registrant and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of a Registrant, such a person may be indemnified only for expenses (including attorneys fees) and may not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the respective Registrant, unless and only to the extent the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses as such court may deem proper. In each case, indemnification of an officer or director shall be made only upon specific authorization of a majority of disinterested directors, by written opinion of independent legal counsel or by the stockholders, unless the officer, or director has been successful on the merits or otherwise in defense of any such action or suit, in which case he shall be indemnified without such authorization. Both the REIT's By-laws and the Operating Company's By-laws require such Registrant to pay the expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt by such Registrant of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification and permit such Registrant to advance such expenses to other employees and agents of such Registrant upon such terms and conditions as are specified by the respective Registrant's Board of Directors. The advancement of expenses, as well as indemnification, pursuant to each Registrant's Bylaws is not exclusive of any other rights which those seeking indemnification or advancement of expenses from such Registrant may have.

     Individual indemnification agreements (the "Indemnification Agreements") have been entered into by each of the REIT and the Operating Company with certain of its respective directors and officers. The Indemnification Agreements provide for indemnification to the fullest extent permitted by law and provide contractual assurance to directors and officers that indemnity and advancement of expenses will be available to them regardless of any amendment or revocation of such Registrant's Bylaws.

     Both the REIT's By-laws and the Operating Company's By-laws permit such Registrant to purchase and maintain insurance on behalf of any director, officer, employee or agent of such Registrant against liability asserted against him or her in any such capacity, whether or not such Registrant would have the power to indemnify him against such liability under the provisions of the Bylaws. Both the REIT and the Operating Company maintain liability insurance providing officers and directors with coverage with respect to certain liabilities.


Item 16. Exhibits

     The following is a list of exhibits filed as part of this Registration Statement (numbering corresponds to numbering in Item 601 of Regulation S-K).




 Exhibit No.                                               Description
-------------   -------------------------------------------------------------------------------------------------
  1.1           Form of Underwriting Agreement (incorporated by reference to Exhibit 1 to the Current Report on Form 8-K of Meditrust dated October 7, 1994).
  1.2           Form of Underwriting Agreement for Depositary Shares**
  2.1           Agreement and Plan of Merger, dated as of January 3, 1998, by and among La Quinta Inns,
                Inc., Meditrust Corporation and Meditrust Operating Company (incorporated by reference to
                Exhibit 10.1 to the Joint Current Report on Form 8-K for Meditrust Corporation and
                Meditrust Operating Company filed January 8, 1998).
  2.2           Shareholders Agreement, dated as of January 3, 1998, by and among Meditrust Corporation,
                Meditrust Operating Company, certain shareholders of LaQuinta Inns, Inc. and, solely for the purposes of Section 3.6 thereof, LaQuinta Inns, Inc. (incorporated by reference to
                Exhibit 10.2 to the Joint Current Report on Form 8-K for Meditrust Corporation and
                Meditrust Operating Company filed January 8, 1998).
  2.3           Agreement and Plan of Merger, dated as of January 11, 1998, by and among Cobblestone
                Holdings, Inc., Meditrust Corporation and Meditrust Operating Company (incorporated by reference to Exhibit 2 to the Joint Current Report on Form 8-K for Meditrust Corporation
                and Meditrust Operating Company filed January 16, 1998).
  2.4           Shareholders Agreement, dated as of January 11, 1998, by and among Meditrust Corporation,
                Meditrust Operating Company and certain shareholders of Cobblestone Holdings, Inc.
                (incorporated by reference to Exhibit 10 to the Joint Current Report on Form 8-K for
                Meditrust Corporation and Meditrust Operating Company filed January 16, 1998).
  2.5           First Amendment to Agreement and Plan of Merger, dated as of March 16, 1998, by and among
                Cobblestone Holdings, Inc., Meditrust Corporation and Meditrust Operating Company
                (incorporated by reference to Exhibit 2 to the Joint Current Report on Form 8-K for
                Meditrust Corporation and Meditrust Operating Company filed March 18, 1998).
  2.6           First Amendment to Shareholders Agreement, dated as of March 16, 1998, by and among Meditrust
                Corporation, Meditrust Operating Company and Certain Shareholders of Cobblestone Holdings,
                Inc. (incorporated by reference to Exhibit 10 to the Joint Current Report on Form 8-K for
                Meditrust Corporation and Meditrust Operating Company filed March 18, 1998).
  3.1           Certificate of Merger merging Meditrust with and into Santa Anita Realty Enterprises, Inc. filed with the Secretary of State of Delaware on November 5, 1997.**
  3.2           Certificate of Amendment of Certificate of Incorporation of Meditrust Corporation filed with the
                Secretary of State of Delaware on November  5, 1997.**
  3.3           Certificate of Merger merging Meditrust Acquisition Company with and into Santa Anita
                Operating Company filed with the Secretary of State of Delaware on November 5, 1997.**
  3.4           Certificate of Amendment of Certificate of Incorporation of Meditrust Operating Company filed with the Secretary of State of Delaware on November 5, 1997.**
  3.5           Restated Certificate of Incorporation of Meditrust Corporation (incorporated by reference to
                Exhibit 3.2 to Joint Registration Statement on Form S-4 of Meditrust Corporation and
                Meditrust Operating Company (File Nos. 333-47737 and 333-47737-01)).

 Exhibit No.                                               Description
-------------   -------------------------------------------------------------------------------------------------
  3.6           Amended and Restated By-Laws of Meditrust Corporation (incorporated by reference to
                Exhibit 3.5 to Joint Registration Statement on Form S-4 of Meditrust Corporation and
                Meditrust Operating Company (File Nos. 333-47737 and 333-47737-01)).
  3.7           Restated Certificate of Incorporation of Meditrust Operating Company (incorporated by reference to Exhibit 3.4 to Joint Registration Statement on Form S-4 of Meditrust
                Corporation and Meditrust Operating Company (File Nos. 333-47737 and 333-47737-01)).
  3.8           Amended and Restated By-Laws of Meditrust Operating Company (incorporated by reference to Exhibit 3.6 to Joint Registration Statement on Form S-4 of Meditrust Corporation and
                Meditrust Operating Company (File Nos. 333-47737 and 333-47737-01)).
  3.9           Certificate of Merger merging Cobblestone Holdings, Inc. with and into Meditrust Corporation filed with the Secretary of State of Delaware on May 29, 1998 (incorporated by reference to
                Exhibit 3.5 to Joint Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).
  3.10          Certificate of Designation for the 9% Series A Cumulative Redeemable Preferred Stock of
                Meditrust Corporation filed with the Secretary of State of Delaware on June 12, 1998
                (incorporated by reference to Joint Current Report on Form 8-K for Meditrust Corporation and
                Meditrust Operating Company, event date June 10, 1998).
  3.11          Certificate of Merger merging La Quinta Inns, Inc. with and into Meditrust Corporation filed with the Secretary of State of Delaware on July 17, 1998 (incorporated by reference to Exhibit
                3.7 to Joint Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).
  3.12          Certificate of Amendment of Restated Certificate of Incorporation of Meditrust Corporation filed with the Secretary of State of Delaware on July 17, 1998 (incorporated by reference to Exhibit
                3.8 to Joint Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).
  3.13          Certificate of Amendment of Restated Certificate of Incorporation of Meditrust Operating Company
                filed with the Secretary of State of Delaware on July 17, 1998 (incorporated by reference to
                Exhibit 3.9 to Joint Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).
  4.1           Pairing Agreement by and between Meditrust Corporation (formerly known as Santa Anita
                Realty Enterprises, Inc.) and Meditrust Operating Company (formerly known as Santa Anita
                Operating Company), dated as of December 20, 1979 (incorporated by reference to Exhibit 5 to Joint Registration Statement on Form 8-A of Santa Anita Operating Company filed
                February 5, 1980).
  4.2           First Amendment to Pairing Agreement, by and between Meditrust Corporation and Meditrust
                Operating Company, dated November 6, 1997 (incorporated by reference to Exhibit 4.4 to
                Joint Registration Statement on Form S-8 of Meditrust Corporation and Meditrust Operating
                Company filed November 7, 1997).
  4.3           Second Amendment to Pairing Agreement, by and between Meditrust Corporation and
                Meditrust Operating Company, dated as of February 6, 1998 (incorporated by reference to
                Exhibit 4.3 to Joint Registration Statement on Form S-4 of Meditrust Corporation and
                Meditrust Operating Company (File Nos. 333-47737 and 333-47737-01)).
  4.4           Rights Agreement, dated June 15, 1989, among Meditrust Corporation (formerly known as
                Santa Anita Realty Enterprises, Inc.), Meditrust Operating Company (formerly known as
                Santa Anita Operating Company), and Boston EquiServe, as Rights Agent (incorporated by reference to Exhibit 2.1 to Joint Registration Statement on Form 8-A of Santa Anita Realty
                Enterprises, Inc., filed June 19, 1989).
  4.5           Appointment of Boston EquiServe as Rights Agent, dated October 24, 1997 (incorporated by reference to Exhibit 4.6 to Joint Registration Statement on Form S-8 of Meditrust
                Corporation and Meditrust Operating Company, filed November 7, 1997).
  4.6           Form of Indenture**
  4.7           Form of Convertible Debenture*
  4.8           Form of Debt Security*

 Exhibit No.                                               Description
-------------   -------------------------------------------------------------------------------------------------
  4.9           Form of Warrant Agreement and form of Warrant Certificate*
  4.10          Certificate of Designation for Preferred Stock*
  4.11          Form of Certificate Evidencing Shares of Preferred Stock**
  4.12          Form of Deposit Agreement for Depositary Shares, including form of Depositary Receipt**
  4.13          Form of Certificate Evidencing Shares of Paired Common Stock**
    5           Opinion letter of Nutter, McClennen & Fish, LLP**
    8           Opinion letter of Nutter, McClennen & Fish, LLP regarding tax matters**
   12           Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed
                Charges and Preferred Stock Dividends**
  23.1          Consents of Nutter, McClennen & Fish, LLP (included in Exhibits 5 and 8)
  23.2          Consent of PricewaterhouseCoopers LLP
  23.3          Consent of KPMG Peat Marwick LLP
  23.4          Consent of Ernst & Young LLP
  24.1          Power of Attorney (Meditrust Corporation)**
  24.2          Power of Attorney (Meditrust Operating Company)**
  24.3          Power of Attorney for Gerald Tsai, Jr.**
  24.4          Power of Attorney, with respect to further post-efrective amendments to this registration statement (Meditrust Operating Company)
   25           Form T-1, Statement of Eligibility and Qualification**
  99.1          Purchase Agreement, dated February 26, 1998, by and among Merrill Lynch International,
                Meditrust Corporation and Meditrust Operating Company (incorporated by reference to
                Exhibit 4.32 to the Joint Registration Statement on Form S-4 of Meditrust Corporation and
                Meditrust Operating Company (File Nos. 333-47737 and 333-47737-01))
  99.2          Purchase Price Adjustment Mechanism Agreement, dated February 26, 1998, by and among
                Merrill Lynch International, Meditrust Corporation and Meditrust Operating Company,
                (incorporated by reference to Exhibit 4.33 to the Joint Registration Statement on Form S-4 of
                Meditrust Corporation and Meditrust Operating Company (File Nos. 333-47737 and 333-
                47737-01))
  99.3          Amendment Agreement, dated July 16, 1998, by and among Merrill Lynch International, Meditrust
                Corporation and Meditrust Operating Company (incorporated by reference to Exhibit 99.3 to Joint
                Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).
  99.4          Amendment Agreement, dated July 31, 1998, by and among Merrill Lynch International, Meditrust
                Corporation and Meditrust Operating Company (incorporated by reference to Exhibit 99.4 to Joint
                Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).
  99.5          Amendment Agreement, dated as of September 11, 1998, by and among Merrill Lynch International,
                Meditrust Corporation and Meditrust Operating Company.



------------
 * To be filed by amendment or incorporated by reference if necessary in connection with the offering of the Securities.

** Previously filed.



Item 17. Undertakings.

   (a) The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                       MEDITRUST CORPORATION SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Meditrust Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Joint Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Commonwealth of Massachusetts, as of September 29, 1998.



                                     MEDITRUST CORPORATION




                                     By:  /s/ David F. Benson
                                          -------------------------------------
                                          Name: David F. Benson
                                          Title: Director, President and
                                          Treasurer



Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Joint Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.





             Signature                                 Title                       Date
---------------------------------         -----------------------------------   --------------


---------------------------------         Chairman of the Board
        Thomas M. Taylor

               *
---------------------------------         Director, President and Treasurer     September 29, 1998
        David F. Benson                   (Principal Executive Officer)


---------------------------------         Director
        Nancy G. Brinker


---------------------------------         Director
         James P. Conn

               *                          Chief Financial Officer (Principal    September 29, 1998
---------------------------------         Financial and Accounting Officer)
        Laurie T. Gerber

               *
---------------------------------         Director                              September 29, 1998
        Donald J. Amaral


---------------------------------         Director
        John C. Cushman III

               *
---------------------------------         Director                              September 29, 1998
         Edward W. Brooke

               *
---------------------------------         Director                              September 29, 1998
       C. Gerald Goldsmith


---------------------------------         Director
        Stephen E. Merrill

               *
---------------------------------         Director                              September 29, 1998
        Thomas J. Magovern

               *
---------------------------------         Director                              September 29, 1998
         Gerald Tsai, Jr.


* By /s/ David F. Benson
     ---------------------------------
     David F. Benson, attorney-in-fact

                    MEDITRUST OPERATING COMPANY SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Meditrust Operating Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Joint Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Commonwealth of Massachusetts as of September 29, 1998.



                                          MEDITRUST OPERATING COMPANY



                                          By: /s/ William C. Baker
                                              ----------------------------------
                                              Name:  William C. Baker
                                              Title: Director, Interim President
                                                     and Interim Treasurer



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Joint Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.





                Signature                                   Title                        Date
-----------------------------------------   ------------------------------------   ----------------
      /s/ Thomas M. Taylor
---------------------------------
         Thomas M. Taylor                   Chairman of the Board                  September 29, 1998


       /s/ William C. Baker                 Director, Interim President
---------------------------------           and Interim Treasurer (Principal       September 29, 1998
         William C. Baker                   Executive, Financial and
                                            Accounting Officer)

        /s/ Donald J. Amaral
---------------------------------           Director                               September 29, 1998
          Donald J. Amaral


---------------------------------           Director                               September 29, 1998
          David F. Benson


        /s/ Nancy G. Brinker
---------------------------------           Director
          Nancy G. Brinker


       /s/ Edward W. Brooke
---------------------------------           Director                               September 29, 1998
          Edward W. Brooke


       /s/ William G. Byrnes
---------------------------------           Director
         William G. Byrnes


      /s/ C. Gerald Goldsmith
---------------------------------           Director                               September 29, 1998
        C. Gerald Goldsmith


      /s/ Stephen E. Merrill
---------------------------------           Director
        Stephen E. Merrill


      /s/ Thomas J. Magovern
---------------------------------           Director                               September 29, 1998
        Thomas J. Magovern


        /s/ Gerald Tsai, Jr.
---------------------------------           Director                               September 29, 1998
          Gerald Tsai, Jr.
